UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Ryerson Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials:

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ryerson 2026 Proxy Statement

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

Notice of Annual Stockholders’ Meeting

Thursday, April 30, 2026, 4:00 p.m. Central Daylight Time

Virtual Meeting via a live audio-only webcast at www.proxydocs.com/RYZ

March 18, 2026

To our Stockholders:

You are cordially invited to the 2026 annual meeting of stockholders of Ryerson Holding Corporation scheduled to be held on Thursday, April 30, 2026, at 4:00 p.m. Central Daylight Time via a live audio-only webcast at www.proxydocs.com/RYZ. There is no physical location for the 2026 annual meeting. At the meeting, we will consider:

•
The election of the three directors named in this Proxy Statement;
•
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026;
•
Approval of the Third Amended and Restated Ryerson Holding Corporation 2014 Omnibus Incentive Plan;
•
An amendment to our restated certificate of incorporation to provide for officer exculpation as permitted by Delaware Law;
•
The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote); and
•
Such other business as may properly come before the meeting.

Stockholders who owned shares of our stock at the close of business on March 13, 2026 can vote on these proposals.

Our 2026 annual meeting of stockholders will be a virtual meeting. In order to attend the annual meeting, you must register in advance at www.proxydocs.com/RYZ. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

Your vote is important regardless of the number of shares of stock you own. Whether you plan to attend or not, please review our proxy materials and request a proxy card to sign, date and return, or submit your voting instructions by telephone or through the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). Instructions for each type of voting are included in the Notice that you received and in this proxy statement. If you plan to attend the meeting and prefer to vote at that time, you may do so. If you hold your shares through a broker, bank, or other institution, please be sure to follow the voting instructions that you receive from the holder. The holder will not be able to vote your shares on any of the proposals except the ratification of the appointment of KPMG LLP unless you have provided voting instructions.

Mark S. Silver

Executive Vice President, Chief Legal & Risk Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 30, 2026: THIS PROXY STATEMENT AND THE

ANNUAL REPORT ARE AVAILABLE AT http://www.proxydocs.com/RYZ.

RYERSON HOLDING CORPORATION

RYERSON HOLDING CORPORATION

Table of Contents

RYERSON HOLDING CORPORATION	1	Other Policies	42
ANNUAL MEETING INFORMATION	2	AUDIT COMMITTEE REPORT – FINANCIAL STATEMENTS RECOMMENDATION	43
Who May Vote?	2
Who May Attend the Meeting?	2	COMPENSATION COMMITTEE	44
What Am I Voting On?	2	Committee Resources and Authority	45
How Do I Vote?	3	Compensation Committee Interlocks and Insider Participation	45
Stockholders of Record	3
Stockholders of Record Can Vote By:	3	COMPENSATION COMMITTEE REPORT	46
Stock Held in Street Name	3	DIRECTOR COMPENSATION	47
What If I Do Not Provide Voting Instructions?	4	Director Compensation Table	48
Can I Revoke or Change My Vote?	4	Fiscal 2026 Changes to the Director Compensation Program	48
Who Are the Proxies and What Do They Do?	4
Is My Vote Confidential?	4	EXECUTIVE OFFICERS	50
What Is the Quorum Requirement for the Annual Meeting?	4	Biographies	50
How Are Abstentions, Withheld Votes and Broker Non-Votes Treated?	5	EXECUTIVE COMPENSATION	52
		Compensation Discussion and Analysis	52
What Vote Is Required to Approve a Proposal?	5	Overview	52
Who Solicits Proxies and How Are They Paid?	5	Executive Transition	52
How Do You Determine Whether I Get One or More Paper Copies of the Proxy Materials?	5	Executive Compensation Philosophy	52
		Objectives	53
ITEMS YOU MAY VOTE ON	7	Principles	53
1. Election of Directors	7	Advisory Vote on Executive Compensation	53
2. Ratification of the Appointment of Independent Registered Public Accounting Firm	8	Determination of Compensation	53
		Use of Peer Groups for Compensation Matters	54
3. Approval of the Third Amended and Restated Ryerson Holding Corporation 2014 Omnibus Incentive Plan	10	Components of Compensation	55
		Relationship Among the Different Components of Compensation	55
4. Amendment to our Restated Certificate of Incorporation to Provide for Officer Exculpation as Permitted by Delaware Law	20
		Base Salary	56
		2025 Base Salaries	57
5. Non-Binding, Advisory Vote on the Compensation of Our Named Executive Officers	22	Annual Bonus	57
		2025 Annual Incentive Plan	58
6. Such Other Business as May Properly Come Before the Annual Meeting	22	Actual Payout under the 2025 AIP	59
		2025 AIP and Discretionary Bonuses	60
BOARD OF DIRECTORS	23	Long-Term Incentive Plan	60
Composition of the Board of Directors	23	2025 LTIP – Type of Equity Granted and Performance Metrics	61
Terms and Classes of Directors	23
Board Diversity	24	Restricted Stock Units	61
Director Skills & Experience	25	Performance Units	62
Biographies	27	PSU Performance Objectives	62
Nominees for Director	27	Determining PSUs Earned and Award Range	63
Continuing Directors	29
Meetings of the Board and Board Committees	33	PSU Grant Achievement	64
CORPORATE GOVERNANCE MATTERS	34	Nonqualified Stock Options	64
Board Leadership Structure	34	Named Executive Officer 2025 LTIP Awards	65
Director Independence	35	Retirement Benefits	65
BOARD OVERSIGHT OF RISK	36	Qualified Savings Plans	65
Enterprise Risk Management	36	Nonqualified Savings Plan	65
Committee Roles	37	Perquisites and Other Benefits	66
Internal Audit	37	Employment Agreements	66
Governance Guidelines and Committee Charters	37	Compensation Risk Management	66
Code of Ethics	38	Tax Considerations and Deductibility of Compensation	66
Board Education	38	Director & Executive Stock Ownership Guidelines	66
Board Self-Evaluation	38	Prohibition on Speculative Stock Transactions	67
Communications with the Board	38	Clawback Policy	67
BOARD COMMITTEES	39	Recommendation	67
EXECUTIVE COMMITTEE	39	COMPENSATION TABLES	68
TRANSACTION COMMITTEE	39	Summary Compensation Table	68
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	39	Grants of Plan-Based Awards	70
		Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards	71
Process for Selecting Directors	40
AUDIT COMMITTEE	40	Employment Agreements	71
Audit, Audit-related and Other Non-Audit Services	42	Outstanding Equity Awards at Fiscal Year-End	75
Pre-approval Policies	42	2025 Option Exercises and Stock Vested	77

RYERSON 2026 Proxy Statement | i

Nonqualified Savings Benefits	78	OTHER INFORMATION	90
Potential Payments Upon Termination or Change in Control	78	Stockholder Proposals and Director Nominations for the 2027 Annual Meeting	90
Pay Ratio	80	Stockholder Nominations for Directors	90
Pay Versus Performance	80	Ryerson’s Annual Report on Form 10-K	90
Compensation Actually Paid	83	APPENDIX A	A-1
Cumulative TSR vs Peer Group TSR:	84	Non-GAAP Financial Information for Compensation Discussion and Analysis	A-1
STOCK OWNERSHIP	85
Directors and Executive Officers	85	Reconciliation of Net income to Adjusted EBITDA, excluding LIFO and Managerial Controllable Free Cash Flow, non-GAAP measures	A-1
Ownership of More Than 5% of Ryerson Stock	86
Delinquent Section 16(a) Reports	87
RELATED PARTY TRANSACTIONS	88	APPENDIX B	B-1
Investor Rights Agreement	88	APPENDIX C	C-1
Policies and Procedures Regarding Transactions with Related Persons	89

RYERSON 2026 Proxy Statement | ii

Ryerson Holding Corporation

Joseph T. Ryerson & Son was founded in 1842 as a little iron shop in the city of Chicago. Today, over 180 years strong, Ryerson is a leading supplier and processor of industrial metals with approximately 150 interconnected metal locations in North America and China. This extensive network includes suppliers, warehouses, depots, and processing centers. Ryerson is dedicated to providing great customer experiences. Ryerson Holding Corporation (“Ryerson,” the “Company,” “we,” “us” or “our”) is furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our board of directors (the “Board”) for use at our 2026 annual meeting of stockholders, which will be held on Thursday, April 30, 2026, via a live audio-only webcast at www.proxydocs.com/RYZ. There is no physical location for the 2026 annual meeting. We will begin sending notice of the availability of these proxy materials on or about March 18, 2026. Our common stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol ‘RYZ’. The Company’s fiscal year ends on December 31 of each calendar year. Our corporate headquarters is located at 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, and our website address is www.ryerson.com. Please note that the information on our website is not, and shall not be deemed to be, a part of this proxy statement nor, by reference or otherwise (except to the extent we specifically incorporate it by reference), incorporated into any other filings we make with the Securities and Exchange Commission (“SEC”). As the context requires, “Ryerson,” the “Company,” “we,” “us” or “our” may also include the direct and indirect subsidiaries of Ryerson Holding Corporation.

RYERSON 2026 Proxy Statement | 1

Annual Meeting Information

Annual Meeting Information

This proxy statement contains information we must provide to you under the rules of the SEC and the NYSE in connection with the solicitation of proxies by our Board for the 2026 annual meeting of stockholders. It is designed to assist you in voting your shares of our stock.

Who May Vote?

You may vote if you were the holder of record of shares of our common stock at the close of business on March 13, 2026. You are entitled to one vote on each matter presented at the 2026 annual meeting of stockholders for each share of our stock you owned at that time. If you held stock at that time in “street name” through a broker, bank or other institution, you must either provide voting instructions to the holder or obtain a proxy, executed in your favor, from the holder to be able to vote those shares at the meeting.

Each share of Ryerson common stock is entitled to one vote. As of the close of business on March 13, 2026 (the record date for determining stockholders entitled to vote at the annual meeting), we had 31,850,903 shares of common stock outstanding and entitled to vote.

Who May Attend the Meeting?

You are entitled to attend our 2026 annual meeting if you were the holder of record of shares of our common stock at the close of business on March 13, 2026 or if you hold a valid proxy for the annual meeting.

This year’s annual meeting will be accessible through the Internet via a live audio-only webcast. You are invited to attend the annual meeting via audio-only webcast to vote on the proposals described in this proxy statement so long as you register to attend the annual meeting at www.proxydocs.com/RYZ. You will be asked to provide the control number located inside the shaded gray box on your notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card. After completion of your registration, further instructions, including a unique link to access the annual meeting of stockholders, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. This year’s stockholder question and answer session will include questions submitted in advance of the annual meeting. You may submit a question in advance of the meeting at www.proxydocs.com/RYZ after logging in with your Control Number.

What Am I Voting On?

You are voting on:

•
The election of the three directors named in this Proxy Statement;
•
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026;
•
Approval of the Third Amended and Restated Ryerson Holding Corporation 2014 Omnibus Incentive Plan (the “Ryerson LTIP Proposal”);
•
An amendment to our restated certificate of incorporation to provide for officer exculpation as permitted by Delaware Law;
•
The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote); and
•
Such other business as may properly come before the meeting.

RYERSON 2026 Proxy Statement | 2

Annual Meeting Information

How Do I Vote?

If your shares of stock are registered directly in your name, you are considered a stockholder of record and you will receive your Notice directly from us. Stockholders of record can vote in advance of our annual meeting by requesting a proxy card to sign, date and return or by submitting voting instructions by telephone or through the Internet. Please see the Notice you received or this proxy statement for specific instructions on how to cast your vote by any of these methods.

To vote during the annual meeting, you must do so through www.proxydocs.com/RYZ. To be admitted to the annual meeting and vote your shares, you must register and provide the Control Number as described in the Internet Availability Notice or Proxy Card. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

If you hold your shares of stock through a broker, bank or other institution, you are considered the beneficial owner of stock held in “street name” and you will receive your notice from your broker, bank or other institution.

Stockholders of Record

For stockholders of record, voting instructions submitted via mail, telephone or the Internet must be received by our independent tabulator, Mediant, by the closing of the polls at the annual meeting. Submitting your voting instructions prior to the annual meeting will not affect your right to vote in person should you decide to attend the meeting.

Stockholders of Record Can Vote By:

•
Requesting and returning a completed proxy card by mail to our independent tabulator, Mediant, by the closing of the polls at the annual meeting;
•
Submitting voting instructions via the internet or telephone by the closing of the polls at the annual meeting; or
•
Voting at the annual meeting after registering at www.proxydocs.com/RYZ by providing the Control Number as described in the Internet Availability Notice or Proxy Card.

Instructions and contact information for each of these voting options can be found in our Notice of Internet Availability of Proxy Materials.

The internet and telephone voting procedures available to you are designed to authenticate stockholders’ identities, to allow stockholders to submit voting instructions and to confirm that stockholders’ voting instructions have been recorded properly. We have been advised that the internet and telephone voting procedures are consistent with the requirements of applicable law. Stockholders voting via the internet or telephone should understand that there may be costs associated with voting in this manner, such as usage charges from internet access providers and telephone companies, which must be borne by the stockholder.

Stock Held in Street Name

If you hold your stock in street name, you can vote by submitting a voting instruction card to your broker, bank or other institution that sent your Notice to you in accordance with their procedures. Please note that if you hold your stock in street name, the broker, bank or other institution that holds the stock will not be able to vote your shares on any proposal other than the ratification of the appointment of KPMG LLP unless you have provided voting instructions. If you hold your stock in street name and wish to vote at the meeting, you must obtain a proxy, executed in your favor, from the holder of record of the stock as of the record date.

RYERSON 2026 Proxy Statement | 3

Annual Meeting Information

What If I Do Not Provide Voting Instructions?

If you submit a valid proxy card, or validly submit voting instructions via the telephone or internet, but you do not indicate your vote, your shares of stock will be voted FOR:

•
The election of the three directors named in this Proxy Statement.
•
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.
•
The Ryerson LTIP Proposal.
•
The amendment to our restated certificate of incorporation to provide for officer exculpation as permitted by Delaware Law.
•
The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote).

You also give the proxies discretionary authority to vote on any other business that may properly be presented at the annual meeting.

Can I Revoke or Change My Vote?

If you are a stockholder of record, you may revoke or change your proxy and voting instructions at any time prior to the vote at the annual meeting. To do so:

•
Submit a new proxy card or voting instructions to the independent tabulator, Mediant, by mail, telephone or through the Internet by the closing of the polls at the annual meeting; or
•
Attend the annual meeting and submit an electronic ballot.

If you hold your stock in street name, you may revoke or change your proxy instructions prior to the vote at the annual meeting by submitting new voting instructions to your broker, bank or other institution in accordance with their procedures.

Who Are the Proxies and What Do They Do?

When you vote in advance of the annual meeting, you appoint Mr. Mark S. Silver, our Executive Vice President, Chief Legal & Risk Officer, and Ms. Camilla R. Merrick, our Corporate Secretary, as proxies, each with the power to appoint a substitute. You direct them to vote all of the shares of stock you held on the record date at the annual meeting and at any adjournment or postponement of that meeting. If you submit a valid proxy card or validly submit voting instructions via the telephone or internet, and you do not subsequently revoke your proxy or vote, the individuals named on the card as your proxies will vote your shares of stock in accordance with your instructions. If you submit a valid proxy card or voting instructions but you do not indicate your vote, your shares of stock will be voted as described above under “What If I Do Not Provide Voting Instructions?” on this page.

Is My Vote Confidential?

We have a confidential voting policy. Stockholders’ votes will not be disclosed to us other than in limited situations. The independent tabulator will collect, tabulate and retain all proxies and will forward any comments written on the proxy cards or otherwise received by the independent tabulator to management. Our confidential voting policy will not apply in the event of a contested solicitation.

What Is the Quorum Requirement for the Annual Meeting?

A quorum is necessary to hold a valid meeting. A quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

RYERSON 2026 Proxy Statement | 4

Annual Meeting Information

How Are Abstentions, Withheld Votes and Broker Non-Votes Treated?

The election inspector will treat abstentions, withholds and “broker non-votes” as shares of stock that are present and entitled to vote for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker holding stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers will have discretionary voting power with respect to proposal Two (the ratification of the appointment of KPMG LLP), but not with respect to any other proposal. With respect to Proposal One, abstentions do not count as votes cast either for or against the proposal. With respect to Proposals Two, Three, Four and Five, abstentions will have the same effect as a vote cast against the proposals. Broker non-votes will have the same effect as a vote cast against Proposal Four, and will not count as votes cast either for or against any of the other proposals. Withheld votes will not count as votes cast either for or against any of the proposals.

What Vote Is Required to Approve a Proposal?

Proposal One: The director nominees who receive the most “for” votes are elected to the board until all board seats are filled. In an uncontested election, where the number of nominees and available board seats are equal, every nominee is elected upon receiving just one “for” vote.

Proposal Two: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026 will be approved if holders of a majority of the stock present in person at the meeting or represented by proxy and entitled to vote thereon, vote in favor of the proposal, assuming a quorum is present.

Proposal Three: The approval of the Third Amended and Restated Ryerson Holding Corporation 2014 Omnibus Incentive Plan will be approved if holders of a majority of the stock present in person at the meeting or represented by proxy and entitled to vote thereon vote in favor of the proposal, assuming a quorum is present.

Proposal Four: The amendment to our restated certificate of incorporation to provide for officer exculpation as permitted by Delaware Law requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Proposal Five: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote) will be approved if holders of a majority of the stock present in person at the meeting or represented by proxy and entitled to vote thereon vote in favor of the proposal, assuming a quorum is present.

Who Solicits Proxies and How Are They Paid?

The proxy accompanying this proxy statement is solicited on behalf of our Board for use at the annual meeting and Ryerson pays the expenses of soliciting the proxies. In addition to this solicitation by mail, our directors, officers and other employees may contact you by personal interview, telephone, electronic mail, facsimile, internet or otherwise to obtain your proxy. These persons will not receive any additional compensation for these activities. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of stock. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding solicitation material. We have not retained the services of a proxy solicitor.

How Do You Determine Whether I Get One or More Paper Copies of the Proxy Materials?

To reduce the costs of printing and distributing proxy materials we are taking advantage of the SEC rule that allows companies to furnish their proxy materials over the internet. As a result, we send many stockholders a notice regarding the internet availability of the proxy materials instead of a paper copy of our proxy materials. This notice explains how you can access the proxy materials over the internet, and also describes how to request to receive a paper copy of the proxy materials. If you have requested paper copies of the proxy materials, you may have received one copy of our proxy statement, annual report or Notice for multiple stockholders in your household. This is because we and some brokers,

RYERSON 2026 Proxy Statement | 5

Annual Meeting Information

banks and other record holders participate in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials and deliver only one copy to stockholders at one address unless we or they receive other instructions from you.

If these materials were delivered to an address that you share with another stockholder, we will promptly deliver a separate copy if you make a written or verbal request to Ryerson Holding Corporation, Investor Relations, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, email: investorinfo@ryerson.com, or telephone: 312-292-5130.

If you are receiving multiple copies and would like to receive only one copy for your household, you may make such request as follows:

•
If you are a stockholder of record, by contacting Ryerson Holding Corporation, c/o Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903, or call Mediant at: 1-866-648-8133; and
•
If you are a beneficial owner of stock, by contacting your broker, bank or other holder of record.

The Company’s proxy materials are also available at ir.ryerson.com.

RYERSON 2026 Proxy Statement | 6

Items You May Vote on

Items You May Vote on

1.
Election of Directors

Our Board presently consists of eleven directors, eight of whom our Board has determined to be independent under the NYSE Listed Company Manual and other NYSE rules and requirements (together, “NYSE rules”).

The Board is divided into three separate classes, with one class being elected each year to serve a staggered three-year term. The terms of the Class III Directors expire at the 2026 annual meeting, and three directors will be elected at the annual meeting to serve as Class III Directors for a three-year term expiring at the 2029 annual meeting or until their successors are duly elected and qualified. We believe that our staggered board structure provides several advantages including promoting director participation and independence, as well as promoting board stability, continuity and institutional knowledge. We also believe this structure provides our Board with the ability to focus on the long-term strategies and objectives of the Company.

For the 2026 annual meeting, the Board has proposed the following director nominees for election: Jacob Kotzubei, Edward J. Lehner and Philip E. Norment. One of our current directors, Mr. Calhoun, has not been nominated for re-election to the Board, and will cease to serve as director immediately following the conclusion of the meeting.

Detailed information on each director nominee and continuing director is provided below under “Biographies” on page 27. If you submit valid voting instructions, the proxies will vote your shares of stock for the election of each of the nominees, unless you indicate that you wish to withhold your vote on a nominee. If at the time of the annual meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board, either vote for the substitute nominee or nominees that the Board recommends, or the Board may reduce the number of directors to be elected at the meeting. The Board has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

Vote Required

Under our Bylaws, our directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. With plurality voting, the nominees who receive the most “for” votes are elected to the board until all board seats are filled. In an uncontested election, where the number of nominees and available board seats are equal, every nominee is elected upon receiving just one “for” vote.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” the election of JABOB KOTZUBEI, EDWARD J. LEHNER AND PHILIP E. NORMENT to serve as directors of the Company.

RYERSON 2026 Proxy Statement | 7

Items You May Vote on

2.
Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has selected KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for 2026.

Representatives of KPMG will be present at the annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

The Audit Committee is responsible for recommending, for stockholder approval, our independent registered public accounting firm. Should stockholders fail to approve the ratification of the appointment of KPMG, the Audit Committee would undertake the task of reviewing the appointment. Nevertheless, given the difficulty and expense of changing independent accountants mid-way through the year, there is no assurance that a firm other than KPMG could be secured to deliver any or all of the Company’s independent auditing services required in 2026. The Audit Committee, however, would take the lack of stockholder approval into account when recommending an independent registered public accounting firm for 2027.

The following table sets forward the various fees for services provided by KPMG and EY, our former independent registered public accounting firm, for 2025 and 2024. The Audit Committee pre-approved all of these services. For additional information, see the description of the pre-approval policies and procedures of the Audit Committee under “Pre-approval Policies,” below on page 42.

Annual Fees for 2025 and 2024

	Amounts

Description	2025	2024

Audit Fees(1)	$1,769,880	$3,055,440

Tax Fees(2)	4,463	40,825

Other Fees(3)	110,500	7,848

Total	$1,884,843	$3,104,113

(1)
Audit fees related to professional services rendered in conjunction with the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our quarterly financial statements, comfort letters, consents, the audit of our statutory filings, and other services pertaining to SEC matters.
(2)
Tax fees related to professional services performed by the independent auditor’s tax personnel and not included in audit fees or audit related fees, such as services related to tax audits, tax compliance, and tax consulting and planning services. Tax fees are primarily related to tax consulting on state tax matters and intercompany debt matters.
(3)
For 2025, other fees related to an S-4 filing. For 2024, other fees related to the subscription of the audit firm’s online research tool.

KPMG’s full-time, permanent employees conducted a majority of the audit of the Company’s 2025 financial statements.

Recent Changes in Independent Registered Public Accounting Firm

DISMISSAL OF ERNST & YOUNG LLP

As previously disclosed in our report on Form 8-K filed with the SEC on December 6, 2024, the Audit Committee approved the dismissal of EY as the Company’s independent registered public accounting firm on December 3, 2024, upon the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2024 and the effectiveness of internal control over financial reporting as of December 31, 2024, and the issuance of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024. EY had been the Company’s auditors since 2006. The audit reports of EY on the Company’s consolidated financial statements for fiscal year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s subsequent interim period

RYERSON 2026 Proxy Statement | 8

Items You May Vote on

through December 3, 2024, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the matter in their reports, on the financial statements for such years; and, (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

APPOINTMENT OF KPMG LLP

As previously disclosed in our report on Form 8-K filed with the SEC on December 6, 2024, with the Audit Committee’s approval, the Company appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, on December 3, 2024, During the Company’s two most recent fiscal years ended December 31, 2025 and December 31, 2024, and during the subsequent interim period through December 3, 2024, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon at the 2026 annual meeting, assuming that a quorum is present.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for 2026.

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3.
Approval of the Third Amended and Restated Ryerson Holding Corporation 2014 Omnibus Incentive Plan

Overview of Ryerson LTIP Proposal

Our 2014 Omnibus Incentive Plan, or 2014 Plan, was originally adopted by our Board on August 6, 2014, and subsequently amended and restated as adopted by our Board on each of February 21, 2019 and February 16, 2023, in each instance, subject to approval by our stockholders, which was obtained on April 24, 2019 and April 26, 2023, respectively, and further amended on February 13, 2026. We refer to the current plan as the Second Amended and Restated 2014 Plan. On March 13, 2026, our Board approved the further amendment and restatement of the Second Amended and Restated 2014 Plan, which we refer to as the Third Amended and Restated 2014 Plan, subject to approval by our stockholders at the 2026 annual meeting. The Second Amended and Restated 2014 Plan has been an important factor in attracting, retaining, motivating, and rewarding certain employees, officers, directors and consultants by closely aligning the interests of such individuals with those of our stockholders. We are asking our stockholders to approve the Third Amended and Restated 2014 Plan at the 2026 annual meeting, that would:

•
increase the number of shares of common stock reserved for issuance by 1,500,000 shares, subject to adjustment as provided in the plan, and an equivalent increase to the number of shares of common stock available for grant pursuant to incentive stock options; and
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extend the expiration date of the plan to April 30, 2036, the day immediately before the tenth (10th) anniversary of the date on which the Board approved the Third Amended and Restated 2014 Plan.

We believe that increasing the share reserve under the Second Amended and Restated 2014 Plan and extending the expiration date to facilitate continued use of the Second Amended and Restated 2014 Plan will allow us to further the purpose of the plan and our compensation philosophy. In determining an appropriate increase to the number of shares authorized share reserve under our plan, our Board considered multiple factors, including our grant history and our current expectation with regard to future awards, and the significance of having sufficient shares available for grants to both attract and retain valuable employees and aligning the interests of our key employees with the interests of our stockholders.

If our stockholders approve this Ryerson LTIP Proposal, the Third Amended and Restated 2014 Plan will become effective as of the date of stockholder approval. If our stockholders do not approve this Ryerson LTIP Proposal, the Third Amended and Restated 2014 Plan described in this Ryerson LTIP Proposal will not take effect and our current Second Amended and Restated 2014 Plan will continue to be administered in its current form. Further, if stockholders do not approve this Ryerson LTIP Proposal, our ability to attract, reward and retain valuable employees will be restricted as we would not have a sufficient number of shares of common stock to make future equity grants.

Rationale for Approving the Third Amended and Restated 2014 Plan

Our Board believes that approval of the Third Amended and Restated 2014 Plan is essential to our continued success. A total of 5,494,000 shares of common stock were reserved and available for issuance under the Second Amended and Restated 2014 Plan from the time of its original adoption in 2014, of which 853,536 shares remained available for issuance as of February 28, 2026. In addition, in connection with the transactions pursuant to which Olympic Steel, Inc., an Ohio corporation, or Olympic Steel, became a wholly owned subsidiary of the Company, and subject to the terms and conditions of, an exception under Rule 303A.08 of the New York Stock Exchange Listed Company Manual, 375,559 shares of common stock were made available for use under the Second Amended and Restated 2014 Plan, which reflected the remaining number of shares of common stock, without par value, of Olympic Steel that were available for issuance as of immediately prior to the Merger under the Olympic Steel, Inc. Third Amended and Restated 2007 Omnibus Incentive Plan, the “Olympic Steel Plan”, a pre-existing shareholder approved plan of Olympic Steel (after appropriate adjustment of the number of shares to reflect the Merger). With respect to the shares added to the plan from the Olympic Steel Plan, (i) the period during which such shares are available for awards will not be extended beyond April 29, 2026, the period during which they would have been available under the Olympic Steel Plan, absent the Merger and (ii) such awards may not be granted to individuals who were employed by the Company or its subsidiaries at the time the Merger was consummated.

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If the Third Amended and Restated 2014 Plan is approved, an additional 1,500,000 shares of common stock will be reserved and available for issuance, which, as of February 28, 2026, represents approximately 2.9% of our outstanding shares of common stock on a fully diluted basis (excluding the 375,559 shares available under the Olympic Steel Plan through April 29, 2026). Based on a review of our historical practices, our Board estimated that the currently proposed share reserve increase will enable us to make expected equity award grants to directors, employees and other service providers until March 31, 2029. Our Board believes that increasing the available reserve and extending the termination date of the Third Amended and Restated 2014 Plan is critical in enabling us to continue offering effective equity compensation to our directors, employees and service providers, allowing us to continue to take advantage of the critical motivation and retention benefits that equity compensation provides as we continue to compete for talent. Further, our Board believes that equity compensation of the type available for grant under the Third Amended and Restated 2014 Plan, a stock-based incentive plan, furthers our goal of creating long-term value for our stockholders by fostering an ownership culture that encourages a focus on long-term performance, retention, and stockholder value-creation, and exposes participants to economic diminishment if our share performance lags. Failure to approve the Third Amended and Restated 2014 Plan would negatively affect our ability to adequately recruit, incentivize and retain talent.

Alignment of the Third Amended and Restated 2014 Plan with the Interests of the Company and our Stockholders

Our Board believes that using long-term incentive compensation, including equity compensation, to retain and motivate our key employees is critical to the achievement of our long-term goals and it considered the following factors, among other things, when adopting the Third Amended and Restated 2014 Plan:

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our belief that the Third Amended and Restated 2014 Plan will serve a critical role in attracting, retaining and motivating high caliber employees, officers, directors and other service providers essential to our success and in motivating these individuals to enhance our growth and profitability;
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our belief that share ownership by employees provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our stockholders; and
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our belief that equity compensation, by its very nature, is performance-based compensation, and that the Third Amended and Restated 2014 Plan reflects our pay-for-performance philosophy and motivates our employees to enhance our growth and profitability.

Key Features of the Third Amended and Restated 2014 Plan

The Third Amended and Restated 2014 Plan and our related governance practices and policies include many features that are designed to protect stockholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the Third Amended and Restated 2014 Plan” below. The summaries in this Ryerson LTIP Proposal do not provide a complete description of all the provisions of the Third Amended and Restated 2014 Plan and are qualified in their entirety by reference to the full text of the Third Amended and Restated 2014 Plan, which is attached to this proxy statement as Appendix B.

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Fixed Reserve of Shares. The number of shares of common stock available for grant under the Third Amended and Restated 2014 Plan is fixed and will not automatically increase because of an “evergreen” feature; meaning stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation program.
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No Repricing. The Third Amended and Restated 2014 Plan prohibits the repricing of awards without stockholder approval.
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No Liberal Definition of “Change in Control.” The change in control definition contained in the Third Amended and Restated 2014 Plan is not a “liberal” definition that would be triggered on stockholder approval of a transaction.
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Limitation on Term of Stock Options and Stock Appreciation Rights. The maximum term of a stock option or stock appreciation right under the Third Amended and Restated 2014 Plan is ten (10) years.
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Dividends or Dividend Equivalents on Unearned Awards. Generally, any cash dividends and share dividends paid on shares of time-vesting restricted stock will be withheld by the Company and will be subject to vesting and forfeiture to the same degree as the shares of restricted stock to which such dividends relate. No

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dividends or dividend equivalents shall be paid on performance-vesting restricted stock units, stock options or stock appreciation rights.
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Clawback. Awards granted under the Third Amended and Restated 2014 Plan will be subject to the Company’s Policy for the Recovery of Erroneously Awarded Compensation and/or other recoupment policies in effect or as otherwise required by applicable law.
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Limitation on Amendments. Amendments to the Third Amended and Restated 2014 Plan must be approved by our stockholders if stockholder approval is required by applicable law or the applicable rules of the national securities exchange on which our shares are principally listed or if the amendment would diminish the prohibitions on repricing stock options or stock appreciation rights.
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No Automatic Grants. The Third Amended and Restated 2014 Plan does not provide for automatic grants to any participant.
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No Tax Gross-Ups. The Third Amended and Restated 2014 Plan does not provide for any tax gross-ups.

Key Data

The following table includes information regarding our outstanding awards and shares of common stock as of February 28, 2026 available for future awards under the Third Amended and Restated 2014 Plan:

Third Amended and Restated 2014 Plan
Total shares of common stock underlying outstanding stock options	81,300
Total unvested shares of restricted stock outstanding	-
Total unvested restricted stock units outstanding(1)	2,060,473
Shares of common stock available for future issuances	853,536

(1) Includes performance- and time-vested restricted stock units. Shares subject to restricted stock units are not included in our outstanding common stock until vested. Performance-vested restricted stock units are assumed to vest at the maximum potential payout.

The Compensation Committee carefully monitors our annual burn rate and total dilution by granting stock-based awards that it believes is necessary to attract, reward and retain key employees, officers and other service providers. Burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock incentive plan. Over the last three years, we have maintained an average burn rate of 1.69% of common stock outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation. This table shows our burn rate and dilution percentages over the past three years, and for 2025 includes a one-time special grant to our CEO as further disclosed on page 61 under "2025 LTIP - Type of Equity Granted and Performance Metrics":

Key Equity Metrics	2023	2024	2025
Burn Rate(1)	1.36%	1.51%	2.21%
Dilution(2)	2.84%	3.57%	3.52%

(1)
Burn rate is calculated by dividing the number of shares of common stock subject to equity awards granted during the fiscal year by the weighted average number of shares of common stock outstanding during the fiscal year.
(2)
Dilution is calculated by dividing the number of shares of common stock subject to equity awards outstanding at the end of the fiscal year by the number of shares of common stock outstanding at the end of the fiscal year.

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Summary of the Third Amended and Restated 2014 Plan

The following is a summary of certain material features of the Third Amended and Restated 2014 Plan.

Purpose. The purpose of the Third Amended and Restated 2014 Plan is to give us the ability to attract, retain, motivate and reward certain officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and/or consultants can acquire and maintain ownership of our common stock or be paid incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and that of our affiliates and promoting an identity of interest between our stockholders and these persons and encouraging such eligible persons to expend maximum effort in the creation of stockholder value. As of February 28, 2026, approximately 310 employees (including six (6) executive officers) and five (5) non-employee directors are eligible to participate in the Third Amended and Restated 2014 Plan.

The following summary is not a complete description of all provisions of, and is qualified in its entirety by reference to, the Third Amended and Restated 2014 Plan, the final version of which is attached to this proxy statement as Appendix B.

Plan Administration. The Third Amended and Restated 2014 Plan will be administered by our Compensation Committee. Our Compensation Committee will have the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the Third Amended and Restated 2014 Plan. Our Compensation Committee may delegate certain aspects of its authority as it deems appropriate, pursuant to the terms of the Third Amended and Restated 2014 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Exchange Act, must be expressly approved by the Compensation Committee. Our Compensation Committee’s actions will be final, conclusive and binding.

Authorized Stock. A total of 5,495,000 shares of common stock were reserved and available for issuance under the Second Amended and Restated 2014 Plan (since its initial adoption in 2014), of which 853,536 shares remained available for issuance, as of February 28, 2026. If approved by stockholders, 1,500,000 additional shares would be made available for grant under the Third Amended and Restated 2014 Plan, subject to adjustment in accordance with the terms of the Third Amended and Restated 2014 Plan. The number of shares of common stock reserved and available for issuance under the Third Amended and Restated 2014 Plan is subject to adjustment, as described below. The maximum number of shares of common stock that may be issued in respect of incentive stock options will also be increased by 1,500,000 shares. In connection with the consummation of the merger with Olympic Steel, and in reliance on NYSE Listed Company Manual Section 303A.08, a total of 375,559 shares were made available in the Third Amended and Restated 2014 Plan from Olympic Steel’s Amended and Restated 2007 Omnibus Incentive Plan. Such shares added from the Olympic Steel Plan will no longer be available for awards following April 29, 2026 and awards issued and awards utilizing such shares may not be granted to individuals who were employed by the Company or its subsidiaries at the time the Merger was consummated.

Common stock issued under the Third Amended and Restated 2014 Plan may consist of authorized but unissued stock or previously issued common stock. Common stock underlying awards that are settled in cash, expire or are canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the Third Amended and Restated 2014 Plan. Common stock withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will again become available for issuance under the Third Amended and Restated 2014 Plan.

To the extent permitted by NYSE Listed Company Manual Section 303A.08 or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by us or with which we combine has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Third Amended and Restated 2014 Plan and will not reduce the number of shares of common stock reserved and available for delivery in connection with awards under the Third Amended and Restated 2014 Plan; provided that awards using such available shares shall not be made after the date awards could have been made under

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the terms of such pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employed by us or any of our subsidiaries immediately prior to such acquisition or combination.

Individual Limits. The maximum number of shares of common stock that may be subject to awards granted to any non-employee director in any one calendar year may not exceed 20,000.

Types of Awards. The types of awards that may be available under the Third Amended and Restated 2014 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by our Compensation Committee in its sole discretion, subject to certain limitations provided in the Third Amended and Restated 2014 Plan. Each award granted under the Third Amended and Restated 2014 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Non-qualified Stock Options. A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of our common stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our Compensation Committee on the grant date. The term of a non-qualified stock option will be set by our Compensation Committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check, (ii) by delivery of stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by our Compensation Committee. The Third Amended and Restated 2014 Plan also provides that participants terminated for “cause” (as such term is defined in the Third Amended and Restated 2014 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock options expire sooner. The Third Amended and Restated 2014 Plan authorizes our Compensation Committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.

Incentive Stock Options. An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% stockholder) of a share of common stock on the grant date and a term of no more than 10 years (or 5 years with respect to a 10% stockholder). The aggregate fair market value, determined at the time of grant, of our common stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The Third Amended and Restated 2014 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The Third Amended and Restated 2014 Plan authorizes our Compensation Committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion.

Stock Appreciation Rights. A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the base price of the stock appreciation right that is set by our Compensation Committee on the grant date, multiplied by the number of shares of common stock subject to the stock appreciation right. The term of a stock appreciation right will be set by our Compensation Committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our Compensation Committee. The Third Amended and Restated 2014 Plan provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation rights expire sooner. The Third Amended and Restated 2014

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Plan authorizes our Compensation Committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.

Restricted Stock. A restricted stock award is an award of restricted common stock that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by our Compensation Committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted common stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a stockholder as to the restricted common stock, including the right to vote such common stock, provided, that any cash or stock dividends with respect to the restricted common stock will be withheld by us and will be subject to forfeiture to the same degree as the restricted common stock to which such dividends relate. Except as otherwise provided by our Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the lesser of (A) the original purchase price paid for the restricted stock (as adjusted for any subsequent changes in the outstanding common stock, or in the capital structure of the Company) less any dividends or other distributions or bonus received or to be received by the participant in respect of such restricted stock prior to the date of repurchase and (B) the fair market value of the common stock on the date of such repurchase, provided that, if the original purchase price paid for the restricted stock is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.

Restricted Stock Units. A restricted stock unit is an unfunded and unsecured obligation to issue common stock (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our Compensation Committee and will vest and be settled at such times in cash, common stock, or other specified property, as determined by our Compensation Committee. Participants have no rights of a stockholder as to the restricted stock units, including no voting rights or, unless otherwise provided in the applicable award agreement, rights to dividends (or dividend equivalents), until the underlying common stock is issued or becomes payable to the participant. Except as otherwise provided by our Compensation Committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

Other Stock-Based Compensation. Under the Third Amended and Restated 2014 Plan, our Compensation Committee may grant other types of equity-based awards subject to such terms and conditions that our Compensation Committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.

Adjustments. The aggregate number of shares of common stock reserved and available for issuance under the Third Amended and Restated 2014 Plan, the individual limitations, the number of shares of common stock covered by each outstanding award, and the price per share of common stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our Compensation Committee in its sole discretion, as to the number, price, or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our common stock or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the Compensation Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the Third Amended and Restated 2014 Plan.

Corporate Events. In the event of a merger, amalgamation, or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our common stock receive securities of another corporation or other property or cash, a “change in control” (as defined in the Amended and Restated 2014 Plan), or a reorganization, or liquidation of us, our Compensation Committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding vested awards and cancel all unvested awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. The Compensation Committee is not required to take the same action or actions with respect to all

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awards or with respect to all participants. If the vesting of any awards subject to the achievement of performance criteria are accelerated in connection with one of the events listed above, the performance awards will be deemed earned at the target level (or if no target is specified, the maximum level).

Transferability. Awards under the Third Amended and Restated 2014 Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by our Compensation Committee.

Amendment. Our Board or our Compensation Committee may amend the Third Amended and Restated 2014 Plan or outstanding awards at any time. Our stockholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our common stock is traded. No amendment to the Third Amended and Restated 2014 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.

Termination. If approved by our stockholders, the Third Amended and Restated 2014 Plan will terminate on April 30, 2036. In addition, our Board or our Compensation Committee may suspend or terminate the Third Amended and Restated 2014 Plan at any time. Following any such suspension or termination, the Third Amended and Restated 2014 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.

Clawback; Sub-Plans. All awards under the Third Amended and Restated 2014 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, including the Company’s Policy for the Recovery of Erroneously Awarded Compensation, or any other policy as may be adopted by our Board (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our Compensation Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Third Amended and Restated 2014 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the U.S., and may modify the terms of any awards granted to such participants in a manner deemed by our Compensation Committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

No Repricing of Awards. No awards under the Third Amended and Restated 2014 Plan may be repriced without stockholder approval. For purposes of the Third Amended and Restated 2014 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under generally accepted accounting principles, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.

Change in Time Commitment. In the event a participant’s regular level of time commitment is reduced after the date of grant of any award to the participant, the Compensation Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of common stock subject to any portion of such award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such award. In the event of such reduction, the participant will have no right with respect to any portion of the award that is so reduced or extended.

Certain U.S. Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the Third Amended and Restated 2014 Plan. The Third Amended and Restated 2014 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the Third Amended and Restated 2014 Plan are encouraged to consult with their own tax advisors.

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Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.

Incentive Stock Options. No income is realized by a participant upon the grant or exercise of an incentive stock option; however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.

If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for federal income tax purposes at the time of the grant of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If an election under Section 83(b) of the Code is made within thirty (30) days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If an election under Section 83(b) of the Code is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the election under Section 83(b) of the Code at the time of the receipt of the restricted stock.

Any dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b) of the Code. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made an election under Section 83(b) of the Code, the dividends will be dividend income, rather than additional compensation, to the participant. If the restrictions on an award of restricted stock are not of a nature such that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for federal income tax purposes at the time of the transfer of

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Items You May Vote on

the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid for the shares. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units. There will be no federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the shares so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income. Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the Third Amended and Restated 2014 Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($184,500 in 2026), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

Section 162(m). In general, Section 162(m) of the Code generally denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid per person paid to certain “covered employees.” The Compensation Committee is authorized to grant awards that are not qualified under Section 162(m) of the Code; however, the Compensation Committee will continue to monitor the applicability of Section 162(m) of the Code on our ongoing compensation arrangements and intends to continue to compensate our employees in a manner consistent with the best interests of the Company and its stockholders.

Section 280G. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of outstanding awards under the Third Amended and Restated 2014 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Section 409A. Certain awards under the Third Amended and Restated 2014 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the Third Amended and Restated 2014 Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the Third Amended and Restated 2014 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the Third Amended and Restated 2014 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

Certain Rules Applicable to “Insiders.” As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards.

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Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

Because awards to be granted in the future under the Third Amended and Restated 2014 Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or the amounts that have been or will be received by eligible participants under the Third Amended and Restated 2014 Plan.

Future Plan Awards

We anticipate that future equity-based awards may be granted in the discretion of the Compensation Committee under the Third Amended and Restated 2014 Plan out of the additional shares of common stock to be reserved for issuance in connection with the approval of the Third Amended and Restated 2014 Plan; however, the number of shares that may be so granted will be based upon various prospective factors, including the nature of services to be rendered by our directors, employees and consultants, and their potential contributions to our success. Accordingly, the number, type and grantee(s) of actual future awards, cannot be determined at this time.

If the Third Amended and Restated 2014 Plan is approved by stockholders, the additional shares of common stock available for issuance under the Third Amended and Restated 2014 Plan will be registered pursuant to a registration statement on Form S-8 promptly after such stockholder approval is obtained.

Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2025

The following table sets forth, as of December 31, 2025, information concerning equity compensation plans under which our securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations, or expirations since that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
	(1)	(2)	(3)

Equity compensation plans approved by security holders	1,913,031	$16.50	849,025
Equity compensation plans not approved by security holders	—	$—	—
Total	1,913,031	$16.50	849,025

(1)
Includes (i) 804,575 shares of our common stock subject to performance units, which vest depending on continued employment or service and the level of attainment of certain performance metrics, (ii) 1,006,756 shares of our common stock, including earned dividend equivalent rights, subject to restricted stock units, which vest depending on continued employment or service, and (iii) 101,700 shares of our common stock subject to stock options, which vest over a four-year period depending on continued employment or service and the level of attainment of certain stock market metrics, with a fifth year catch up that allows for vesting if any of the four individual vesting tranche conditions are not met. As of December 31, 2025, all stock options have vested.
(2)
Each stock option can be exercised at a price of $16.50 in exchange for one share of the Company’s common stock.
(3)
All the shares of common stock that remain available for future issuance as of December 31, 2025, were available under the 2014 Plan. Subject to certain express limits of the 2014 Plan, shares available for award purposes under the 2014 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. The number of common shares reserved and available for delivery under the 2014 Plan is subject to adjustment.

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Vote Required

The approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon at the 2026 annual meeting, assuming that a quorum is present.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE THIRD AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

4. Amendment to our Restated Certificate of Incorporation to Provide for Officer Exculpation as Permitted by Delaware Law

Our Certificate of Incorporation currently limits the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), but similar limitations of liability are not applicable to our officers. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to enable Delaware corporations to limit the liability of certain officers in limited circumstances. In light of this update, we are proposing to amend and restate our Restated Certificate of Incorporation to provide for the exculpation of certain of the Company’s officers in specific circumstances, as permitted by Delaware law.

The proposed revisions to paragraph 6 of Article VII of our Restated Certificate of Incorporation to limit officer liability are as follows:

To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended after approval by the stockholders of this Section 6 of Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically, and without further action, upon the date of such amendment. All references in this Section 6 of Article VII to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to a provision set forth in this Fourth Amended and Restated Certificate of Incorporation in accordance with Section 141(a) of the DGCL, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by the DGCL.

Delaware law only permits, and our proposed amendment would only permit, exculpation of certain officers for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The proposed amendment would not be retroactive to any act or omission occurring prior to its effective date. Further, the exculpation provision would only apply to certain officers, namely a person who (during the course of conduct alleged to be wrongful) (i) is or was president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated executive officers of the Company; or (iii) has, by written agreement with the Company, consented to be identified as an officer for purposes of accepting service of process.

These proposed limits on the scope of our officers’ liability are intended to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers. The Nominating and Corporate Governance Committee and the Board considered the benefits and detriments of eliminating our officers’ personal liability under certain circumstances. Adopting the proposed amendment would better position the Company to attract top officer candidates and retain our current officers, by enabling the Company to assure those persons that exculpation to the extent permitted under Delaware law is available under applicable circumstances.

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The nature of the role of corporate officers often requires them to make decisions on crucial matters and in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability based on hindsight regardless of merit, especially in the current litigious environment. Limiting our current and prospective officers’ concern about the risk of personal liability would empower them to best exercise their business judgment in furtherance of the interests of the Company and our stockholders.

The Board has considered the narrow class and type of claims for which officers’ liability would be exculpated and the benefits the Board believes would accrue to the Company and its stockholders, namely, an enhanced ability to attract and retain talented officers, and has determined that it would be advisable and in the best interest of the Company and our stockholders to amend our Restated Certificate of Incorporation to limit the liability of certain of our officers in specific circumstances, as permitted by Delaware law and as described herein.

We expect that failing to adopt the proposed amendment could impact our ability to recruit and retain exceptional officer candidates who determine that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

If this proposal is approved, the Company intends to file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting all of the proposed changes, which will become effective at the time of filing. In accordance with the DGCL, our Board may elect to abandon the proposed amendment to the Certificate without further action by the stockholders at any time prior to the effectiveness of its filing with the Secretary of State of the State of Delaware, notwithstanding stockholder approval. The discussion above is qualified in its entirety by reference to the full text of the proposed Amended and Restated Certificate of Incorporation, which is attached hereto as Appendix B reflecting proposed additions with double underlining and indicating proposed deletions with strikeouts.

Vote Required

The approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” the Amendment to our Restated Certificate of Incorporation to Provide for Officer Exculpation as Permitted by Delaware Law.

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5.
Non-Binding, Advisory Vote on the Compensation of Our Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 (“Section 14A”) requires that the Company provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its named executive officers at least once every three years. In 2024, the stockholders voted, and the Board of Directors determined, that the stockholders should vote on a say-on-pay proposal once every year to provide the Company with sufficient time to thoughtfully consider the results of the vote and implement any desired changes to executive compensation policies and procedures. Accordingly, the Company is seeking your vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (the “Say-on-Pay Vote”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Stockholders are urged to read the “Executive Compensation” section of this proxy statement, beginning on page 52, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

As an advisory vote, the vote on this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Based on the above, we request that you indicate your support for our executive compensation practices by voting in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement in the “Executive Compensation” section, including the Compensation Discussion and Analysis and the related compensation tables and narrative.”

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon at the 2026 annual meeting, assuming that a quorum is present.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION, ON A NON-BINDING, ADVISORY BASIS, OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS DESCRIBED UNDER THE HEADING “EXECUTIVE COMPENSATION” IN OUR PROXY STATEMENT.

6.
Such Other Business as May Properly Come before the Annual Meeting

We do not know of any other matters to be voted on at the meeting. If, however, other matters are properly presented for a vote at the meeting, the persons named as proxies will vote your properly submitted proxy according to their judgment on those matters.

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Board of Directors

Composition of the Board of Directors

Our Amended and Restated Certificate of Incorporation and Bylaws provide that the authorized number of directors shall be fixed from time to time by a resolution of the majority of our Board. Our Board is currently comprised of the following eleven members:

Court D. Carruthers	Bruce t. CRAWFORD	JACOB KOTZUBEI	MICHELLE A. KUMBIER

Karen M. LEGGIO	EDWARD J. LEHNER	RICHARD T. MARABITO	KIRK K. CALHOUN

Peter J. Scott	Michael D. Siegal	Richard P. Stovsky

One of the current directors, Mr. Calhoun, has not been nominated for re-election to the Board, and will cease to serve as a director immediately following the conclusion of the meeting. Accordingly, Mr. Calhoun's biography is not presented below.

In connection with the IPO, the Company and Platinum entered into an amended and restated investor rights agreement (the “Investor Rights Agreement”) in August 2014 that provided, among other things, that for so long as Platinum collectively beneficially owns (i) at least 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate for election to the Board no fewer than that number of directors that would constitute a majority of the number of directors if there were no vacancies on the Board, (ii) at least 15% but less than 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate two directors and (iii) at least 5% but less than 15% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate one director. The agreement also provides that if the size of the Board is increased or decreased at any time, Platinum’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. As of February 14, 2026, Platinum owned 7.6% of the voting power of the outstanding capital stock of the Company. Based on the size of the Board as of February 14, 2026, Platinum has the right to nominate up to two directors pursuant to the Investor Rights Agreement.

Our Corporate Governance Guidelines provide that if an officer serving on our Board resigns or retires from his or her executive position with the Company or if a non-management director’s external job changes from the time such director was last elected, such individual shall offer his or her resignation from the Board at the same time; however, whether or not the individual shall continue to serve on the Board is a matter for determination on a case-by-case basis by the Board.

Terms and Classes of Directors

Our Board is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2026 for the Class III directors, 2027 for the Class I directors, and 2028 for the Class II directors.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The following table sets forth information as of the date of this proxy statement regarding the nominees for directors and other directors who will serve as directors in the classes and for the terms specified below:

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Name	Independent	Age	Director Since	Self-Identified Gender	Self-Identified URM (1)	Executive Committee	Audit Committee	Compensation Committee	Nom & Corp Gov Committee	Expiration of Current Term

Nominees for Director

Class III

Jacob Kotzubei	yes	57	2010	M		Chair		X		2026

Edward J. Lehner	no	60	2022	M		X				2026

Philip E. Norment	yes	66		M

Continuing Directors

Class I

Court D. Carruthers	yes	53	2015	M				X	X	2027

Michelle A. Kumbier	yes	58	2024	F			X			2027

Karen M. Leggio	yes	63	2024	F	X				X	2027

Richard T. Marabito	no	62	2026	M						2027

Class II

Bruce T. Crawford	yes	63	2025	M	X		X

Peter J. Scott	yes	60	2026	M						2028

Michael D. Siegal	no	73	2026	M						2028

Richard P. Stovsky	yes	67	2026	M						2028

1 URM: Underrepresented Minority.

* Current term expires at this annual meeting.

(F) Audit Committee Financial Expert

The standing committees of the Board, with the membership indicated as of February 24, 2026, are set forth in the table above. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board also appoints an ad hoc Transaction Committee from time to time as needed.

Board Diversity

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Director Skills & Experience

Among the qualifications, qualities and skills of a candidate considered important by the Nominating and Corporate Governance Committee are a commitment to representing the long-term interests of the stockholders, an inquisitive and objective perspective, the willingness to take appropriate risks, leadership ability, personal and professional ethics, integrity and values, practical wisdom and sound judgment, and business and professional experience in fields such as operations, supply chain and distribution. When evaluating re-nomination of existing directors, the Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Lehner and Mr. Marabito, who are employed by the Company, their independence. The Committee believes that each of the director nominees for the 2026 Annual Meeting possesses these attributes.

Skill & Experience	Carruthers	Kotzubei	Lehner	Marabito	Kumbier	Leggio	Crawford	Norment	Scott	Siegal	Stovsky

PUBLIC COMPANY Experience serving as a public company director; demonstrated understanding of current corporate governance standards and best practices in public companies.	•	•	•	•	•		•	•	•	•	•
CEO OR SENIOR MANAGEMENT “C-Suite” experience with a public company and/or leadership experience as a division president or functional leader within a complex organization.	•	•	•	•	•	•	•	•	•	•	•
INDUSTRY AND OPERATIONS Experience developing and implementing operating plans and business strategy.	•	•	•	•	•	•	•	•	•	•	•
FINANCE/ ACCOUNTING Knowledge of finance or financial reporting; experience with debt and capital market transactions and/or M&A.	•	•	•	•	•	•	•	•	•	•	•
RISK MANAGEMENT Experience overseeing complex enterprise risk management matters.	•	•	•	•	•		•	•			•
CYBERSECURITY/ DATA PRIVACY Experience implementing IT strategies and managing cybersecurity risks.			•	•			•	•
CORPORATE GOVERNANCE & SUSTAINABILITY Informed on Company issues related to sustainability, including environmental, social and	•	•	•	•		•			•	•	•

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governance issues while monitoring emerging issues potentially affecting the reputation of the business.

SUPPLY CHAIN/LOGISTICS

Experience in supply chain management encompassing the planning and management of all activities involved in sourcing and procurement, conversion, and all logistics management activities.

	•		•	•	•	•			•
HUMAN RESOURCES/ COMPENSATION Experience managing a human resources/compensation function; experience with executive compensation and broad-based incentive planning.	•	•	•	•	•	•	•	•	•

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Board of Directors

Biographies

Additional information regarding the nominees and continuing directors is set forth below and is based on information furnished to us by the nominees and directors.

Nominees for Director

The Board has nominated Jacob Kotzubei, Edward J. Lehner and Philip E. Norment for election at the 2026 annual meeting, each to hold office until the annual meeting of stockholders in 2029 (subject to the election and qualification of their successors or the earlier of their death, resignation or removal). Mr. Kotzubei and Mr. Lehner are currently directors.

One of our current directors, Mr. Calhoun, has not been nominated for re-election to the Board, and will cease to serve as a director immediately following the conclusion of the meeting.

Jacob Kotzubei	Director since:	Public Company Directorships:
	January 2010	Vertiv Holding Co (NYSE: VRT) Ingram Micro Holding Corp (NYSE: INGM)

Jacob Kotzubei joined Platinum in 2002 and is a Co-President at the firm. Mr. Kotzubei serves as a director or manager of a number of Platinum’s portfolio companies. Prior to joining Platinum in 2002, Mr. Kotzubei worked for Goldman Sachs’ Investment Banking Division in New York City for four and half years. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. He previously served on the board of directors of KEMET Corporation, Key Energy Services, Inc. and Verra Mobility Corporation. Mr. Kotzubei received a Bachelor’s degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law. Mr. Kotzubei was selected to serve on the board due to his experience in executive management oversight, private equity, capital markets, mergers and acquisitions and other transactional matters.

Edward J. Lehner	Director since:
February 2022

Edward J. Lehner has been our Chief Executive Officer since June 2015. Previously, he had served as our President and Chief Executive Officer from June 2015 until February 2026. Before that, he served as Executive Vice President and Chief Financial Officer since August 2012. Prior to joining the Company, he served as chief financial officer and chief administrative officer for PSC Metals, Inc. from 2009 to 2012. PSC Metals is a North American ferrous and non-ferrous scrap processor. Mr. Lehner is a current member, and from July 1, 2019, through June 2021 Mr. Lehner served as Chairman, of the Board of Directors of the Metals Service Center Institute, a non-profit association serving the industrial metals industry. Mr. Lehner also has served on the Board of Directors of Modumetal Inc., and The Mississippi State Workforce Investment Board. Mr. Lehner earned a bachelor’s degree in accounting from the University of Cincinnati. Mr. Lehner’s substantial prior experience as a senior executive for multiple metals companies has led the Board to conclude that Mr. Lehner has the background and skills necessary to serve as a director of the Company.

Philip E. Norment	Director since:

Philip E. Norment is a Partner at Platinum. He is a member of Platinum’s Investment Committee, and the President, Portfolio Operations, responsible for evaluating acquisition opportunities and integrating new acquisitions into the portfolio. Prior to joining Platinum in 1997, Mr. Norment served in a variety of management positions at Pilot Software, Inc., achieving the position of Chief Operating Officer. Over the course of 12 years, he worked in the areas of global support,

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operations, consultative services and sales support. Mr. Norment has served and currently serves on numerous company boards and previously served on the Board of the Company from 2014 until 2025. Mr. Norment earned a Bachelor of Economics and a Master of Business Administration from the University of Massachusetts Amherst. Mr. Norment’s experience in executive management oversight, private equity and transactional matters has led the Board to conclude that he has the varied expertise necessary to serve as a director of the Company.

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Board of Directors

Continuing Directors

Mses. Kumbier and Leggio and Messrs. Carruthers, Marabito, Siegal, Crawford, Scott and Stovsky will remain directors after the annual meeting.

Court D. Carruthers	Director since:	Public Company Directorships:
	August 2015	Genuine Parts Company (NYSE: GPC)

Court D. Carruthers has been a Director since August 2015, and our Lead Director since February 2026. He serves as Vice Chair and former President and CEO of TricorBraun, Inc., a global packaging solutions company, where he is also a director. He is the founder and principal of CKAL Advisory Partners, LLC. He previously served as Senior Vice President and Group President, Americas, of W.W. Grainger, Inc., a broad-line supplier of maintenance, repair and operating (MRO) products, from 2013 until July 2015. Prior to that time, he had served as President, Grainger U.S., from 2012 until 2013; President, Grainger International, from 2009 until 2012; and President, Acklands-Grainger, from 2006 until 2009. He was appointed a Senior Vice President of Grainger in 2007. Mr. Carruthers is a past director of a number of private and public companies including US Foods, Monotaro, Shoes for Crews, Follett Corp., and Foundation Building Materials, Inc. Mr. Carruthers currently serves as a director of Genuine Parts Corp. and Turf Masters Brands, a governor of Lake Forest Open Lands and a director of Falcons Hockey. He is a Chartered Professional Accountant (Canada, non-practicing), a Fellow of the Chartered Professional Accountants of Canada (FCPA, FCMA), and an Institute-Certified Director by the Institute of Corporate Directors. He holds a Bachelor of Commerce from the University of Alberta in Edmonton, Alberta, Canada, a Master of Business Administration from Queens University in Kingston, Ontario, Canada, and a Doctor of Business Administration from Pepperdine University. His substantial prior experience as a senior executive for a large international distribution company has led the Board to conclude that Mr. Carruthers has the background and skills necessary to serve as a director of the Company.

Michelle A. Kumbier	Director since:	Public Company Directorships:
	April 2024	Abbott Laboratories (NYSE: ABT) Teledyne Technologies Incorporated (NYSE: TDY)

Michelle A. Kumbier currently serves as the Senior Vice President and President of the Turf and Consumer Products business of Briggs & Stratton LLC (NYSE: BGG) (“B&S”), a designer, manufacturer and seller of gasoline powered engines and electrification, turf and utility outdoor power equipment, and home standby products. Prior to joining B&S in 2022, Ms. Kumbier served as the Chief Operating Officer of Harley-Davidson, Inc. (“HD”) from 2017 to 2020 after holding numerous leadership positions of increasing responsibility in the areas of supply chain, manufacturing, product development, aftermarket, and sales during her more than two decades at HD. Prior to her time at HD, Ms. Kumbier started her career at Kohler Company Inc., holding various positions over an eleven-year period in operations, sales and customer service in the plumbing products and engines divisions. Ms. Kumbier previously served on the board of directors of Tenneco Inc. Ms. Kumbier earned a Master of Business Administration from the University of Wisconsin and a Bachelor of Arts in Marketing from Lakeland University. Ms. Kumbier’s extensive executive management experience including as Chief Operating Officer of Harley-Davidson and her ongoing board experience with Abbott and Teledyne Technologies has led the Board to conclude that she has the background and skills necessary to serve as a director of the Company.

Director since:	Public Company Directorships:

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Board of Directors

Bruce T. Crawford	April 2025	Comtech Telecommunications Corp. (NASDAQ: CMTL)

General Bruce T. Crawford retired from the U.S. Army with the rank of Lieutenant General after serving for 34 years. From 2017 to 2020, General Crawford served as the U.S. Army’s Chief Information Officer and principal enterprise IT and cybersecurity policy advisor to the Secretary of the Army and the Army Chief of Staff. Prior to that, General Crawford served in a variety of operational, strategic, and tactical positions in the U.S., Europe, the Pacific and Southwest Asia. From 2022 to 2023, General Crawford served as the Chief of Innovation, Chair of the Digital Advisory Group and Director of the Global Digital Center of Excellence at Jacobs Solutions Inc. (NYSE: J), a provider of engineering, technical, professional and construction services. In this role, General Crawford led the company’s global digital transformation and innovation initiatives. From 2020 to 2022, General Crawford served as Jacobs Solutions’ Senior Vice President for Strategic Development, Growth and Sales in the $5 billion government-focused Critical Mission Solutions division.

General Crawford earned a Bachelor of Science in Electrical Engineering from South Carolina State University. He also holds a Master of Science in Administration from Central Michigan University, a Master of Science in National Resource Strategy from the National Defense University, and an Honorary Doctorate of Public Service from South Carolina State University. General Crawford currently serves on the Board of Directors of Foundation Risk Partners, The George C. Marshall International Center and the Armed Forces Communications Electronics Association. He previously served as a member of the Board of Directors of Avalara Inc. General Crawford’s extensive senior management experience has led the Board to conclude that he has the background and skills necessary to serve as a director of the Company.

Richard T. Marabito	Director since:	Public Company Directorships:
	February 2026	CBIZ, Inc. (NYSE: CBZ)

Richard T. Marabito has been our President and Chief Operating Officer since February 2026, when the Company acquired Olympic Steel, Inc. (“Olympic Steel”). Until he joined the Company, Mr. Marabito served as the Chief Executive Officer and member of the board of directors of Olympic Steel since January 2019. From March 2000 through December 2018, he served as the Chief Financial Officer of Olympic Steel. He joined Olympic Steel in 1994 as Corporate Controller and served in this capacity until March 2000. He also served as Treasurer of Olympic Steel from 1994 through 2002 and again from 2010 through 2012. Prior to joining Olympic Steel, Mr. Marabito served as Corporate Controller for a publicly traded wholesale distribution company and was employed by a national accounting firm in its audit department. Mr. Marabito is the past Chair and director of the Metals Service Center Institute (“MSCI”). He currently serves on the Board of the American Iron and Steel Institute and on the Board of Trustees for the University of Mount Union. Since August 2021, he has served on the Board and currently serves as the Chair of the Audit Committee of CBIZ, Inc., one of the nation’s top providers of accounting, tax and advisory services. He served as a board member of the Make-A-Wish Foundation of Ohio, Kentucky and Indiana and was past Chair of its Northeast Ohio regional board. With years of experience, Mr. Marabito brings to the Board a wealth of knowledge concerning the competitive landscape of the metals industry.

Peter J. Scott	Director since:
February 2026

Peter J. Scott founded Headwall Partners, an independent investment banking firm focused on the steel, metals and mining industries in 2016 and currently serves as the managing partner. Mr. Scott served on the board of directors of Olympic Steel from May 2025 to February 2026, when the Company acquired Olympic Steel. Mr. Scott previously served as Managing Director and Americas Head of Industrials, Global Head of Steel & Metals, and Americas Head of Mining from 2003 to 2016 of Jeffries Group LLC, a multinational investment bank and financial services company. From 1997 to 2003, he served as Executive Director and Americas Head of Metals at Morgan Stanley. Mr. Scott earned a Master of

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Board of Directors

Business Administration with a concentration in Finance from the University of Chicago Booth School of Business and a Bachelor of Arts in English Literature and a Bachelor of Science in Industrial Engineering from Lehigh University. Mr. Scott brings vast experience and expertise from the metals and financial services industries and valuable merger and acquisition experience to the Board.

Michael D. Siegal	Director since:
February 2026

Michael D. Siegal served as the Executive Chairman of the board of directors of Olympic Steel from January 2019 to February 2026, when the Company acquired Olympic Steel. Before that, he served as Chief Executive Officer of Olympic Steel from 1984 until December 2018 and in the role of Chairman of the Olympic Steel’s board of directors since 1994. Since 2018, Mr. Siegal serves on the board of directors of Twin City Fan. He also serves on the board of directors of the Development Corporation for Israel and is the immediate past Chair of the Board of Trustees of the Jewish Agency for Israel. Mr. Siegal currently serves as the volunteer President of Maccabi World Union, a global Jewish sports organization. Mr. Siegal has previously served on the board of directors of the MSCI, a North American metals industry trade association, Cleveland-Cliffs, Inc., University Hospitals of Cleveland and the Rock & Roll Hall of Fame. He also previously served as the Board Chair of the Jewish Federation of North America and the Jewish Federation of Cleveland. With over 40 years of executive experience at Olympic Steel, Mr. Siegal possesses proven managerial skills.

Richard P. Stovsky	Director since:
February 2026

Richard P. Stovsky served on the board of directors of Olympic Steel from 2020 until February 2026, when the Company acquired Olympic Steel. Mr. Stovsky retired from PricewaterhouseCoopers LLP, a professional services organization, in 2018. Mr. Stovsky joined PricewaterhouseCoopers in 1983 and held positions of increasing responsibility, and served most recently as a Vice Chairman from 2015 to 2018. Mr. Stovsky has served on the Board of Encore Capital Group, Inc., an international specialty finance company providing debt recovery solutions and other related services for consumers across a broad range of financial assets, since 2018 and has served as its Audit Committee Chair since 2019. Mr. Stovsky serves as the Audit Committee Chair and is a member of the Executive Committee of The Cleveland Museum of Art, serves as the Treasurer and as a member of the Executive Committee of The Bluecoats of Cuyahoga County, is Treasurer and a member of the executive committee of the 50 Club of Cleveland, and serves as the Audit Committee Chair and is a current Trustee of the Cleveland Orchestra and Musical Arts Association. In addition, Mr. Stovsky is a Director and Audit Committee Chair of the Cleveland Foundation. Mr. Stovsky’s extensive experience working with public company audit committees, with an understanding of the attributes of high performing audit committees and key success factors for audit committee performance, qualify him to serve as a Director of the Company.

Karen M. Leggio	Director since:
April 2024

Karen M. Leggio has served on the board of Milacron Holdings Corp., a company that manufactures and distributes plastic processing equipment since May 2025. She recently served as the Senior Vice President and General Manager from 2010 to 2023 of the Channel and Distribution Business Unit of TE Connectivity Ltd (“TE”) (NYSE: TEL), a manufacturer and seller of connectivity and sensor solutions in Europe, the Middle East, Africa, the Asia–Pacific, and the Americas. In this role she also had responsibility for TE’s global customer care organization. From 2010 to 2019 she held various leadership positions at TE, including Senior Vice President of Sales and Operations Planning, Senior Vice President and General Manager of TE’s Americas business, Chief Supply Chain Officer, and Chief Procurement Officer. Prior to joining TE, Karen served as the Vice President of Global Supply Chain for Ingersoll Rand Inc. from 2007 to 2010.

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Board of Directors

Prior to that, she spent twenty-three years (1985-2007) at General Motors Company holding multiple leadership roles of increasing responsibility in the areas of operations, procurement, logistics, supplier quality, and program management, including Vice President of Global Purchasing and Supply Chain for Latin America, Africa and the Middle East, Executive Director of Global Electrical Purchasing and Supply Chain, Director of Global Purchasing and Supply Chain for the United Kingdom, and Director of Program Purchasing. Ms. Leggio earned a Master of Science Degree in Operations from Purdue University and a Bachelor of Arts in Materials and Logistics Management (Supply Chain Management) from Michigan State University. Ms. Leggio’s extensive senior management experience has led the Board to conclude that she has the background and skills necessary to serve as a director of the Company.

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Board of Directors

Meetings of the Board and Board Committees

During 2025, our Board met eight times. In addition to the meeting of the full Board, directors also attended meetings of Board committees on which they served. During 2025, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served. While we do not have a formal policy requiring them to do so, we encourage our directors to attend our annual meeting of stockholders.

All of our directors attended our 2025 annual meeting of stockholders, except for Mr. Kotzubei.

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Corporate Governance Matters

Corporate Governance Matters

Our policies and practices reflect corporate governance standards that comply with the NYSE rules and the corporate governance requirements of the Sarbanes-Oxley Act, including:

•
Our Board adopted clear corporate governance policies, including standards for determining director independence, and all our directors except for Mr. Lehner, our CEO, Mr. Marabito, our President and Chief Operating Officer, and Mr. Siegal are independent;
•
Our Board committee charters clearly establish their respective roles and responsibilities;
•
Our directors meet regularly in executive session without management present;
•
We have a code of ethics and business conduct that applies to all Ryerson directors, officers and associates;
•
Our chief executive officer, chief financial officer and other senior financial officers are subject to an additional code of ethics to promote (i) honest and ethical conduct; (ii) full, fair, accurate, timely and understandable disclosure in SEC filings; and (iii) compliance with applicable laws, rules and regulations;
•
Our internal audit function maintains critical oversight over the key areas of our business, compliance processes and controls, and reports regularly to the Audit Committee;
•
We have a compliance hotline service that permits employees to report violations of our code of ethics or other issues of significant concern on a confidential basis, via a toll-free telephone number or the Internet; and
•
Concerns related to the Company’s financial statements, accounting practices, or internal controls may be communicated in writing to the Company’s Audit Committee.

Board Leadership Structure

Under our Bylaws, the Board may appoint one of the directors as Chair of the Board. The Chair of the Board may be a management or a non-management director and may or may not be the same individual as our CEO (if our CEO is a director), at the option of the Board. The Board believes it should be free to make this determination depending on what it believes is best for the Company in light of all the circumstances. Further, the Board appointed Michael Siegal as the Chair of the Board and Mr. Carruthers as Lead Independent Director on February 13, 2026. Prior to Mr. Siegal's appointment, Stephen P. Larson, who stepped down from the Board on February 13, 2026, had served as the Chair of the Board since January 31, 2024. This leadership structure allows our CEO to focus his time and energy on operating and managing the Company, helps ensure accountability for the actions and strategic direction of the Company, and assists the Company in presenting its message and strategy to stockholders, employees and customers.

Our directors meet at regularly scheduled executive sessions without management present, usually in conjunction with regularly scheduled Board meetings. In addition, at least once each year the independent directors meet in executive session without any other persons present. One of our independent directors is chosen by the directors at each such session of independent directors to preside over the session.

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Corporate Governance Matters

Director Independence

All our director nominees and directors, except for Mr. Lehner, our CEO, Mr. Marabito, our President and Chief Operating Officer, and Mr. Siegal are independent. For a director to be considered independent under the NYSE rules, our Board must determine that the director nominee (or director) does not have any material relationship with the Company. To assist in making this determination, our Board adopted a policy on director independence based on the NYSE’s independence standards. A copy of the policy is available on the corporate governance page on our website, which can be found at ir.ryerson.com by clicking on “Governance.”

Under our policy on director independence, a director will be considered independent only if the Board has affirmatively determined that the director has no material relationship with the Company that would impair the director’s independent judgment. In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company. When assessing the materiality of a director’s relationship with the Company, the Board should consider the issue not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The Board will consider all relevant facts and circumstances in rendering its “independence” determinations. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships, among others. In addition, a director will not be deemed “independent” for purposes of service on the Board if such director:

1.
is, or has been within the last three years, an employee of the Company, or an immediate family member of such director is, or has been within the last three years, an executive officer of the Company;
2.
has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
3.
(A) is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) has an immediate family member who is a current partner of such a firm; (C) has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) was, or has an immediate family member who was, within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;
4.
is, or an immediate family member of such director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or
5.
is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.

For purposes of the Company’s policy on director independence, “immediate family member” means any of the person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the person’s home. The Board has determined that Mses. Leggio and Kumbier, and Messrs. Calhoun, Carruthers, Kotzubei, Larson, Crawford, Scott, and Stovsky are, or during 2025 were, independent within the meaning of the NYSE rules or our policy on director independence. Further, the Board has determined that Mr. Norment is independent within the meaning of the NYSE rules or our policy on director independence.

As stated above, our Board of Directors unanimously recommends a vote “FOR” the election of the Board’s nominees identified above.

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Board Oversight of Risk

Board Oversight of Risk

Our Board as a whole has responsibility for overseeing our enterprise risk management ("ERM"). As a general matter, the Board and the Audit Committee assess whether the Company has an appropriate framework to manage and mitigate risks. The Board exercises its oversight responsibility directly and through its committees. In carrying out this critical responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing certain specific enterprise risks, including financial, cyber security, legal, sustainability and market risks. For the other committees' role in overseeing risks, please see "Committee Roles" on page 37 and "Board Committees" on page 39.

In order to address its enterprise risks, the Company has implemented an ERM program. The purpose of the program is for the Company to monitor risks to strategic objectives, identify the top risks annually from a risk universe of over 50 risks, and develop, implement and track key mitigation plans for the identified risks. The annual process to identify current top risks and mitigation efforts consists of two sets of interviews of senior leadership by the ERM Committee headed by our CFO and by our internal audit department, respectively. Throughout the year, the ERM Committee also conducts interviews with relevant risk owners to track risks and status of mitigation plans.

The results of the interviews are reviewed by the executive team, then reported to the Audit Committee annually. For financial, litigation, cyber security and market risks, the Audit Committee additionally reviews quarterly reports from Ryerson’s internal audit department, General Counsel, Chief Compliance Officer, and Chief Information Officer. The results are also used by the internal audit department in developing its annual audit plan as discussed under "Board Oversight of Risk - Internal Audit" on page 37. In addition to annual ERM reports to the Audit Committee, the Company provides the Board and committees with presentations throughout the year as to specific risks and mitigation plans.

Further, the Board’s consideration of risk is not limited to discussions during Board and committee meetings. At its discretion and at any time, the Board may communicate with management as a group, or individually, concerning our most significant risks. In addition, each Director has complete access to all of our employees to the extent the Director may have questions concerning a particular risk.

Enterprise Risk Management

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Board Oversight of Risk

Committee Roles

Our Compensation Committee is responsible for evaluating risk arising from our compensation policies and practices, management development and succession planning, and employment benefits and policies. Our Nominating and Governance Committee manages risks related to Board composition and succession planning, Director independence, governance and corporate compliance and reporting obligations. In addition to overseeing certain enterprise risk management, our Audit Committee assists the Board in monitoring the Company’s compliance with legal and regulatory requirements as well as its ethical standards and policies. It also oversees our internal audit function. The committees provide reports to the full Board regarding these and other matters.

Internal Audit

Under its charter, the internal audit department is tasked to help the Company accomplish its objectives by bringing a systematic and disciplined approach to evaluate and improve the effectiveness of the Company’s risk management, control and governance processes. To promote independence of the department and ensure appropriate internal audit coverage, the internal audit director is responsible for leading the department and reports functionally to the Audit Committee, and administratively (i.e., day-to-day operations) to the chief financial officer. The internal audit services personnel have unrestricted access to all functions, records, property and personnel of the Company and full and free access to the Audit Committee. The internal audit department is currently staffed entirely by a third-party auditing firm.

The scope of the department’s internal auditing encompasses, but is not limited to, the examination and evaluation of the adequacy and effectiveness of the Company’s governance, risk management and internal controls, as well as the quality of performance in carrying out assigned responsibilities to achieve the Company’s stated goals and objectives. This includes, among other things:

•
partnering with other governance and monitoring groups to evaluate risk exposure relating to achievement of the Company’s strategic objectives;
•
monitoring and evaluating the effectiveness of the Company’s risk management processes;
•
performing consulting and advisory services related to governance, risk management and control as appropriate for the Company; and
•
reporting significant risk exposures and control issues, including fraud risks, governance issues, cybersecurity risks and other matters needed or requested by the Audit Committee.

The internal audit department provides reports on these items to the Audit Committee at each regularly scheduled Audit Committee meeting. In addition, the internal audit department is responsible for conducting an annual risk assessment. In performing this risk assessment, the internal audit department distributes a risk assessment survey to management across the Company. The survey poses open-ended questions relating to risks and opportunities facing the Company as well as asks management to rank different risk areas based on impact (requiring management to consider how significant the risk or opportunity is to the Company) and vulnerability (requiring management to consider how prepared Ryerson is to address the risk or take full advantage of the opportunity). Following its assessment, the internal audit department, subject to the Audit Committee's oversight, is responsible for and developing a corresponding annual audit plan using a risk-based approach to monitor and report on the adequacy and effectiveness of the Company’s processes for controlling its activities and managing its risks.

Governance Guidelines and Committee Charters

We maintain a corporate governance page on our website that includes our Corporate Governance Guidelines, Code of Ethics and Business Conduct and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. The corporate governance page can be found at ir.ryerson.com by clicking on “Governance.” Stockholders also may obtain copies of these materials by contacting us at Investor Relations, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, email: investorinfo@ryerson.com, or telephone: 312-292-5130.

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Board Oversight of Risk

Code of Ethics

Our Board has adopted a code of ethics (“Code of Ethics”) that contains the ethical principles by which our chief executive officer and chief financial officer, among others, are expected to conduct themselves when carrying out their duties and responsibilities. A copy of the Code of Ethics may be found at the end of our general code of ethics and business conduct, available on our corporate governance webpage located at ir.ryerson.com. We will provide a copy of our general code of ethics and business conduct, which includes the Code of Ethics, to any person, without charge, upon request, by writing to the Chief Compliance Officer, Ryerson Holding Corporation, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606 (telephone number: 312-292-5000). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics by posting such information on the corporate governance page on our website, which can be found at ir.ryerson.com by clicking on “Governance.”

Board Education

We provide comprehensive ongoing education and training for all Board members on key matters throughout the year, through sessions with advisors and experts. Several of our Board members have received training through Thayer Leadership, Inc. and attended a business strategy training session led by a Professor of Management at the Washington University in St. Louis Olin Business School. In addition, each Board member is a member of the National Association of Corporate Directors, which provides educational resources and on-demand learning to corporate directors. Directors are also given development and education opportunities through facility visits, product demonstrations and speaking or meeting directly with members of management and other employees.

Board Self-Evaluation

Our Board and our Board committees evaluate their own effectiveness on an annual basis. Board members and each committee participate in the formal evaluation process by responding to questions designed to elicit feedback that can be used to improve Board and committee effectiveness. The director feedback from the self-evaluation process is then shared on an anonymous basis with the entire Governance Committee and the Board and, where appropriate, addressed with management. In response to feedback from the self-evaluation process, the Board and committees work with management to improve corporate governance, including policies, processes, and procedures to further the Board and committee governance and oversight of the Corporation.

Communications with the Board

An employee, officer or other interested party who has an interest in communicating with the Board may do so by directing the communication to the General Counsel of the Company. Persons who desire to communicate with the directors should send their correspondence addressed to the attention of the General Counsel, c/o Ryerson Holding Corporation, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606. The General Counsel will provide a summary of all appropriate communications to the addressed directors.

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Board Committees

Board Committees

Executive Committee

In December 2014, the Board established an Executive Committee in accordance with our Bylaws. The Executive Committee has and may exercise all powers that the Board legally delegates to it. In addition, during the intervals between meetings of the Board, the Executive Committee has and may exercise all of the powers of the Board, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, in the management of the business and affairs of the Corporation, unless otherwise limited by a resolution of the Board, the Company’s Amended and Restated Certificate of Incorporation or Bylaws, or applicable law. The Executive Committee is convened when circumstances do not allow the time, or when it is otherwise not practicable, for the entire Board to meet. The Executive Committee consists of Messrs. Kotzubei and Lehner. In 2025, the Executive Committee did not meet.

Transaction Committee

In August 2025, the Board established an ad hoc Transaction Committee in accordance with our Bylaws. The Transaction Committee had and exercised all those powers that the Board legally delegated to it. The Transaction Committee consisted of Messrs. Carruthers, Larson, and Kotzubei. In 2025, the Transaction Committee met twice.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (the “Governance Committee”) considers and oversees all corporate governance issues as they arise and develops appropriate recommendations for the Board regarding those issues. It is also responsible for reviewing the requisite skills and characteristics of the members of the Board. In 2025, the Governance Committee met twice. The Governance Committee currently consists of Mr. Carruthers and Ms. Leggio. Our Governance Committee is comprised entirely of independent directors.

Our Board has adopted an amended and restated written charter for the Governance Committee, pursuant to which the Governance Committee has, among others, the following responsibilities:

•
Oversee and assist our Board in identifying, reviewing and recommending nominees for election as directors and for appointment to Board committees;
•
Annually review and evaluate the overall effectiveness and functioning of the management, the Board, the Board Committees, and the compliance of the Board with applicable legal requirements;
•
Review and evaluate the composition and performance of the other Board committees, and recommend any changes to the composition, size and functions of each committee;
•
Develop, review and recommend corporate governance guidelines; and
•
Generally advise our Board on corporate governance and related matters.

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Board Committees

Process for Selecting Directors

The Governance Committee solicits and receives recommendations for potential director candidates from stockholders, management, directors, professional search firms and other sources. In selecting or recommending candidates to serve as directors, the Governance Committee takes into consideration the following criteria as approved by the Board, and as modified by the Board from time to time, and such other factors as it deems appropriate:

•
High personal and professional ethics, values and integrity;
•
Education, skill and experience that the Board deems relevant and useful, including whether such attributes or background would contribute to the diversity of the Board as a whole;
•
Ability and willingness to serve on any committees of the Board; and
•
Ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

The Governance Committee is committed to identifying qualified prospective director candidates that will serve the best interests of the Company and its stockholders. In order to maximize the results of its search for qualified candidates, the Governance Committee may solicit referrals from other members of the board, management and other sources, including third-party recommendations. In 2023 and again in 2024, the Company at the direction of the Governance Committee engaged a third-party search firm to identify quality candidates. The Chair of the Governance Committee and members of the Company’s senior management have also attended NYSE’s Board Networking Summit in an effort to identify quality candidates.

Once it determines that a candidate possess the qualities, professional experience and other attributes that it deems valuable for the needs of the current board, the Governance Committee and senior-level Company personnel vet the candidate by conducting extensive interviews and in-depth background checks, including soliciting opinions about the candidate from third parties.

The Governance Committee will consider all candidates recommended by the Company’s stockholders in accordance with the Company’s Bylaws. For additional information, see “Stockholder Nominations for Directors,” below on page 90.

Audit Committee

Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. In 2025, the Audit Committee met four times. The Audit Committee consists of Messrs. Calhoun, and Crawford and Ms. Kumbier. Each of Messrs. Calhoun and Carruthers and Ms. Kumbier are “independent” as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the applicable NYSE rules. Each is “financially literate,” and Mr. Calhoun, the chair of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, pursuant to which the Audit Committee has, among others, the following responsibilities:

•
Review and recommend to the Board the independent auditors to be selected to audit the financial statements;
•
Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company; in addition, review the extent of non-audit services provided by the independent auditors in relation to the objectivity needed in the independent audit and recommend that the Board take appropriate action in response to the independent auditors’ written statement to satisfy the Board as to the independent auditors’ independence;
•
Pre-approve all services provided by the independent auditors to the Company;
•
Pre-approve appropriate funding for payment of (a) compensation to the Company’s independent auditors for preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b)

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Board Committees

compensation to any advisors employed by the Committee and (c) ordinary administrative expenses necessary or appropriate to carry out its duties;
•
Ensure proper audit partner rotation;
•
Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized and at its conclusion review the audit with the Committee; upon completion of the audit and following each interim review of the Company’s financial statements, discuss with the independent auditors all matters required to be communicated to the Committee under generally accepted auditing standards, including the judgments of the independent auditors with respect to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the financial statements;
•
Review with the independent auditors, the internal auditor (if any) and the financial and accounting personnel, the adequacy of the accounting and financial controls and elicits any recommendations for improvement or particular areas where augmented controls are desirable;
•
Review the internal audit function of the Company including the independence and authority of its reporting obligations, the audit plans proposed for the coming year and the coordination of such plans with the work of the independent auditors;
•
Receive before each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan;
•
Review the financial statements contained in the annual and quarterly reports with management and the independent auditors;
•
Review any year-to-year changes in accounting principles or practices;
•
Provide sufficient opportunity at each meeting for the internal and independent auditors to meet with the Committee without management present; among the items to be discussed in these meetings are the independent auditors’ evaluation of the financial, accounting and auditing personnel, and their cooperation during the audit;
•
Review with the independent auditors any problems or difficulties the auditors may have encountered, including any disagreements with management;
•
Review accounting and financial personnel and succession planning;
•
Oversee the cybersecurity program, including mitigation efforts related to cybersecurity risks;
•
Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice (at the expense of the Company) for this purpose if, in its judgment, that is appropriate; and
•
Establish, as necessary, detailed pre-approval policies and procedures for engaging audit and non-audit services.

In addition to the above, the Audit Committee is also responsible for overseeing sustainability risks and other sustainability-related matters, including our reporting standards and requirements with respect to sustainability matters and related disclosures. The Audit Committee also reviews related party transactions. For additional information regarding our related party policy, see “Related Party Transactions,” below on page 88.

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Board Committees

Audit, Audit-related and Other Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of KPMG, our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by KPMG. For additional information regarding the services provided by KPMG and the fees for such services, see “Ratification of Appointment of Independent Registered Public Accounting Firm,” above on page 8.

Pre-approval Policies

The Audit Committee has established policies and procedures pursuant to which any audit or any permissible non-audit services to be provided by the independent registered public accounting firm must be pre-approved by the Committee or its delegates. At least quarterly, the Audit Committee reviews and, if appropriate, pre-approves services to be performed by the independent auditor, reviews a report summarizing fiscal year-to-date services provided by the independent auditor and reviews any updated projection of the fiscal year’s estimated fees. The Audit Committee may delegate to any member of the Committee the duty to pre-approve any payments of compensation to the independent registered public accounting firm, provided that the decisions of such member to grant pre-approvals shall be presented to the full Committee for ratification.

No required pre-approvals were waived or approved after the services commenced. Before approving the non-audit services described as “Tax Fees” under “Ratification of Appointment of Independent Registered Public Accounting Firm,” above on page 8, the Audit Committee reviewed whether the independent registered public accounting firm could provide those services and maintain its independence. The Audit Committee approved 100% of the audit-related fees tax fee and other fees for 2025 and 2024.

Other Policies

The Audit Committee has adopted policies to ensure the independence of the Company’s independent registered public accounting firm, including policies on employment of audit firm employees and audit partner rotation.

RYERSON 2026 Proxy Statement | 42

Board Committees

Audit Committee Report – Financial Statements Recommendation1

Management is responsible for the preparation, presentation and integrity of Ryerson’s consolidated financial statements and the reporting process including Ryerson’s internal controls over financial reporting and their effectiveness. The independent registered public accounting firm of KPMG LLP (“KPMG”) was responsible for performing an independent audit of Ryerson’s consolidated financial statements for the year ended December 31, 2025. The Audit Committee’s responsibility is to monitor and oversee these activities and processes. In this context, the Audit Committee reports as follows:

1.
The Audit Committee has reviewed and discussed with management Ryerson’s audited consolidated financial statements as of and for the year ended December 31, 2025 and management has represented that the consolidated financial statements were prepared in accordance with generally accepted accounting principles;
2.
The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees) and the Securities and Exchange Commission; and
3.
The Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee:

Kirk K. Calhoun, Chair

Bruce T. Crawford

Michelle A. Kumbier

1.
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

RYERSON 2026 Proxy Statement | 43

Compensation Committee

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other named executive officers, evaluating the performance of those officers in light of those goals and objectives and setting compensation of those officers based on such evaluations. In 2025, the Compensation Committee met twice. The Compensation Committee consists of Messrs. Calhoun, Carruthers and Kotzubei, all of whom were deemed independent as of February 2025.

Our Board has adopted a written charter for the Compensation Committee, pursuant to which the Compensation Committee has, among others, the following authority to fulfill its duties and responsibilities:

•
Review, revise and interpret the Company’s compensation philosophy, policies and objectives, including reviewing and approving any incentive compensation plans and equity-based plans of the Company; and the Compensation Committee shall report its determinations and any actions it takes with respect to the Company’s compensation philosophy, policies and objectives to the Board;
•
Review and approve annually the corporate goals and objectives applicable to the compensation of the Company’s CEO, evaluate at least annually the CEO’s performance in light of those goals and objectives and determine and approve the CEO’s compensation level based on this evaluation; the Committee’s decisions regarding performance goals and objectives and the compensation of the CEO are reviewed and ratified by the Board; in determining the long-term incentive component of the CEO’s compensation, the Committee shall consider all relevant factors, including the Company’s performance and relative stockholder return, the value of similar awards to chief executive officers at comparable companies and the awards given to the CEO in past years;
•
Review and approve the compensation for executive officers, including the review and approval of the design and implementation of any incentive arrangements, equity compensation and supplemental retirement programs;
•
Review and approve grants and awards to officers and other participants under the Company’s compensation and participation plans, including the Company’s management incentive plans;
•
Review and make recommendations to the Board regarding the amount and types of compensation that should be paid to the Company’s outside directors, to ensure that such pay levels remain competitive;
•
Review and approve any employment, severance or termination arrangements to be made with any executive officer of the Company;
•
Review all equity compensation plans under the listing standards of the NYSE or such other national securities exchange or stock market on which the Company’s securities may be listed and approve such plans in the Committee’s sole discretion;
•
Annually assist management in drafting the Company’s Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s public filings with the Securities and Exchange Commission by (i) articulating the discussion and analysis to be included in the CD&A, (ii) participating in or overseeing the drafting of the CD&A and (iii) reviewing the CD&A with management and determining whether to recommend to the Board that the CD&A be included in the Company’s annual report on Form 10-K or proxy statement, as applicable;
•
Prepare a report annually to be filed with the Company’s annual report on Form 10-K or proxy statement, as applicable, to state whether the Committee has reviewed and discussed the CD&A with management and, based on such review and discussions, whether the Committee has recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K or proxy statement, as applicable;

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Compensation Committee

•
Submit a report to the Board periodically, which shall include a review of any determinations, recommendations or issues that arise with respect to Company compensation philosophy, policies and objectives, executive compensation, management succession planning and any other matters that the Committee deems appropriate or is requested to be included by the Board;
•
determine stock ownership guidelines for the CEO and other executive officers and monitor compliance with such guidelines;
•
review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk;
•
review and recommend to the Board for approval the frequency with which the Company will conduct the stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company's proxy statement;
•
develop and recommend to the Board for approval one or more policies for the recovery or clawback of erroneously paid compensation, including any revisions to such policies, and monitor compliance with such policies, including determining the extent, if any, to which incentive-based compensation of any current or former employees should be recouped or forfeited; and
•
review the Company’s human capital management disclosure in the Company’s annual report on Form 10-K and proxy statement.

In addition, the Compensation Committee reviews the results of the stockholder advisory votes on (i) executive compensation and (ii) the frequency of the stockholder votes on executive compensation.

Committee Resources and Authority

Under the Compensation Committee’s charter, the Committee also has the resources and authority to:

•
Retain compensation consultants, independent counsel and other advisors;
•
Terminate any consulting firms and such other advisors;
•
Approve the consulting firms’ and other advisors’ fees and other retention terms; and
•
Determine the appropriate funding (at the expense of the Company) for (i) payment of compensation to any independent counsel and other advisers employed by the Committee and (ii) ordinary administrative expenses of the Committee.

In addition, the Committee may form and delegate its authority to subcommittees or to the Committee Chair when it deems appropriate and in the best interests of the Company, although it did not do so in 2024. Since 2016, the Company, at the Compensation Committee’s request, has engaged Compensation Advisory Partners, (“CAP”), an independent executive compensation consultant, to assist in planning for the Company’s executive compensation program.

Compensation Committee Interlocks and Insider Participation

Messrs. Kotzubei, Calhoun and Carruthers served on our Compensation Committee during all of the last completed fiscal year. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of the Compensation Committee is now an employee of the Company.

RYERSON 2026 Proxy Statement | 45

Compensation Committee Report

Compensation Committee Report1

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement, set forth below. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Respectfully submitted by the Compensation Committee:

Court Carruthers, Chair

Kirk K. Calhoun

Jacob Kotzubei

1.
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

RYERSON 2026 Proxy Statement | 46

Director Compensation

Director Compensation

Our Board has adopted a compensation program for our directors. Under the program, only directors, other than Platinum directors, who have been determined by the Board to be independent are eligible to receive compensation for their service as Board members. The following describes the director compensation program that was in effect during fiscal year 2025. For information regarding changes to the director compensation program, see “Fiscal 2026 Changes to the Director Compensation Program” below.

The program provides for an annual cash retainer, additional annual cash retainers for committee chairs and fees for meeting attendance, as follows:

Annual Retainer	$165,000

Annual Stock Grants	$35,000

Annual Chair Retainer and Stock Grant	$100,000

Committee Chair Retainers

Audit Committee Chair	$15,000

Compensation Committee Chair	$10,000

Nominating and Corporate Governance Committee Chair	$10,000

Meeting Attendance Fees

Each Board Meeting	$2,000

Each Committee Meeting	$1,500

(1) Delivered 50% in cash and 50% in stock.

Under the Company's director compensation program, directors are allowed to receive, in addition to the cash compensation, grants of stock awards. On the last day of each calendar quarter (or, if such date is not a business day, on the first business day following such date), each of our directors is eligible to receive a grant of fully vested shares under our Amended and Restated 2014 Omnibus Incentive Plan. Each award has an aggregate grant date fair value of $8,750 (and, if applicable, such award is prorated based on the director’s actual service performed during the applicable quarter). The aggregate number of shares covering such awards in any calendar year may not exceed 20,000 shares on a per-director basis. If the maximum number of shares has been granted to a director, such director will instead receive an award payable in cash in lieu of shares.

Under the Company's director compensation program, our directors may also be eligible to receive an additional retainer, fee, grant, or other payment for service on a special purpose committee or for any other special service from time to time, as determined by the Board in its discretion. Each director who serves on a special purpose committee will be paid a $1,500 committee meeting fee in connection with any special purpose committee meetings.

The following table presents information for compensation earned by our independent directors for their service as Board members during fiscal year 2025.

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Director Compensation

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (5)	Total

Kirk K. Calhoun(1)	$210,625	$34,947	$245,572

Court D. Carruthers(2)	$197,375	$34,947	$232,322

Michelle A. Kumbier(3)	$187,000	$34,947	$221,947

Stephen P. Larson(4)	$247,000	$84,956	$331,956

Karen M. Leggio(3)	$184,000	$34,947	$218,947

Bruce T. Crawford	$129,997	$24,667	$154,664

(1)
Consists of the annual retainer, Audit Committee chair retainer, Compensation Committee chair retainer, and meeting attendance fees.
(2)
Consists of the annual retainer and meeting attendance fees.
(3)
Consists of meeting attendance fees and a prorated annual retainer.
(4)
Consists of the annual retainer, Nominating and Corporate Governance Committee chair retainer, Board chair, and meeting attendance fees.
(5)
The amounts reported in this column represent the aggregate grant date value of the stock awards granted to the non-employee directors during 2025, calculated in accordance with FASB ASC Topic 718. The grant date fair value is calculated using the closing price of our common stock on the date of grant. For additional information, including a discussion of the assumptions used to calculate these values, please see Note 11 of the Consolidated Financial Statements contained in our Fiscal Year 2025 Annual Report on Form 10-K. For purposes of determining the number of shares delivered to each director, the award is calculated by the quotient of (x) $8,750, divided by (y) the closing price of the Company’s stock on the day immediately prior to the grant date, or if the closing price is not reported on such date, the closing price reported on the most recent reportable date prior to the grant date. As noted above, such awards may be prorated for partial service performed during an applicable calendar quarter. The number of shares delivered to each of our board members in 2025 (in each case, that were fully vested as of the applicable date of grant) totaled:

Name	Number of Shares
Kirk K. Calhoun	1,640
Court D. Carruthers	1,640
Michelle A. Kumbier	1,640
Stephen P. Larson	3,987
Karen M. Leggio	1,640
Bruce T. Crawford	716

We reimburse each member of our Board for out-of-pocket expenses incurred by them in connection with attending meetings of the Board and its committees. Cash compensation and reimbursements are paid in arrears on a quarterly basis.

Fiscal 2026 Changes to the Director Compensation Program

In December 2025, changes to the Director Compensation Program were approved by the Board effective as of April 30, 2026. The approved changes to the director compensation program are as follows:

•
Annual retainers for the committee chairs increased as follows: Audit Committee Chair to $25,000; Compensation Committee Chair to $20,000; and Nominating and Corporate Governance Committee Chair to $15,000;
•
The Lead Director receives an additional annual retainer of $35,000;

RYERSON 2026 Proxy Statement | 48

Director Compensation

•
Meeting attendance fees for Board and committee meetings (which were previously $2,000 and $1,500, respectively) were eliminated;
•
The structure of equity awards granted to eligible directors changed from quarterly grants of fully vested shares to a single annual grant of restricted stock units with a grant date fair value of $85,000, which vests over a one-year period, subject to the eligible director’s continued service through the vesting date, and accelerates upon a change in control (as defined in the Amended and Restated 2014 Omnibus Incentive Plan); and
•
Directors who join the Board mid-year receive a pro-rated annual grant of restricted stock units based on the number of days remaining in the fiscal year in which the director first becomes eligible.

RYERSON 2026 Proxy Statement | 49

Executive Officers

Executive Officers

Biographies

Our executive officers are elected by the Board of Directors and hold office until a successor is chosen or qualified or until their earlier resignation or removal. The following lists our executive officers and gives a brief description of their business experience as of February 24, 2026, other than Messrs. Lehner and Marabito’s, whose biography can be found on page 27 and 30, respectively:

James J. Claussen Executive Vice President & Chief Financial Officer (CFO)

James J. Claussen, 53, has been the Company’s Executive Vice President & Chief Financial Officer (CFO) since January 2021. From July 2018 until that time, he had served as the president of Central Steel & Wire Company, LLC (CS&W), a subsidiary of Ryerson. Previously, he had served as the CFO of the Company's North-West Region and general manager of corporate development, and held several various leadership positions within the Company. Mr. Claussen has a bachelor's degree in accounting from Minnesota State University, Mankato, and an MBA from the University of Minnesota Carlson School of Management.

Andrew S. Greiff Executive Vice President - Ryerson & President - Olympic Steel

Andrew S. Greiff, age 64, has served Executive Vice President, Ryerson and President, Olympic Steel since February 2026, when the Company acquired Olympic Steel. Before that he served as President and Chief Operating Officer of Olympic Steel since January 2020. From August 2016 through December 2019, he served as Executive Vice President and Chief Operating Officer of Olympic Steel. He previously served as President, Specialty Metals from 2011 to 2016 after having joined Olympic Steel in 2009 as Vice President of Specialty Metals. Prior thereto, Mr. Greiff spent 24 years in various positions within the steel industry and served as the President and CEO of his own steel trading company. Mr. Greiff served as a Board Member of the MSCI and a past director of Jewish Big Brother Big Sister and the Anti-Defamation League.

Molly D. Kannan Chief Accounting Officer & Corporate Controller

Molly D. Kannan, 44, has served as Chief Accounting Officer and Corporate Controller of the Company since January 2020. Ms. Kannan also served as the Company’s Interim Principal Financial Officer from January 2020 until January 2021. Previously, she served as our Corporate Controller since 2015, and held several various leadership positions within the Company. Ms. Kannan earned both a bachelor’s degree and a master’s degree in accounting from the University of Illinois at Urbana-Champaign.

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Executive Officers

Mark S. Silver Executive Vice President, Chief Legal & Risk Officer

Mark S. Silver, 55, has served as our Executive Vice President, Chief Legal & Risk Officer since February 2026. Before that, he served as our Executive Vice President, General Counsel & Secretary from February 2016 to January 2020, and as Vice President & Managing Counsel from January 2013 until February 2016. Prior to his time at the Company, from 2006 until 2012, Mr. Silver served as Vice President and Assistant General Counsel of Sara Lee Corporation, a consumer goods company. Mr. Silver earned a bachelor’s degree in political science from the University of Illinois and a Juris Doctor from Harvard University.

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Executive Compensation

Executive Compensation

Compensation Discussion and Analysis

Overview

This section explains our executive compensation philosophy, objectives and design; our compensation-setting process; our executive compensation program components; and the decisions made in 2025 with respect to the compensation of each of our named executive officers (or NEOs). The Company’s NEOs for 2025 are:

•
Edward J. Lehner, President & Chief Executive Officer (“CEO”);
•
James J. Claussen, Executive Vice President & Chief Financial Officer (“CFO”);
•
Molly D. Kannan, Chief Accounting Officer & Controller (“CAO”);
•
Mark S. Silver, Executive Vice President, Chief Legal & Risk Officer;
•
Srini Sundarrajan, Chief Information Officer ("CIO"); and
•
John E. Orth, Former Executive Vice President, Operations.

EXECUTIVE TRANSITION

Mr. Orth stepped down from all positions with the Company and its subsidiaries, effective July 31, 2025. In connection with his separation, Mr. Orth entered into a separation and release agreement with the Company, pursuant to which he is eligible to receive severance benefits, including (i) salary continuation for fifty-two (52) weeks based on his annual base salary of $360,360, (ii) the opportunity to elect continuation of medical and dental coverage under COBRA at the active employee rate beginning August 1, 2025 through December 31, 2025, and (iii) a pro rata amount of any earned but unpaid incentive or bonus payments under the Company’s 2025 Annual Incentive Plan, in each case, subject to his execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, and otherwise subject to the terms of his separation agreement. For additional information, see “Potential Payments Upon Termination or Change in Control,” below on page 78.

In addition, Mr. Silver was effective Febuary 13, 2026 appointed our Executive Vice President, Chief Legal & Risk Officer, previsously serving as our Executive Vice President, General Counsel & Chief Human Resources Officer. Further, Mr. Sundarrajan stepped down as CIO effective January 13, 2026 and will provide transition services as Special Advisor to the CIO to the Company through his scheduled separation date on April 10, 2026. In connection with his separation, Mr. Sundarrajan entered into a separation and release agreement with the Company, pursuant to which he is eligible to receive severance benefits following his departure, including (i) base salary continuation for thirty-seven (37) weeks, based on his annual base salary of $346,500, and (ii) the opportunity to elect continuation of medical and dental coverage under COBRA at the active employee rate for seven weeks, in each case, subject to his execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, and otherwise subject to the terms of his separation agreement. For additional information, see “Potential Payments Upon Termination or Change in Control,” on page 78.

Executive Compensation Philosophy

The Company’s compensation decisions are based on the goals of recruiting, retaining and motivating individuals who could help us meet and exceed our financial and operational goals, for the purpose of providing meaningful returns to our stockholders.

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Executive Compensation

Objectives

Ryerson’s executive compensation program is designed to:

align the interests of executive management with stockholders	provide market competitive compensation	attract and retain talented executives

differentiate rewards based on individual performance	encourage long-term value creation	avoid incentivizing excessive risk-taking

Principles

Ryerson seeks to promote a high-performance culture and create a compensation program that recognizes and rewards superior individual and Company performance. The following key principles are applied by the Board and our Compensation Committee when determining the compensation approach for the Company’s executives:

Accountability

Performance-based compensation is tied to metrics for annual corporate results, applicable business unit results and individual performance metrics. This ensures executives are held accountable through their compensation for the performance of the business and for achieving the Company performance objectives, thereby enhancing stockholder value.

Competitive Positioning

Ryerson seeks to provide competitive total compensation that includes significant upside potential for executives, with actual pay determined based on performance. For compensation decisions made based on peer group data, target compensation will be based upon a range around the median of the defined peer group.

Market Compensation Elements The compensation components reflect the competitive marketplace so that we can attract, motivate, reward and retain talented executives through business cycles.

Advisory Vote on Executive Compensation

In 2025, our stockholders overwhelmingly approved, on a non-binding, advisory basis, the compensation of our NEOs, with over 88% of the votes cast in favor of such compensation, and approved that the Company would annually seek, on an advisory, non-binding basis, a stockholder vote on executive compensation matters. The Compensation Committee considers the favorable advisory vote as support for its belief that the Company's pay-for-performance policy operates as it was designed, aligning the interests of our executive officers and stockholders and driving the NEOs' performance to enhance long-term stockholder value and achieve Company objectives.

This level of support was a factor in the Compensation Committee’s continued application of the same principles when making compensation decisions for our named executive officers for 2026.

Determination of Compensation

The Board established the Compensation Committee to oversee various compensation-related matters, including executive compensation. Since that time, the Compensation Committee has been responsible for executive compensation matters as further described above under “Compensation Committee,” beginning on page 44, and has the authority to make decisions regarding the named executive officers’ compensation. In determining the levels and mix of compensation, our Compensation Committee has not generally relied on formulaic guidelines but rather has sought to

RYERSON 2026 Proxy Statement | 53

Executive Compensation

maintain a flexible compensation program that allows it to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to maximize stockholder value. Subjective factors considered in compensation determinations included an executive’s tenure with the Company, skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance and whether the total compensation potential and structure were sufficient to ensure the retention of an executive when considering the compensation potential that may be available elsewhere.

Use of Peer Groups for Compensation Matters

Ryerson management, at the Compensation Committee’s request, has annually engaged an independent executive compensation consultant, currently Compensation Advisory Partners (“CAP”), to assist in planning for the Company’s executive compensation program. As an outside advisor, CAP has assisted in evaluating executive compensation programs, providing general executive compensation consulting support including a review of Ryerson’s compensation philosophy and compensation for Ryerson’s named executive officers. Specifically, CAP has completed competitive market positioning reviews of Ryerson’s named executive officers, based upon an assessment of relevant total compensation comparative data obtained from surveys and publicly reported proxy statements. The comparative reviews assessed the named executive officers’ base salaries, target annual bonuses (as a percentage of salary), total cash compensation and total direct compensation against the compensation paid to comparable positions reported in the surveys and comparable executives of the companies listed below, as reported by those companies. These companies (our “Peer Group”) generally are competitors of Ryerson or conduct business in industries similar to Ryerson’s and, as a group, have annual sales comparable to Ryerson’s.

ATI, INC. Applied Industrial Tech Inc. Carpenter Technology Corp. Century Aluminum Co. Commercial Metals Co. Haynes International Inc.	Kaiser Aluminum Corp. Kaman Corp. MRC Global Inc. MSC Industrial Direct Co Inc. Olympic Steel Inc.(1)	Reliance INC. Radius Recycling Inc. (2) Steel Dynamics Inc. Metallus InC. (3) Worthington Steel, Inc.(4)

(1) On October 28, 2025, the Company entered into a merger agreement to acquire Olympic Steel, Inc., which closed on February 13, 2026. Given the timing of the compensation evaluation and the closing of the merger, Olympic Steel was included as part of the Company’s Peer Group for 2025 as well as 2026.

(2) Formerly Schnitzer Steel Industries, Inc.

(3) Formerly Timkensteel Corporation.

(4) Formerly Worthington Industries, Inc.

At the Compensation Committee’s request, CAP regularly, and at least annually, attends Compensation Committee meetings. Further, the Chair of the Compensation Committee and our head of Human Resources will meet and consult with CAP through the year. CAP presented its report on the competitiveness of the executive compensation program for 2025 to the Compensation Committee in December 2024. The Compensation Committee and the Board considered the report and Peer Group information in making some of its 2025 compensation decisions, as further described below.

The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation. The Compensation Committee considered the independence of CAP under the relevant SEC rules and NYSE listing standards and determined that its work does not give rise to any conflicts of interest.

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Executive Compensation

Components of Compensation

The compensation provided to our named executive officers in 2025 consisted of the same elements generally available to our non-executive employees, including base salary, annual bonuses and retirement and other benefits, each of which is described in more detail below. In addition, each of our named executive officers has the opportunity to participate in an equity-based long-term incentive program. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including our named executive officers, and do not have a formal perquisites policy, but may provide perquisites and other personal benefits in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

Our named executive officers may also receive compensation in connection with the termination of their employment in some circumstances, as further described below under “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards,” on page 71, and under “Potential Payments Upon Termination or Change in Control,” on page 78.

Relationship Among the Different Components of Compensation

In order to ensure that our named executive officers are held accountable for our performance and changes in stockholder value, management and the Compensation Committee generally allocate total compensation such that the portion of compensation attributable to fixed elements, such as salary and benefits, decreases with increasingly higher levels of responsibility, and the portion attributable to variable, performance-based elements increases with increasingly higher levels of responsibility. In setting the allocation between the fixed and variable elements, we seek to ensure that sufficient fixed income is provided, while not incentivizing overly risky business strategies.

The percentage allocation between the named executive officers’ base salaries, target annual bonus and granted long-term incentive plan awards for 2025 is set forth below to show the relationship between the different components. Each component is discussed in more detail in the sections below.

Named Executive Officer	Base Salary(2)	Target Annual Bonus(1)	Long Term Incentive(3)

Edward J. Lehner	22.96%	28.70%	48.33%

James J. Claussen	27.07%	20.30%	52.62%

Molly D. Kannan	32.91%	21.39%	45.70%

Mark S. Silver	31.17%	21.82%	47.01%

Srini Sundarrajan	33.61%	21.85%	44.54%

John E. Orth	36.17%	23.51%	40.33%

(1)
The value of the target annual bonus is limited to payments made under the 2025 AIP and excludes the discretionary bonus granted to Ms. Kannan as described under “Actual Payouts under the 2025 AIP,” below on page 59.
(2)
The value of the base salaries is based on the named executive officers’ base salary rates as of December 31, 2025.
(3)
The value of the long-term incentive award (time-vesting restricted stock units (“RSUs”) and performance-vesting restricted stock units (“PSUs”) is determined based on the grant date fair value of the awards as described in footnote (3) to the Summary Compensation Table below on page 68 and excludes the Lehner Special RSU Grant as described under “2025 LTIP – Type of Equity Granted and Performance Metrics,” below on page 61.

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Executive Compensation

Base Salary

The base salary payable to each named executive officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities, as well as to recruit well-qualified executives. Salary is paid to ensure that we are able to attract and retain the talent necessary to lead our Company and to ensure that sufficient fixed income is provided even when variable compensation programs pay out below target (or not at all).

The named executive officers’ initial base salaries are generally determined in connection with the negotiation of their employment terms upon their hiring or promotion. The salary levels are then reviewed annually in connection with the Company’s salary review for all management employees. Each year, the head of the Company’s human resources department (currently our Executive Vice President, General Counsel & Chief Human Resources Officer) recommends to the CEO a salary adjustment for each officer reporting to the CEO (other than with respect to the Executive Vice President, General Counsel & Chief Human Resources Officer, which the CEO determines). This recommendation is based on a review of (i) competitive market factors (including the reports produced by CAP and the compensation practices of our compensation Peer Group and the positioning of each executive officers' compensation in a ranking of Peer Group compensation levels, taking into account each individual executive officers' skills, experience and qualifications relative to other similarly situated executives at the companies in our Peer Group), (ii) Company budget considerations and (iii) retention considerations and the officer’s performance during the prior year, including the CEO’s performance against the CEO’s personal goals determined at the beginning of the prior year. After reviewing this recommendation, the CEO may make modifications based on the CEO’s own assessment of individual performance and then prepares salary recommendations for the officers reporting to the CEO. The CEO then makes recommendations to the Compensation Committee for each officer (other than for the CEO); the Executive Vice President, General Counsel & Chief Human Resources Officer makes a recommendation directly to the Compensation Committee regarding the CEO’s salary, which recommendation is determined in the same manner as the recommendations to the CEO regarding the other officers’ salaries. The Compensation Committee members then review the salary recommendations and, after any adjustments, determine the officers’ base salaries on behalf of the Company, except for the CEO’s base salary, which the Compensation Committee recommends to the Board for approval. In determining base salaries for our named executive officers for any particular year, the Committee generally considers, among other factors, competitive market practice, individual performance for the prior year and the mix of fixed to variable compensation.

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2025 Base Salaries

In February 2025, in accordance with the process described above, the Compensation Committee considered the recommendations from Messrs. Silver and Lehner, the comparable compensation reported in surveys, the Peer Group information and other factors, including market competitiveness, and approved new base salaries for certain of the named executive officers that were intended to be effective July 2025 (except for the CEO’s base salary, which was recommended to and approved by the Board).

However, prior to the scheduled raises, the Company’s executive management team, other than Ms. Kannan, elected to eliminate their scheduled annual salary increases for 2025 given the prolonged industrial cyclical downturn. This was the second consecutive year that the Company's executive management team elected to eliminate their scheduled annual salary increases, except that Ms. Kannan received a merit increase to her base salary from $318,000 to $330,720. No other NEO received a 2025 base salary increase. As such, as of December 31, 2025, the NEOs' (other than Ms. Kannan's) base salary rates from 2023 remained in effect, as shown below.

			2025 Base Salary

Named Executive Officer	Previous Base Salary	2025 Board Approved Base Salary	Base Salary	Effective Date

Edward J. Lehner	$1,200,000	$1,200,000	$1,200,000	6/26/2023

James J. Claussen	$472,500	$496,125	$472,500	6/26/2023

Molly D. Kannan(1)	$318,000	$330,720	$330,720	7/7/2025

Mark S. Silver	$456,750	$475,000	$456,750	6/26/2023

Srini Sundarrajan	$346,500	$356,900	$346,500	6/26/2023

John E. Orth	$360,360	$367,567	$360,360	6/26/2023

(1)
Ms. Kannan was the only NEO who received a merit-based increase in her salary in 2025. No other NEO or executive officer received a base salary increase in 2025.

Annual Bonus

The Company has historically maintained an annual incentive plan (“AIP”), pursuant to which its key managers (including our named executive officers) are eligible to receive performance-based cash bonuses tied to the Company’s achievement of specified financial performance targets for each year. Each year the Compensation Committee or the Board establishes objective financial performance criteria that must be met by the Company in order for bonuses to be paid (usually establishing threshold, target and maximum payout levels for each type of performance measure), and other terms and conditions of awards under the AIP. It also approves any changes to the bonus targets for the named executive officers (other than the CEO’s, which is recommended to and approved by the Board), which are expressed as a percentage of annual salary base rates of the applicable AIP plan year. Under the AIP, no cash AIP bonuses are payable unless the Company achieves the performance thresholds set for the performance period. In general, a participant must be employed by the Company or its subsidiaries through the end of the AIP plan year to receive an AIP bonus payment, although some exceptions exist for circumstances such as retirement, death or position elimination. Additional information regarding AIP bonus payments in these circumstances is included below under “Potential Payments Upon Termination or Change in Control,” on page 78.

The named executive officers’ target AIP bonus percentages are generally determined in connection with the negotiation of their employment terms upon their hiring or promotion. The target bonus percentages are then reviewed annually by the head of the Company’s human resources department who makes a recommendation to the CEO regarding any percentage adjustments for each officer reporting to the CEO (other than himself, which the CEO determines). This

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recommendation is based on a review of the same factors he uses in determining base salary adjustments. After reviewing this recommendation, the CEO may make modifications based on his own assessment, and then prepares recommendations for the officers reporting to him. The CEO then makes his recommendations to the Compensation Committee for each officer (other than himself); the head of the Company’s human resources department makes a recommendation directly to the Compensation Committee regarding the CEO’s percentage, which recommendation is determined in the same manner as his recommendations to the CEO regarding the other officers’ bonus target percentages. The Compensation Committee members then review the target bonus percentage recommendations and, after any adjustments, determine each officer’s target bonus percentage on behalf of the Company, except for the CEO’s bonus targets, which the Compensation Committee recommends to the Board for approval. In determining target bonus percentages for our named executive officers for any particular year, the Committee generally considers the same factors it uses in determining base salary rate adjustments. The Compensation Committee may make the target bonus percentage change effective for the full year or make it effective on some date later in the plan year. If a participant’s target bonus percentage is changed effective during a plan year, then the effective target bonus percentage for the plan year is a weighted average of the two percentages, based on the time during the year that each of the two percentages was in effect unless determined otherwise by the Compensation Committee.

2025 Annual Incentive Plan

In February 2025, the Company’s 2025 annual incentive plan (the “2025 AIP”) was approved by our Compensation Committee, and initially, each eligible participant was going to receive a prepayment in the total amount of 18.75% of such participant’s target bonus opportunity which prepayment would be, subject to continued employment, payable in three equal installments of 6.25% following the three first quarters of 2025 . However, prior to the scheduled prepayments, the Company’s executive management team elected to eliminate such scheduled prepayments given the prolonged industrial cyclical downturn. Instead, the 2025 AIP was designed to be consistent with prior fiscal years.

The 2025 AIP bonus targets for our named executive officers are expressed as a percentage of their annual base salary rates in effect on November 30, 2025. Each such target was determined in accordance with the process described above.

In February 2025, the Compensation Committee considered the recommendations of Messrs. Lehner and Silver, the comparable compensation reported in surveys, the Peer Group information and other factors, including the factors it considered in making base salary rate adjustments, and it set the target bonus percentages of the named executive officers as set forth in the below table for the fiscal year 2025 (except for the CEO’s target, which was recommended to and approved by the Board). The target AIP bonus levels were set to reflect the relative responsibility for our performance and to allocate appropriately the total cash opportunity between base salary and incentive-based compensation. The 2025 target AIP bonus levels for each of the named executive officers remained unchanged compared to the prior fiscal year.

Named Executive Officer	2025 target bonus percentage

Edward J. Lehner	125%

James J. Claussen	75%

Molly D. Kannan	65%

Mark S. Silver	70%

Srini Sundarrajan	65%

John E. Orth	65%

For the 2025 AIP, it was determined that a combination of earnings before interest, taxes, depreciation, amortization and other adjustments (“Adj. EBITDA, excl. LIFO”), and “economic value added” (“EVA”) should be used as the performance measures for determining the cash AIP bonus payable to our named executive officers. Adj. EBITDA, excl. LIFO and EVA were chosen as the appropriate performance measures to motivate our key executives, including the named executive

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officers, to both maximize earnings and increase our enterprise value. These performance measures’ thresholds and targets are set such that they exceed fixed cash commitments.

Adj. EBITDA, excl. LIFO is calculated as our net income excluding interest and other expense on debt, provision for income taxes, depreciation, amortization, reorganization of expenses and income, net last-in first-out inventory expenses or income, asset impairment expenses, and other charges (as reported in the Company’s annual audited financial statements included in the Company’s Form 10-K and other SEC filings).

EVA is the amount by which Adj. EBITDA, excl. LIFO exceeded a carrying cost of capital applied to certain of our assets (“Cost of Capital”). Cost of Capital is equal to our net operating assets (accounts receivable plus average cost inventory plus property, plant & equipment, plus prepaid expenses and other assets, minus accounts payable, minus salaries & wages payable, and minus other current liabilities) (as reported in the Company’s annual audited financial statements included in the Company’s Form 10-K and other SEC filings) multiplied by the “cost of capital rate” of 15%. In summary, EVA is calculated as Adj. EBITDA, excl. LIFO minus the Cost of Capital.

For our named executive officers, 50% of their bonus opportunity for 2025 was based on Company (“corporate”) Adj. EBITDA, excl. LIFO and the remaining 50% was based on corporate EVA for 2025. The targets for each objective considered the lower fixed cash commitments, such as interest and pension expense, which accrued to the benefit of stockholders by way of dividends and share repurchases.

A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is included in Appendix A to this proxy statement.

Actual Payouts under the 2025 AIP

The Compensation Committee reviewed the Company’s financial performance and determined that corporate performance met the threshold, but fell below the target payout level under the 2025 AIP resulting in a payout of approximately 30% of target AIP bonuses for all named executive officers. While threshold levels were achieved, the performance attainment was below target levels as corporate performance continued to remain sluggish due to a continuation of slow industry demand, declining metal prices and margin compression, and the economic impact of inflationary pressures that continued to persist in 2025.

Information on the 2025 AIP achievement levels of our named executive officers and actual 2025 AIP payouts are shown in the tables below.

Performance Criteria (Corporate)	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)	2025 Performance	Payout Percentage Performance

2025 EBITDA excl. LIFO

Company Group(1)	130.0	190.0	325.0	138.5	31.6%

2025 EVA

Company Group(1)	(54.0)	—	105.0	(49.9)	28.5%

(1)
Equal weighting is generally given with respect to each of Adj. EBITDA, excl. LIFO and EVA in determining AIP bonuses actually earned.

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Named Executive Officer	Base Salary	Target 2025 AIP Bonus (as a percentage of Base Salary)	Target 2025 AIP Bonus (dollar amount)	Actual 2025 AIP Award Paid

Edward J. Lehner	$1,200,000	125%	$1,500,000	$451,500

James J. Claussen	$472,500	75%	$354,375	$106,667

Molly D. Kannan(1)	$318,000	65%	$206,700	$64,705

Mark S. Silver	$456,750	70%	$319,725	$96,237

Srini Sundarrajan	$346,500	65%	$225,225	$67,793

John E. Orth	$360,360	65%	$234,234	$41,128

(1)
Excludes Ms. Kannan’s additional one-time discretionary bonus of $50,000 in recognition of her performance and expanded responsibilities.

2025 AIP & Discretionary Bonuses

In the beginning of the fiscal year, we establish performance measures for determining the payable AIP bonus. The Compensation Committee and our Board generally view the use of AIP bonuses as an effective means to compensate our named executive officers and other participants for rewarding performance, employee retention, and achieving our annual financial goals. However, the Compensation Committee may take into consideration any relevant facts and circumstances and pay discretionary bonus to incentivize employees and encourage retention when appropriate. The Board approved a one-time discretionary bonus of $50,000 for Ms. Kannan in February 2025. This bonus was awarded in recognition of Ms. Kannan’s performance, her expanded responsibilities overseeing the Tax and Treasury Departments, and her leadership in managing a successful external auditor transition.

Long-Term Incentive Plan (“LTIP”)

The Compensation Committee expects that the Company will grant equity awards to select employees on an annual basis under an LTIP to serve several compensation objectives. First, the Compensation Committee believes that equity awards, in tandem with our executive stock ownership guidelines described below under “Director and Executive Stock Ownership Guidelines” on page 66, encourage ownership of our common stock by our executive officers, which aligns the interests of those officers with those of our stockholders. In addition, the vesting provisions applicable to the awards are structured to help retain executive officers and reward the achievement of long-term business objectives that benefit our stockholders. The Compensation Committee believes that performance metrics applicable to long-term incentive awards are particularly critical to encourage forward planning for our success. The Compensation Committee intends to continue to align the metrics for future long-term incentive compensation programs with the Company’s strategic goals as they evolve.

The equity awards are issued under the Company’s Second Amended and Restated Omnibus Incentive Plan (the “Second Amended and Restated Omnibus Plan”). The Second Amended and Restated Omnibus Plan permits the grant of various types of awards which allows the Compensation Committee to choose awards it believes will provide competitive long-term incentive compensation.

The Compensation Committee expects to approve the design of the LTIP annually for the upcoming year and to make LTIP equity awards to named executive officers. Management, including the President & CEO, the CFO and the head of the Company’s human resources department, currently our Executive Vice President, General Counsel & Chief Human Resources Officer, initially discuss and determine the annual LTIP program elements for recommendation to the Compensation Committee. This includes the type of equity award to be granted as well as the aggregate size of the awards for all selected employees. After considering management’s recommendation and other factors, the Compensation Committee then determines the design of the LTIP for the upcoming year, as well as the types and sizes of awards to the named executive officers.

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In determining the type and aggregate size of all awards to be provided in general and to the named executive officers, as well as the performance metrics that may apply, the Compensation Committee may consider factors including the strategic goals of the Company, trends in corporate governance, accounting impact, the Company’s aggregate budget for long-term incentive compensation, cash flow, the impact on the Company’s earnings per share and the number of shares of common stock that would be required to be allocated. The Compensation Committee may also consider some or all of the following: the officer’s original terms of hire, performance against annual performance goals and considerations of fairness and comparability within the Company. The Compensation Committee also reviews and may adjust the target long-term incentive award at the time of promotions or other significant increases in executive responsibilities.

2025 LTIP – Type of Equity Granted and Performance Metrics

In March 2025, the Company granted LTIP awards in the form of RSUs and PSUs to some of its employees, including its named executive officers, as part of its regular grant cycle.

The following information is being provided as required by Item 402(x) or Regulation S-K. The Company’s long-standing practice has been to grant equity compensation on a pre-determined schedule at approximately the same time each year, with interim or off-cycle grants being reviewed and approved by the Compensation Committee as circumstances warrant. During fiscal year 2025, the Company did not grant stock options or stock appreciation rights to its employees. The Compensation Committee and the Board did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and for fiscal year 2025, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Each of our named executive officer’s 2025 LTIP award was allocated such that two-thirds of the total number of awards consisted of PSUs and one-third of the total number consisted of RSUs. More PSUs were granted than RSUs in order to place greater emphasis on successful financial performance of the Company. All of the RSU and PSU awards were subject to award agreements and the terms of the Second Amended and Restated Omnibus Plan.

The 2025 LTIP awards were granted following Ryerson management presenting Peer Group data and other general survey data from CAP regarding long-term incentive awards to the Compensation Committee. This data included information presented by CAP at the December 2024 Compensation Committee meeting regarding award types, mix of awards and award-vesting periods. After consideration of the information presented and the Compensation Committee's recommendations, the Board approved the 2025 LTIP design and the named executive officers’ LTIP awards in February 2025.

In addition, in April 2025, the Board approved a special one-time, off-cycle grant of 600,000 RSUs to Mr. Lehner, which cliff vests on the fifth (5th) anniversary of the grant date, subject to his continued employment through the applicable vesting date, except that if his employment is terminated by the Company without cause, by Mr. Lehner with good reason upon or following a change in control, or due his death or disability, the then-unvested RSUs will become fully vested (subject to his execution and non-revocation of a release of claims and his continued compliance with restrictive covenant obligations) (such grant, the “Lehner Special RSU Grant”). The Lehner Special RSU Grant was granted to Mr. Lehner for retention purposes and to align his total compensation with that of our Peer Group based on market practices. Other than the Lehner Special RSU Grant, no other form of LTIP award was granted outside of the Company’s regular grant cycle.

Restricted Stock Units (“RSUs”)

An RSU is a right to receive a share of Ryerson common stock (or cash based on the value of a share of stock) on a specified vesting date in the future. The RSUs issued as part of the Company's annual LTIP program vest on each of the first three anniversaries of the RSU grant date, provided that the recipient remains employed by the Company through the applicable vesting date (unless otherwise determined by the Compensation Committee).

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RSUs granted to our named executive officers accrue dividend equivalents in the event the Company declares a cash dividend on its common stock, but the holders of the RSUs have no other rights as stockholders with respect to the RSUs (e.g., no voting rights). Holders of the RSUs may not sell, assign or otherwise transfer the RSUs, and any unvested RSUs are forfeited if the holder’s employment is terminated for any reason.

Performance Units (“PSUs”)

A PSU is a right to receive a share of Ryerson common stock (or cash based on the value of a share of stock) on a specified vesting date in the future, subject to the level of achievement of predetermined organizational performance goals over a specified period of time. The PSUs awarded under the 2025 LTIP will vest, if at all, on the later to occur of (x) the third anniversary of the PSU grant date, and (y) the date the Compensation Committee certifies the Company’s achievement of applicable performance objectives. Vesting of the PSUs is subject to the recipient remaining employed by the Company through the vesting date (unless otherwise determined by the Compensation Committee), and the portion of the PSUs that vest will depend on the level of the Company’s performance over the three-year period from 2025 through 2027 (the “PSU Performance Period”) against certain performance objectives. The actual number of shares of Ryerson common stock (or cash based on the value of such number of shares) received with respect to a PSU award might not equal the targeted number of shares, depending on the Company’s performance. The three-year performance period was chosen to emphasize the importance of achieving longer-term goals in creating value for stockholders.

PSUs granted to our named executive officers under the 2025 LTIP do not provide the holder with any rights as stockholders with respect to the PSUs (e.g., no voting rights) and do not accrue any dividend equivalent rights. Holders of the PSUs may not sell, assign or otherwise transfer the PSUs, and any unvested PSUs are forfeited if the holder’s employment is terminated for any reason (unless otherwise determined by the Compensation Committee).

PSU Performance Objectives

Payment under the PSUs granted to our named executive officers under the 2025 LTIP is subject to the achievement of the following two PSU performance objectives: (i) a “Cumulative Adjusted EBITDA” performance objective, and (ii) a “Cumulative Managerial Controllable Free Cash Flow” performance objective.

For these purposes, “Cumulative Adjusted EBITDA” means the sum of Adjusted EBITDA and net last-in first-out inventory expense or income (as reported in the Company’s SEC filings for the applicable period) over the entire PSU Performance Period. In addition, for these purposes, “Cumulative Managerial Controllable Free Cash Flow” means the sum of Adjusted EBITDA, net last-in first-out inventory expense or income (as reported in the Company’s SEC filings for the applicable period), plus or minus changes in the Consolidated Statements of Cash Flows for inventory, accounts receivable, accounts payable, capital expenditures and proceeds from asset sales, for the PSU Performance Period (as reported in the Company’s Forms 10-K) combined. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is included in Appendix A to this proxy statement. These objectives are aligned with increasing equity value through deleveraging the balance sheet, while simultaneously growing the long-term profitability of the company.

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Determining PSUs Earned and Award Range

The actual number of PSUs granted to our named executive officers under the 2025 LTIP that are earned, if any, will be based on the Company’s achievement of the two performance objectives, Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow measured in total during the PSU Performance Period against established targets for each objective, each as set forth below. The performance objectives are weighted 50% each such that half of the PSUs granted vest based on achievement of the Cumulative Adjusted EBITDA metric and half based on achievement of the Cumulative Managerial Controllable Free Cash Flow metric. The performance objectives provide that vesting of its respective 50% of the total PSU award is subject to the Company achieving an amount equal to or greater than a specified threshold dollar amount for such performance objective for the Performance Period. If a performance objective is achieved at threshold but not exceeded, half of the PSUs relating to that performance objective will vest. If the target for a performance objective is achieved or exceeded, 100% of the PSUs relating to that performance objective will vest. If an amount in between the threshold and target dollar amount for a performance objective is achieved, the vesting percentage will be interpolated on a straight-line basis. If performance for either objective is below the applicable threshold, none of the corresponding PSUs will be earned. The following are the threshold and target performance objectives for the PSUs for the 2025 LTIP.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)

Cumulative Adjusted EBITDA (50%)	$475.0M	$650.0M

Cumulative Managerial Controllable Free Cash Flow (50%)	$325.0M	$450.0M

(1)
Performance between the threshold and target levels will be interpolated on a straight-line basis.
(2)
None of the corresponding PSUs vest if performance for the applicable target is below threshold.

The level of difficulty of attaining the Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow performance objectives is moderate, based on projected results over the performance period. When granted, the company expects that performance results will be in the range between threshold and target levels.

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PSU Grant Achievement

The PSUs granted on March 31, 2023 to certain employees, including the named executive officers, were originally awarded with vesting based on the achievement of Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow in the three-year performance period beginning on January 1, 2023 and ending December 31, 2025.

In February 2026, the Board certified that the Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow goals for such performance period had been achieved at 100% and 0% of target levels, respectively. Accordingly, 50% of the PSUs granted on March 31, 2023 will vest on March 31, 2026, subject to the recipient remaining employed by the Company through the vesting date.

For additional detail on the RSUs and PSUs (both performance-based and service-based) held by our named executive officers, see the “Outstanding Equity Awards at Fiscal Year-End Table” below.

For PSU awards granted under our LTIP in 2024 and 2025, participants are eligible to earn PSUs based on meeting performance objectives tied to a target level of Managerial Controllable Free Cash Flow and cumulative Adj. EBITDA, excl. LIFO, with equal weighting given to each metric. The 2024 PSU grant is currently projected to achieve a 0% payout level for cumulative Adj. EBITDA excl. LIFO and a 0% payout level for Managerial Controllable Free Cash Flow.

Attainment of performance targets over the past two years has been challenging. As we invest in the operating model for long-term growth, we have increased our operating assets. However, the returns on these strategic, long-term investments will not be realized immediately, creating a short term disconnect with EVA. In addition, there has been unexpected sluggish industry demand over a longer-than-usual period, together with unprecedented years of declining metals prices and margin compression. These circumstances have made it difficult to attain performance targets despite solid company performance and strong free cash flow generation.

Nonqualified Stock Options (“NSOs”)

In addition to RSUs and awards granted during the Company’s regular grant cycle, the Company may also grant NSOs.

NSOs granted to our named executive officers under the LTIP do not provide the holder with any rights a stockholder with respect to the NSOs (e.g., no voting rights) and do not accrue any dividend equivalent rights. Holders of the NSOs may not sell, assign or otherwise transfer the NSOs, and any unvested NSOs are forfeited if the holder’s employment is terminated for any reason (unless otherwise determined by the Compensation Committee). NSOs that are not exercised within the exercise period are also forfeited.

We did not grant NSOs to our named executive officers in 2025, and all outstanding NSOs held by our named executive officers were fully vested as of December 31, 2025. See the “2025 Option Exercises and Stock Vested” table on page 78 for additional information.

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Named Executive Officer 2025 LTIP Awards

In February 2025, after review of management’s recommendations regarding the type and size of 2025 LTIP awards to the named executive officers, the Board awarded the named executive officers the following 2025 LTIP awards, which were granted in March 2025 in accordance with the Company's regular grant cycle:

Named Executive Officer	PSUs (units)	RSUs (units)(1)

Edward J. Lehner(2)	73,700	36,300

James J. Claussen	26,800	13,200

Molly D. Kannan	13,400	6,600

Mark S. Silver	20,100	9,900

Srini Sundarrajan	13,400	6,600

John E. Orth	13,400	6,600

(1)
One-third of such RSUs will vest on each of the first three anniversaries of the RSU grant date.
(2)
Excludes a special one-time off-cycle grant of 600,000 RSUs to Mr. Lehner in April 2025 under the Second Amended and Restated Omnibus Plan. See ‘2025 LTIP – Type of Equity Granted and Performance Metrics’ above for additional information
(3)
Mr. Orth's PSUs and RSUs were all forfeited upon his departure.

The Board approved the 2025 LTIP awards to the named executive officers after considering Peer Group data, comparable compensation data obtained from surveys, the officers’ positions, and shares available for allocation under the Second Amended and Restated Omnibus Plan.

Additional information regarding the 2025 LTIP equity awards granted to our named executive officers, including the threshold and target award amounts for the PSUs, is included in the table below under “Grants of Plan-Based Awards,” on page 70.

Retirement Benefits

Qualified Savings Plans

Our tax-qualified employee savings and retirement plan (the “401(k) Plan”) covers certain full- and part-time non-union employees, including our named executive officers. Under the 401(k) Plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limits and have the amount of such reduction contributed to the 401(k) Plan. Our Board believes that the 401(k) Plan provides an important and highly valued means for employees to save for retirement.

All of our named executive officers participated in the 401(k) Plan on the same basis as our other employees in 2025. Under this plan, we matched 100% of the first 4% of each employee’s contributed base salary and 50% of the contributions from 4% to 6% of the employee’s contributed base salary.

Nonqualified Savings Plan

We also maintain a nonqualified savings plan, which is an unfunded, nonqualified plan that allows a select group of management and highly compensated employees who make the maximum annual contributions allowed by applicable law to the 401(k) Plan to make additional deferrals in excess of the statutory limits. Under this plan, participants may contribute from 1% to 10% of their base salary. Just as we do for the 401(k) Plan, under this plan we match 100% of the first 4% of each participant’s contributed base salary, and 50% of the contributions from 4% to 6% of the participant’s contributed base salary. Our named executive officers will be entitled to the vested balance of their respective accounts when they retire or otherwise terminate employment. Participants are generally permitted to choose whether the benefits paid following their retirement will be paid in a lump sum or installments, with all amounts to be paid by the end of the

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calendar year in which the employee reaches age 75. For participants terminating employment for reasons other than retirement, the account balance is payable in a lump sum by no later than 60 days after the one-year anniversary of the termination of employment. Our nonqualified savings plan allows deferred amounts to be notionally invested in the Managed Income Portfolio Fund II (or any successor fund) that is available to the participants in our 401(k) Plan.

Our Board believes that our nonqualified savings plan provides an enhanced opportunity for our eligible employees, including our named executive officers, to plan for and meet their retirement savings needs. In 2025, none of our named executive officers contributed to the nonqualified savings plan and we did not make any contributions to it on behalf of any of them. Mr. Claussen is the only NEO who continues to maintain an account in the nonqualified savings plan.

Perquisites and Other Benefits

All of our named executive officers were eligible for coverage under our health insurance programs, as well as group life insurance, short-term disability and long-term disability benefits, on the same terms as our other employees.

Employment Agreements

Our Compensation Committee believes that employment agreements with our named executive officers are valuable tools to both enhance our efforts to retain these executives and protect our competitive and confidential information. We are party to agreements with each of our named executive officers that govern their employment with the Company. The Employment Agreements with our named executive officers are described in more detail under “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards - Employment Agreements,” below on page 71. The estimates of the value of the benefits potentially payable under these agreements (if any) upon certain terminations of employment or change of control are included under “Potential Payments Upon Termination or Change in Control,” below on page 78.

Compensation Risk Management

The Company’s management conducts a risk-assessment annually related to the Company’s compensation programs and presents to the Compensation Committee its assessment of the related risks. The Company’s assessment in 2025 included a review and assessment of risks related to Company’s AIP and LTIP discussed in this proxy statement, including an analysis of the mix of fixed and at-risk compensation based on each position’s level of accountability and its impact on financial results, as well as sales incentive plans applicable to the Company’s sales employees. We have reviewed our compensation policies and practices and have determined that those policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax Considerations and Deductibility of Compensation

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally denies a publicly held corporation a deduction for federal income purposes for compensation in excess of $1 million per year paid to certain “covered employees.” The Compensation Committee may, from time to time, design programs that are intended to further our success, including by enabling us to continue to attract, retain, reward and motivate highly qualified executives that may not be deductible as a result of the limitations on deductibility under Section 162(m) of the Code.

Director & Executive Stock Ownership Guidelines

Our stock ownership guidelines for our executive officers are intended to increase the stake these officers hold in the Company and to more closely align their long-term financial interests with those of our stockholders and to help mitigate

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Executive Compensation

potential risk-taking behaviors (such as focusing on short-term gains at the expense of long-term value). The guidelines provide that officers meet the following stock ownership requirements:

•
The President & CEO should acquire and maintain stock ownership equal in value to at least five times his/her base salary;
•
The CFO and COO should acquire and maintain stock ownership equal in value to at least three times his/her base salary; and
•
Our other Section 16 executive officers should acquire and maintain stock ownership equal in value to at least two times his/her base salary.

Our current executive officers have five years to achieve the above ownership requirements from the date the ownership guidelines were adopted. Newly hired and promoted executive officers will have five years from the date they are appointed to achieve their ownership requirements. Shares of common stock, unvested RSUs and restricted stock, vested RSUs, and earned PSUs are included in the calculation of stock ownership levels. All our executives were in compliance with the guidelines at the end of December 31, 2025.

Effective January 2026, the Compensation Committee updated our stock ownership guidelines to cover our non-employee directors. Under the new guidelines, each director should acquire and maintain stock ownership equal in value to at least three times the value of his/her annual restricted stock unit grant award. Directors have five years from the date of their appointment to achieve the applicable ownership requirement.

Prohibition on Speculative Stock Transactions

The Company considers it improper and inappropriate for our employees, officers and directors to engage in speculative transactions in Ryerson securities. We have an insider trading policy that governs the purchase, sale and other dispositions of our securities by our directors, officers, and employees, and by the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. It is against the Company’s policy for our employees, officers and directors to engage in hedging with respect to the Company’s securities, including by trading in put or call options, or other derivatives or similar instruments that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any of the Company’s securities, or by selling the Company’s securities “short.”

Clawback Policy

We maintain a clawback policy as required by the final Dodd-Frank Rules and NYSE exchange listing standards. In accordance with the applicable rules, in connection with an accounting restatement our policy requires recoupment of certain erroneously awarded incentive compensation paid to our executive officers if the amounts paid were based on a financial reporting measure and the executive officer received more incentive compensation during the three completed fiscal years preceding the date of the accounting restatement than they would have received had such compensation been determined based on the restated amounts, without regard to any fault or misconduct.

Recommendation

As set forth in the “Compensation Committee Report” above on page 46, the committee has reviewed this Compensation Discussion and Analysis and recommended its inclusion in this proxy statement.

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Compensation Tables

Compensation Tables

The following table presents compensation information for Mr. Lehner, President & CEO; Mr. Claussen, EVP and CFO; Ms. Kannan, CAO & Controller; Mr. Silver, EVP, General Counsel & CHRO; and Mr. Sundarrajan, CIO, our next most highly compensated executive officers serving on December 31, 2025; and Mr. Orth, Former EVP, Operations, who would have been one of our highest compensated executive officers but for the fact he was not serving on December 31, 2025.

Summary Compensation Table

For the three Fiscal Years Ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(6)	Total ($)

Edward J. Lehner	2025	1,200,000	—	16,127,600	451,500	78,808	17,857,908

President & CEO	2024	1,200,000	—	3,685,000	—	78,050	4,963,050

	2023	1,150,000	—	4,001,800	1,250,480	73,968	6,476,248

James J. Claussen	2025	472,500	—	918,400	106,667	38,042	1,535,609

EVP & CFO	2024	472,500	—	1,172,500	—	36,963	1,681,963

	2023	461,250	—	1,273,300	295,426	50,897	2,080,873

Molly D. Kannan	2025	323,871	50,000	459,200	64,705	26,094	923,870

Chief Accounting Officer & Controller (“CAO”)

Mark S. Silver	2025	456,750	—	688,800	96,237	34,503	1,276,290

EVP, General Counsel &	2024	456,750	—	837,500	—	31,429	1,325,679

Chief Human Resources Officer ("CHRO")	2023	445,875	—	909,500	266,540	29,573	1,651,488

Srini Sundarrajan	2025	346,500	—	459,200	67,792	28,034	901,526

Chief Information Officer ("CIO")

John E. Orth	2025	221,760(6)	—	459,200(7)	41,128	386,177	1,099,767

Former EVP, Operations	2024	360,360	—	586,250	—	27,759	974,369

	2023	353,430	—	636,650	195,270	25,712	1,211,062

j

(1)
Base salary increases, if any, are implemented during the year; therefore, amounts shown in this column may not exactly match the base salaries disclosed as 2025 base salaries in the CD&A. For additional information on base salaries, please see “Compensation Discussion and Analysis - 2025 Base Salaries” above on page 57.
(2)
The amount reported for Ms. Kannan in the “Bonus” column for 2025 includes a discretionary cash bonus of $50,000. This bonus was approved by the Compensation Committee in February 2025 and was made outside of the AIP in recognition of Ms. Kannan’s performance and expanded responsibilities. For additional information regarding Ms. Kannan’s discretionary bonus see “- Compensation Discussion and Analysis – 2025 Discretionary Bonuses”, above on page 60.
(3)
The amounts in this column reflect the aggregate grant date fair values of the RSUs and the PSUs awarded to the named executive officers on March 31, 2025, under the 2025 LTIP and, for Mr. Lehner, the grant date fair values of the Lehner Special RSU Grant awarded on March 31, 2025, under the 2025 LTIP, as further described above under “Long-Term Incentive Plan (“LTIP”),” on page 60, and below under “Grants of Plan-Based Awards,” on page 70. The grant date fair value of these awards was computed in accordance with FASB ASC Topic 718 and the per-unit grant date fair value of each award was determined to be the closing price per share of our common stock on the applicable date of grant. This determination with respect to the PSUs assumes that the PSUs will be earned at target performance levels, which is also the highest level of performance for such awards, and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date. For additional information, including a discussion of the assumptions used to calculate these values, please see Note 11 of the Consolidated Financial Statements contained in our Fiscal Year 2025 Annual Report on Form 10-K.
(4)
The amounts reported as earned in this column represent the amounts earned by each named executive officer under our 2025 AIP. For additional information regarding our 2025 AIP see “- Compensation Discussion and Analysis – Annual Bonus – 2025 Annual Incentive Plan”, above on page 58.

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Compensation Tables

(5)
The amounts reported as earned in this column represent the following for 2025 for:
•
Mr. Lehner. $17,502 of matching contributions under our 401(k) Plan, $4,902 for life insurance premiums for coverage in excess of $50,000, $56,304 for dividend equivalents in respect of unvested RSUs delivered in connection with declared dividends, and $100 for an annual physical.
•
Mr. Claussen. $17,271 of matching contributions under our 401(k) Plan, $1,818.96 for life insurance premiums for coverage in excess of $50,000, $18,851 for dividend equivalents in respect of unvested RSUs delivered in connection with declared dividends, and $100 for an annual physical.
•
Ms. Kannan. $16,200 of matching contributions under our 401(k) Plan, $523 for life insurance premiums for coverage in excess of $50,000, and $9,370 for dividend equivalents in respect of unvested RSUs delivered in connection with declared dividends.
•
Mr. Silver. $17,493 of matching contributions under our 401(k) Plan, $3,281 for life insurance premiums for coverage in excess of $50,000, $13,677 for dividend equivalents in respect of unvested RSUs delivered in connection with declared dividends, and $50 for an annual physical.
•
Mr. Sundarrajan. $17,316 of matching contributions under our 401(k) Plan, $1,297 for life insurance premiums for coverage in excess of $50,000, $9,370 for dividend equivalents in respect of unvested RSUs delivered in connection with declared dividends, and $100 for an annual physical.
•
Mr. Orth. $360,360 in base salary continuation paid pursuant to his Separation and Release Agreement, dated July 16, 2025, which provides for fifty-two (52) weeks of salary continuation based on his annual base salary of $360,360, $8,498 in subsidized COBRA medical and dental coverage at the active employee rate, $11,088 of matching contributions under our 401(k) Plan, $1,559 for life insurance premiums for coverage in excess of $50,000, $4,572 for dividend equivalents in respect of unvested RSUs delivered in connection with declared dividends, and $100 for an annual physical.

(6) The amount reported for Mr. Orth in the Salary column for 2025 represents base salary earned through his separation on July 31, 2025. Mr. Orth’s annualized base salary for 2025 was $360,360. For additional information regarding Mr. Orth’s separation agreement, see “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards – Employment Agreements – Mr. Orth” below on page 73.

(7) For Mr. Orth, his unvested 2025 RSU and PSU grants were forfeited upon his July 31, 2025 separation in accordance with their terms. For additional information regarding Mr. Orth’s separation agreement, see “– Compensation Discussion & Analysis – Executive Transitions – Mr. Orth” and “- 2025 LTIP – Restricted Stock Units and Nonqualified Stock Options,” above on pages 52, 61 and 64, respectively.

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Compensation Tables

Grants of Plan-Based Awards

The table below presents the potential payouts under the RSUs and PSUs awarded in March 2025, the Lehner Special RSU Grant awarded in April 2025, and the 2025 AIP for the Fiscal Year Ended December 31, 2025.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name (a)	Plan (b)	Grant Date (c)	Date of Approval Action(1) (d)	Threshold ($)(2) (e)	Target ($)(2) (f)	Maximum ($)(2) (g)	Threshold (#)(3) (h)	Target (#)(3) (i)	Maximum (#)(4) (j)	Stock or Units (#)(5) (k)	Option Awards ($)(6) (n)

Edward J. Lehner	2025 AIP(2)			375,000	1,500,000	3,000,000	—	—	—	—	—

	2025 LTIP RSU(1)(4)	3/31/25	2/14/25	—	—	—	—	—	—	36,300	833,448

	Lehner Special RSU Grant(1)(4)(6)	4/1/2025	2/14/25	—	—	—	—	—	—	600,000	13,602,000

	2025 LTIP PSU(1)(3)	3/31/25	2/14/25	—	—	—	36,850	73,700	—	—	1,692,152

James J. Claussen	2025 AIP(2)			88,594	354,375	708,750	—	—	—	—	—

	2025 LTIP RSU(1)(4)	3/31/25	2/14/25	—	—	—	—	—	—	13,200	303,072

	2025 LTIP PSU(1)(3)	3/31/25	2/14/25	—	—	—	13,400	26,800	—	—	615,328

Molly D. Kannan	2025 AIP(2)			53,742	214,968	429,936	—	—	—	—	—

	2025 LTIP RSU(1)(4)	3/31/25	2/14/25	—	—	—	—	—	—	6,600	151,536

	2025 LTIP PSU(1)(3)	3/31/25	2/14/25	—	—	—	6,700	13,400	—	-	307,664

Mark S. Silver	2025 AIP(2)			79,931	319,725	639,450	—	—	—	—	—

	2025 LTIP RSU(1)(4)	3/31/25	2/14/25	—	—	—	—	—	—	9,900	227,304

	2025 LTIP PSU(1)(3)	3/31/25	2/14/25	—	—	—	10,050	20,100	—	—	461,496

Srini Sundarrajan	2025 AIP(2)			56,306	225,225	450,450	—	—	—	—	—

	2025 LTIP RSU(1)(4)	3/31/25	2/14/25	—	—	—	—	—	—	6,600	151,536

	2025 LTIP PSU(1)(3)	3/31/25	2/14/25	—	—	—	6,700	13,400	—	—	307,664

John E. Orth	2025 AIP(2)			58,559	234,234	468,468	—	—	—	—	—

	2025 LTIP RSU(1)(4)	3/31/25	2/14/25	—	—	—	—	—	—	6,600	151,536

	2025 LTIP PSU(1)(3)	3/31/25	2/14/25	—	—	—	6,700	13,400	—	—	307,664

(1)
With respect to the 2025 LTIP Awards, on February 14, 2025, the Board approved the number of time-based restricted stock units (“RSUs”) and performance-based restricted stock units ("PSUs") to be granted to each named executive officer and the grants were made on March 31, 2025. For more information regarding the 2025 LTIP awards, see the discussion under “Long-Term Incentive Plan (“LTIP”),” above on page 60. With respect to the 2025 AIP awards, on February 15, 2025, the Compensation Committee approved the AIP, and affirmed the performance measures on which the cash AIP bonus payments were based. For more information regarding the 2025 AIP awards and the determination of the AIP target bonus percentages, see the discussion under “2025 Annual Incentive Plan,” above on page 58.
(2)
The 2025 AIP awards consist of annual incentive bonus opportunities for each of the named executive officers awarded under the 2025 AIP. The threshold, target and maximum amounts shown are equal to 25%, 100% and 200%, respectively, of the named executive officers’ bonus target percentage. See the description of the 2025 AIP under “2025 Annual Incentive Plan,” above on page 58. The award amounts paid are calculated based on the named executive officers’ annualized salaries in effect on November 30, 2025. For more information regarding the named executive officers’ 2025 base salaries, see the discussion under “Executive Compensation – 2025 Base Salaries” above on page 57. Actual 2025 AIP award payments are listed under “Actual Payouts under the 2025 AIP,” above on page 59.
(3)
Reflects the range of the annual LTIP awards in the form of PSUs (which are earned based upon performance against pre-established metrics over a three-year performance period) granted to the named executive officers under the 2025 LTIP on March 31, 2025, in accordance with the Second Amended and Restated Omnibus Plan as discussed under “Long-Term Incentive Plan (“LTIP”),” beginning on page 60. The maximum number of shares that may be earned with respect to the PSUs is equal to the number of shares earned at target level performance. While this table reflects 100% payouts at target level performance for PSUs, based on performance to date, we currently forecast that PSU payouts will be approximately 50% of target (subject to final Compensation Committee certification and actual results). These awards are also reported on the “Outstanding Equity Awards at Fiscal Year-End” table on page 75 and the aggregate grant date fair value is included in the Stock column of the “Summary Compensation Table,” on page 68.
(4)
The maximum number of shares that may be earned with respect to the PSUs is equal to the number of shares earned at target level performance.

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(5)
Reflects the annual LTIP awards in the form of RSUs (which vest ratably over three years, beginning on March 31, 2025, and annually thereafter) granted to the named executive officers under the 2025 LTIP on March 31, 2025, in accordance with the Second Amended and Restated Omnibus Plan as discussed under “Long-Term Incentive Plan (“LTIP”),” beginning on page 60.
(6)
The grant date fair values of the RSU and PSU awards and the Lehner Special RSU Grant was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and as further described above in footnote (3) to the Summary Compensation Table on page 68. This determination with respect to the PSUs is calculated based on probable performance (or target performance) achievement, which is also the highest level of achievement.
(7)
Reflects the Lehner Special RSU Grant, which consisted of one-time, off-cycle grant to Mr. Lehner in the form of RSUs. The Lehner Special RSU Grant cliff vests on the fifth (5th) anniversary of the grant date, subject to Mr. Lehner’s continued employment through the vesting date. The grant is eligible for accelerated vesting upon certain qualifying terminations as described under “– Compensation Discussion and Analysis – 2025 Annual LTIP – Type of Equity Granted and Performance Metrics,” above on page 61.

Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards

In 2025, each of our named executive officers was a participant in the 2025 LTIP and the 2025 AIP. In addition, we provided Mr. Lehner with the Lehner Special RSU Grant. For additional information on the 2025 LTIP and the Lehner Special RSU Grant, please see “Long-Term Incentive Plan (“LTIP”),” above on page 60, for additional information on the 2025 AIP, please see “2025 Annual Incentive Plan,” above on page 58.

Employment Agreements

Mr. Lehner

Mr. Lehner’s Employment Agreement and Non-Competition Agreement

The Company and Mr. Lehner entered into an employment agreement for Mr. Lehner pursuant to which he serves as our President & CEO. Mr. Lehner’s Employment Agreement provides for at-will employment, payment of a base salary, a target annual bonus opportunity equal to a certain percentage of Mr. Lehner’s base salary based on the achievement of targets established pursuant to the AIP, and four weeks of paid vacation. It provided for an initial long-term incentive award grant of performance share units and time-vesting restricted stock units. The Board subsequently has increased Mr. Lehner’s annual base salary, increased the target annual bonus opportunity, and awarded additional grants of performance share units and time-vesting restricted stock units.

In connection with the execution of Mr. Lehner’s Employment Agreement, Mr. Lehner and the Company also entered into a confidentiality, non-competition and non-solicitation agreement (“Non-Competition Agreement”) effective on the date of his appointment as our President & CEO. Its confidentiality provisions require Mr. Lehner to keep confidential and not disclose confidential information relating to the Company, its subsidiaries and affiliates, its customers and/or vendors and suppliers. Under the agreement’s non-competition and non-solicitation provisions, during Mr. Lehner’s employment and for a period of eighteen (18) months after the termination of his employment for any reason, Mr. Lehner may not (a) own, operate, manage, control, participate, consult with, advise or have any financial interest in any a person or entity engaged in the metal service center processing and/or distribution business, (b) engage in the start-up of a business in competition with the Company’s business, (c) call upon, solicit business from or sell any products sold or distributed by the Company to any customer or prospective customer of the Company with whom employees of the Company had contact during Mr. Lehner’s employment with the Company, (d) encourage any employees of the Company to seek or accept an employment or business relationship with a person or entity other than the Company, or in any way interfere with the relationship of the Company and any of its employees, or (e) encourage any supplier, distributor, franchisee, licensee or other business relation of the Company to cease or curtail doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company.

The Non-Competition Agreement also contains provisions regarding Mr. Lehner’s rights and payments owed to him upon his termination. In the event that Mr. Lehner’s employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the Non-Competition Agreement), he will, subject to his execution of a release in favor of the Company and certain other conditions, be entitled to an amount equal to eighteen (18) months of his then current base salary and subsidized COBRA continuation of his medical and dental benefits coverage.

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Compensation Tables

Mr. Claussen

We amended and restated Mr. Claussen’s employment agreement upon his appointment as EVP & CFO of the Company in January 2021.

Mr. Claussen's employment agreement provides that the Company and Mr. Claussen may each terminate the agreement for any or no reason on 30 days’ prior notice. In the event that Mr. Claussen's employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), Mr. Claussen will be entitled to continue to receive his base salary, payable in installments in accordance with normal payroll practices and continued medical and dental benefits at active employee rates for the period commencing on the executive’s termination date and ending on the earlier of (i) the twelfth (12th) month after the termination date, (ii) the date he violates or initiates any legal challenge to certain provisions of the agreement including confidentiality, non-compete and non-solicitation obligations imposed by the employment agreement, or (iii) the date of Mr. Claussen's death or the date he is determined to be eligible for benefits under our long-term disability plan. Additionally, Mr. Claussen would also receive a payment equal to the average of the Annual Incentive Plan awards paid to him in the three years immediately preceding his termination date, payable in the first quarter of the year following the year of his termination. Further, Mr. Claussen may be eligible for a pro-rated portion of the Annual Incentive Plan award for the year of his termination, based on the number of months during that year that elapsed prior to his termination date, and depending on the Company’s attainment of the applicable performance measures for that year, which pro-rated amount would be payable in the first quarter of the year following the year of Mr. Claussen's termination.

Mr. Claussen's employment agreement contains confidentiality, non-compete and non-solicitation provisions. The confidentiality provisions require him to keep confidential and not disclose confidential information relating to the Company, its subsidiaries and affiliates, its customers and/or vendors and suppliers. Under the non-solicitation and non-competition provisions, beginning on the date of the employment agreement and ending twelve (12) months after his employment termination date, Mr. Claussen may not (a) own, operate, manage, control, participate, consult with, advise or have any financial interest in (including as a stockholder, agent, director, officer, employee or consultant or contractor) any competitor (as defined below), or in any manner engage in the start-up of a business in competition with the Company’s business (subject to an exception permitting his ownership of one percent or less of the outstanding stock of certain publicly-listed corporations), (b) call upon, solicit business from or sell any products sold or distributed by the Company to any customer or prospective customer of the Company with whom employees of the Company had contact during his employment with the Company, (c) encourage any employees of the Company to seek or accept an employment or business relationship with a person or entity other than the Company, or in any way interfere with the relationship of the Company and any of its employees, or (d) encourage any supplier, distributor, franchisee, licensee, or other business relation of the Company to cease or curtail doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company. A “competitor” under Mr. Claussen’s employment agreement refers to a person or entity, including metals-related Internet marketplaces, engaged in the metal service center processing and/or distribution business.

Mr. Silver

In January 2013, we entered into an employment agreement with Mr. Silver in connection with his initial employment as Vice President and Managing Counsel. The agreement has remained in effect since that time, although provisions regarding position title, and duties and compensation provisions such as annual base salary and other compensation items have been modified. The agreement provides that either Mr. Silver or the Company may terminate his employment at any time, with or without cause. In the event his employment is terminated by the Company without cause, Mr. Silver will be entitled to (i) twelve (12) months of medical and dental benefits continuation subsidized at the active employee rate, and (ii) continue to receive his base salary for fifty-two (52) weeks, payable in installments in accordance with normal payroll practices, provided that he executes a mutual release acceptable to both the Company and Mr. Silver through which he will release the Company and its affiliates from any and all claims and the Company and its affiliates will release him from any and all claims, and a non-compete agreement which shall limit him from competing with the Company during the fifty-two (52) week severance period, to the extent allowed by applicable law.

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Compensation Tables

Ms. kannan

In October 2008, we entered into an employment arrangement with Ms. Kannan hiring her as a senior staff accountant of the Company. Since that time, her position, title, and duties and compensation provisions such as annual base salary and other compensation items have been modified, and in October 2025, we entered into a severance letter agreement with Ms. Kannan. Under the severance letter agreement, either Ms. Kannan or the Company may terminate her employment at any time, with or without cause. If Ms. Kannan's employment is terminated by the Company without "cause," or if she resigns for “good reason” (each as defined in the severance letter agreement), Ms. Kannan will be entitled to continue to receive her base salary for fifty-two (52) weeks, payable in installments in accordance with normal payroll practices, provided that she executes a mutual release acceptable to both the Company and Ms. Kannan through which she will release the Company and its affiliates from any and all claims and the Company and its affiliates will release her from any and all claims, and a non-compete agreement which shall limit her from competing with the Company during the fifty-two (52) week severance period, to the extent allowed by applicable law. See “Potential Payments Upon Termination or Change in Control,” below on page 78 for additional information.

Mr. sundarrajan

In February 2019, we entered into an offer letter with Mr. Sundarrajan hiring him as Chief Information Officer. The offer letter has remained in effect since that time, although provisions regarding position title, and duties and compensation provisions such as annual base salary and other compensation items have been modified. The offer letter provides that either Mr. Sundarrajan or the Company may terminate his employment at any time, with or without “cause” (as defined in the offer letter). In the event his employment is terminated by the Company without “cause,” Mr. Sundarrajan will be entitled to continue to receive his base salary, payable in installments in accordance with normal payroll practices, for the period commencing on the executive’s termination date and ending twenty-six (26) weeks after the termination date, provided that he executes a mutual release acceptable to both the Company and Mr. Sundarrajan through which he will release the Company and its affiliates from any and all claims and the Company and its affiliates will release him from any and all claims, and a non-compete agreement which shall limit him from competing with the Company during the fifty-two (52)-week severance period, to the extent allowed by applicable law.

Mr. Orth

In December 2017, we entered into an employment agreement with Mr. Orth in connection with his initial employment as Senior Vice President - Operations. The agreement has remained in effect since that time, although provisions regarding position title, and duties and compensation provisions such as annual base salary and other compensation items have been modified. The agreement provides that either Mr. Orth or the Company may terminate his employment at any time, with or without “cause” (as defined in the employment agreement). In the event his employment is terminated by the Company without “cause,” Mr. Orth will be entitled to continue to receive his base salary, payable in installments in accordance with normal payroll practices, for the period commencing on the executive’s termination date and ending on the earlier of (i) fifty-two (52) weeks after the termination date and (ii) the date Mr. Orth secures employment, either as an employee or an independent contractor, with Platinum Equity LLC or one of its affiliates, provided that he executes a mutual release acceptable to both the Company and Mr. Orth through which he will release the Company and its affiliates from any and all claims and the Company and its affiliates will release him from any and all claims, and a non-compete agreement which shall limit him from competing with the Company during the fifty-two (52)-week severance period, to the extent allowed by applicable law.

On July 16, 2025, we entered into a separation and release agreement with Mr. Orth in connection with his separation from the Company effective July 31, 2025, pursuant to which the Company has provided him with (i) salary continuation for fifty-two (52) weeks based on his annual base salary of $360,360, payable in bi-weekly installments, (ii) the opportunity to elect continuation of medical and dental coverage under COBRA at the active employee rate from August 1, 2025 through December 31, 2025 and (iii) eligibility to receive a pro rata portion of any earned 2025 AIP award in accordance with plan terms. In accordance with the terms of our equity plans and his award agreements, any unvested equity awards were forfeited upon his separation and any unvested stock options remained exercisable for the applicable ninety (90)-day post-termination exercise period, in accordance with their terms. Following his separation, Mr. Orth remains bound by the restrictive covenants set forth in his separation agreement, including a

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non-competition covenant, a customer non-solicitation covenant, and an employee non-solicitation covenant, for the duration of his twelve (12)-month severance period. Amounts paid or that became due to Mr. Orth in 2025 under his separation agreement are reflected in the All Other Compensation column of the Summary Compensation Table and are further described in the footnotes thereto.

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Outstanding Equity Awards at Fiscal Year-End

The table below shows the outstanding equity awards for each named executive officer on December 31, 2025.

			Option Awards					Stock Awards
Name (a)	Plan (b)	Grant Date (c)	Number of Securities Underlying Unexercised Options (#) Exercisable (d)	Number of Securities Underlying Unexercised Options (#) Unexercisable (e)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (f)	Option Exercise Price ($)(1) (g)	Option Expiration Date (h)	Number of Shares or Units of Stock That Have Not Vested (#) (i)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (j)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (l)

Edward J. Lehner	2023 RSU Award(3)	3/31/2023						12,100	304,436	—	—

	2023 PSU Award(4)(5)	3/31/2023						73,700	927,146	—	—

	2024 RSU Award(3)	3/31/2024						24,200	608,872	—	—

	2024 PSU Award(4)(6)	3/31/2024						—	—	73,700	927,146

	2025 RSU Award(3)	3/31/2025						36,300	913,308	—	—

	2025 PSU Award(4)(7)	3/31/2025						—	—	73,700	1,854,292

	Lehner Special RSU Grant(9)	4/1/2025						600,000	15,096,000	-	-

	2021 NSO Award(8)	3/31/2021	8,750	—	—	16.50	3/31/2031	—	—	—	—

James J. Claussen	2023 RSU Award(3)	3/31/2023						3,850	96,866	—	—

	2023 PSU Award(4)(5)	3/31/2023						23,450	295,001	—	—

	2024 RSU Award(3)	3/31/2024						7,700	193,732	—	—

	2024 PSU Award(4)(6)	3/31/2024						—	—	23,450	295,001

	2025 RSU Award(3)	3/31/2025						13,200	332,112	—	—

	2025 PSU Award(4)(7)	3/31/2025						—	—	26,800	674,288

	2021 NSO Award(8)	3/31/2021	7,500	—	—	16.50	3/31/2031	—	—	—	—

Molly D. Kannan	2025 RSU Award(3)	3/31/2025						6,600	166,056	—	—

	2025 PSU Award(4)(7)	3/31/2025						13,400.00	337,144	—	—

	2021 NSO Award(8)	3/31/2021	7,500	—	—	16.50	3/31/2031	—	—	—	—

Mark S. Silver	2023 RSU Award(3)	3/31/2023						2,750	69,190	—	—

	2023 PSU Award(4)(5)	3/31/2023						16,750	210,715	—	—

	2024 RSU Award(3)	3/31/2024						5,500	138,380	—	—

	2024 PSU Award(4)(6)	3/31/2024						—	—	16,750	210,715

	2025 RSU Award(3)	3/31/2025						9,900	249,084	—	—

	2025 PSU Award(4)(7)	3/31/2025						—	—	20,100	505,716

	2021 NSO Award(8)	3/31/2021	7,500	—	—	16.50	3/31/2031	—	—	—	—

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Compensation Tables

			Option Awards					Stock Awards
Name (a)	Plan (b)	Grant Date (c)	Number of Securities Underlying Unexercised Options (#) Exercisable (d)	Number of Securities Underlying Unexercised Options (#) Unexercisable (e)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#) (f)	Option Exercise Price ($)(1) (g)	Option Expiration Date (h)	Number of Shares or Units of Stock That Have Not Vested (#) (i)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (j)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (l)

Srini Sundarrajan	2025 RSU Award(3)	3/31/2025						6,600	166,056	—	—

	2025 PSU Award(4)(7)	3/31/2025						—	—	13,400	337,144

	2021 NSO Award(8)	3/31/2021	7,500	—	—	16.50	3/31/2031	—	—	—	—

John E. Orth	2023 RSU Award(3)	3/31/2023						1,925	48,433	—	—

	2023 PSU Award(4)(5)	3/31/2023						11,725	147,501	—	—

	2024 RSU Award(3)	3/31/2024						3,850	96,866	—	—

	2024 PSU Award(4)(6)	3/31/2024						—	—	11,725	147,501

	2025 RSU Award(3)	3/31/2025						6,600	166,056	—	—

	2025 PSU Award(4)(7)	3/31/2025						—	—	13,400	337,144

(1)
The original exercise price for the NSOs was set based on the Company’s average share closing price over the five business days preceding the grant date of March 31, 2021.
(2)
Amounts also include dividend equivalent rights granted to the named executive officer pursuant to the terms of the award agreements governing each RSU to reflect the payment of dividends on our common stock. Dividend equivalent rights vest on the same terms as the related RSUs. All dividend equivalent rights are granted pursuant to the terms of the Second Amended and Restated Omnibus Plan. Our practice with respect to crediting dividend equivalent rights is described in more detail on page 52. Amounts under “Market Value of Shares or Units of Stock That Have not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” were calculated based on the closing price per share of our common stock on the NYSE on December 31, 2025, of $25.16 adjusted for splits and dividend and/or capital gain distributions, the last trading day of fiscal year 2025.
(3)
Each of these time-based awards will vest with respect to one-third of the award on each of the first three anniversaries of the RSU grant date if service requirements are met.
(4)
Each of these performance-based awards will vest, if at all, on the later to occur of (x) the third anniversary of the grant date and, (y) the date Compensation Committee certifies the achievement of the applicable performance objectives. The number and market value of unearned PSUs reported in the table above reflects
(i) actual performance for the grants made on March 31, 2025, (ii) assumes threshold achievement for each of the grants made in March 31, 2024, and (iii) assumes achievement of target level of performance for each of the grants made on March 31, 2025.
(5)
The portion of the PSUs that vest depended on the Company’s actual Cumulative Adjusted EBITDA excluding LIFO and Cumulative Managerial Controllable Free Cash Flow during the three-year period from January 1, 2023 through December 31, 2025 against established targets for each objective, each as set forth below.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)

Cumulative Adjusted EBITDA (50%)	$575.0M	$750.0M

Cumulative Managerial Controllable Free Cash Flow (50%)	$450.0M	$625.0M

(1)
Performance between the above referenced threshold and target levels will be interpolated on a straight-line basis.
(2)
None of the corresponding PSUs vest if performance for the applicable target is below threshold.

Our Board certified in February 2026 that the Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow for the three-year performance period commencing January 1, 2023 had been achieved at 50%.

(6)
The portion of the PSUs that vest will depend on the Company’s actual Cumulative Adjusted EBITDA excluding LIFO and Cumulative Managerial Controllable Free Cash Flow during the three-year period from January 1, 2024 through December 31, 2026, against established targets for each objective, each as set forth below.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)

Cumulative Adjusted EBITDA (50%)	$575.0M	$750.0M

Cumulative Managerial Controllable Free Cash Flow (50%)	$425.0M	$550.0M

(1)
Performance between the above referenced threshold and target levels will be interpolated on a straight-line basis.
(2)
None of the corresponding PSUs vest if performance for the applicable target is below threshold.

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Compensation Tables

(7)
The portion of the PSUs that vest will depend on the Company’s actual Cumulative Adjusted EBITDA excluding LIFO and Cumulative Managerial Controllable Free Cash Flow during the three-year period from January 1, 2025 through December 31, 2027 against established targets for each objective, each as set forth below.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)

Cumulative Adjusted EBITDA (50%)	$475.0M	$650.0M

Cumulative Managerial Controllable Free Cash Flow (50%)	$325.0M	$450.0M

(1)
Performance between the above referenced threshold and target levels will be interpolated on a straight-line basis.
(2)
None of the corresponding PSUs vest if performance for the applicable target is below threshold.

(8) The 2021 NSOs fully vested and became exercisable on March 31, 2025 in connection with the achievement of the share price vesting conditions.
(9) The Lehner Special RSU Grant will fully vest on the fifth (5th) anniversary of the grant date, if the service requirements are met.

2025 Option Exercises and Stock Vested

The following table presents, for each of the named executive officers, the number of shares of our common stock acquired and the value realized upon the exercise of any stock options and the vesting and settlement of RSUs and PSUs during 2025. Stock awards vested in 2025 are comprised of RSUs granted under the LTIP for the fiscal years 2022, 2023, and 2024, and PSUs granted under the LTIP for the fiscal year 2022.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (d)	Value Realized on Vesting ($)(2) (e)

Edward J. Lehner	—	—	60,001	$1,377,623

James J. Claussen	—	—	18,472	$618,812

Molly D. Kannan	—	—	9,864	$226,477

Mark S. Silver	—	—	13,452	$308,858

Srini Sundarrajan	—	—	11,821	$271,410

John E. Orth	7,500	$50,970	8,276	$190,017

(1)
Other than Mr. Orth, no named executive exercised any NSOs in 2025. For Mr. Orth, option awards shown as exercised were exercised following his July 31, 2025, separation during his ninety (90)-day post-termination exercise window. The amount reported in this table reflects the product of the number of shares subject to the options multiplied by the difference between the per-share exercise price and the per-share closing price of the Company’s common stock on the NYSE as of the date of exercise, which was $23.23 and $23.45.
(2)
The value realized is calculated by multiplying the number of shares of stock received by the closing price per share of our common stock on the NYSE on the applicable vesting date or, if such date was not a trading date, on the last trading day immediately preceding the vesting date. In 2025, certain PSUs and RSUs held by our named executive officers vested on March 31, 2025, and the closing price per share of our common stock was $22.96, and $23.15 adjusted for any dividends.

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Compensation Tables

Nonqualified Savings Benefits

The following table reflects information regarding our named executive officers’ participation in our nonqualified savings plan.

Name	Non-Qualified Savings Plan Restricted Stock Units ($)(1)	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)

James J. Claussen	—	—	—	$22	—	$922

(1)
Earnings reported are not above-market or preferential, and as a result they are not reported as compensation in the Change In Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above.
(2)
All account balances are deferred to a cash account which is credited with interest at the monthly rate paid by our 401(k) savings plan’s Managed Income Portfolio Fund II fund, which in 2025 ranged from 0.20% to 0.21% per month, compounded monthly. The amounts reported in this column consist of interest earned on such deferred cash accounts.

Of our named executive officers, only Mr. Claussen participated in our nonqualified savings plan. For additional information regarding their participation, see “Nonqualified Savings Plan” above on page 65.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers has entered into employment or severance agreements, and Mr. Orth entered into a separation and release agreement, the material terms of all such agreements are summarized under “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards,” above on page 70. Upon certain terminations of employment, our named executive officers (employed as of December 31, 2025) are or became entitled to payments of compensation and certain benefits. The table below reflects the amount of compensation and benefits payable to each named executive officer who was employed as of December 31, 2025 in the event of (i) termination other than with respect to each of Messrs. Lehner and Claussen for “cause” or termination with “good reason” (“involuntary termination”), and (ii) termination by reason of an executive’s death or disability. The amounts shown assume that the applicable triggering event occurred on December 31, 2025, are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event. All unvested RSUs, PSUs and NSOs (other than the Lehner Special RSU Grant) are forfeited upon termination for any reason unless otherwise determined by the Compensation Committee.

RYERSON 2026 Proxy Statement | 78

Compensation Tables

Since the Compensation Committee has discretion as to whether or not to accelerate the vesting of unvested equity awards granted under the Second Amended and Restated Omnibus Plan upon a change in control of the Company, the financial effect of such event has not been included in this table.

Name		Severance ($)(1)	Annual Incentive Plan ($)(2)	3-Year AIP Average ($)(3)	Benefits Continuation ($)(4)	Equity Vesting ($)(5)	Total ($)

Edward J. Lehner	Involuntary	1,800,000	451,500	—	33,141	15,096,000	17,380,641

	Death or Disability	92,308	451,500	—	—	—	543,808

James J. Claussen	Involuntary	472,500	106,667	134,031	20,493		733,691

	Death or Disability	36,346	106,667	—	—	—	143,013

Molly D. Kannan	Involuntary	330,720	64,705	—	—	—	395,425

	Death or Disability	25,440	64,705	—	—	—	90,145

Mark S. Silver	Involuntary	456,750	96,237	—	3,398	—	556,385

	Death or Disability	35,135	96,237	—	—	—	131,372

Srini Sundarrajan	Involuntary	173,250	67,793	—	—	—	241,043

	Death or Disability	26,654	67,793	—	—	—	94,447

John E. Orth(7)	Involuntary	360,360	41,128	—	8,498	—	409,986

(1)
For each of Ms. Kannan and Messrs. Lehner and Claussen, an “involuntary termination” means a termination by the Company without cause or by the executive for good reason. For each of Messrs. Silver and Sundarrajan, an involuntary termination means a termination by the Company without cause. In the event of an involuntary termination, consists of (i) 26 weeks of base salary payment in the case of Mr. Sundarrajan, (ii) 52 weeks or 12 months of base salary payment in the case of each of Ms. Kannan and Messrs. Claussen, and Silver, and (iii) 18 months of base salary payment in the case of Mr. Lehner. In the event of an executive’s termination due to death (but not disability), under the Ryerson Severance Plan, employees, including our named executive officers, are entitled to a payment equal to four weeks of base pay. The named executive officers’ receipt of payments after their terminations is subject to execution of a release, and the execution of a non-compete agreement in the case of Messrs. Lehner and Silver, continued compliance with existing confidentiality, non-compete and non-solicitation provisions in their employment agreements in the case of Mr. Claussen, and with compliance with the executed confidentiality, non-competition and non-solicitation agreement in the case of Mr. Lehner.
(2)
If a named executive officer’s termination is due to an involuntary termination due to position elimination, death, permanent disability or retirement, the executive will be entitled to a pro-rated portion of the AIP payment to which the executive would have been entitled (based on Company performance) had he or she remained an employee through December 31, 2025. Actual 2025 AIP award payments for the fiscal year are reported in the table.
(3)
Under Mr. Claussen’s employment agreement, if the executive is terminated involuntarily, the executive will receive a payment equal to the average of the AIP awards paid to the executive in the three years immediately preceding the executive’s termination date. For additional information, see “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards – Mr. Claussen” above starting on page 68.
(4)
Mr. Lehner is eligible for 18 months of medical and dental benefits continuation subsidized at the active employee rate as provided by his confidentiality, non-competition and non-solicitation agreement. Ms. Kannan, under the severance agreement, and Messrs. Claussen and Silver, under their employment agreements, are eligible for 12 months of medical and dental benefits continuation subsidized at the active employee rate as provided by their employment agreements. However, Messrs. Claussen and Silver are not eligible for medical insurance benefits under the terms of their employment agreements because both are eligible for the retiree medical benefits under the Ryerson Retiree Comprehensive Health Care Plan.
(5)
The amounts shown in the Equity Vesting column for Mr. Lehner reflect the value associated with the acceleration of the 600,000 RSUs granted on March 31, 2025, pursuant to the Lehner Special RSU Grant, calculated based on the December 31, 2025 closing price. The Lehner Special RSU Grant cliff vests on the fifth (5th) anniversary of the grant date, subject to continued employment through such date, and is eligible for accelerated vesting upon Mr. Lehner’s termination by the Company without “cause,” upon Mr. Lehner’s resignation for “good reason” upon or following a change in control, or upon Mr. Lehner’s death or disability, subject to his timely execution and non-revocation of a customary release of claims and continued compliance with applicable restrictive covenants.
(6)
The amounts shown for Mr. Sundarrajan reflect the terms set forth in his employment agreement, which include 26 weeks of base salary continuation upon a termination without “cause” as of December 31, 2025.
(7)
Mr. Orth separated effective July 31, 2025, and the amounts reflect amounts he is eligible to receive pursuant to his separation and release agreement, which, subject to his continued compliance with applicable restrictive covenants, include (i) 52 weeks of base salary continuation, as reported in the Severance column, (ii) a pro rata amount of any earned but unpaid 2025 AIP award, as reported in the Annual Incentive Plan column, and (iii) a COBRA subsidy at the active employee rate from August 1, 2025 through December 31, 2025.

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Compensation Tables

Pay Ratio

On December 31, 2025, the estimated ratio of the annual total compensation of our “median employee” of $67,173 to the annual total compensation of our CEO of $17,857,908 was 266:1. On December 31, 2024, the estimated ratio of the annual total compensation of our “median employee” of $70,347 to the annual total compensation of our CEO of $4,963,050 was 71:1.

In calculating the annual total compensation for the median employee, we included each element of compensation listed in the Summary Compensation Table above, including the Company’s matching contribution to a 401(k) plan or similar plan for such median employee.

We used the same methodology for determining our median employee in 2024 as described below, except as otherwise noted. The median employee was identified as of December 31, 2025 by taking the following steps:

•
Identifying the employees to be included in the calculation.
•
Calculating the compensation of each of the employees in the employee pool for the 12 months ending December 31, 2025.
•
Ordering the gross earnings of all employees in the employee pool from lowest to highest and identifying the median employee based on gross earnings. This measure reasonably reflects annual compensation across our workforce and was applied consistently to all employees in the eligible employee population.

As of December 31, 2025, we had 4,312 employees globally. In determining the compensation of our median employee, we excluded our 107 employees in Mexico, which reflect 100% of our employees in Mexico and represent less than 5%
of our workforce, in accordance with the de minimis exemption under Item 402(u) of Regulation S-K. All other
non-U.S. employees were included in the analysis. As a result, the employee population that we used for purposes of determining the compensation of our median employee was 4,205 employees. We did not use a cost-of-living adjustment.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last five completed calendar years. In determining the “compensation actually paid” to our named executive officers, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021, 2022, 2023, 2024, and 2025 calendar years.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(4) ($)	Company Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income(6) ($ in millions)	Adj. EBITDA excl. LIFO(7) ($ in millions)
						\

2025	17,857,908	21,297,463	1,147,412	1,574,377	195	239	(55.1)	138.5

2024	4,963,050	394,388	1,773,690	241,286	172	220	(7.3)	114.1

2023	6,476,248	7,874,337	1,763,051	2,275,550	300	222	146.4	231.1

2022	8,898,112	10,124,161	1,999,669	2,480,774	257	164	391.5	582.0

2021	5,319,454	8,913,561	1,405,832	2,029,082	218	142	295.4	860.6

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Compensation Tables

(1)
Edward J. Lehner (President & CEO) served as the principal executive officer ("PEO") for the full year of each year shown.
(2)
Compensation Actually Paid (CAP) is an amount calculated using a formula prescribed by the SEC based on total compensation as disclosed in the “Summary Compensation Table (SCT)”, with specified adjustments for pensions and stock-based compensation. To calculate CAP, the following amounts were deducted from and added to SCT total compensation:

PEO SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non- Equity Incentive Compensation	Other Compensation(ii)	SCT Total	Deductions from SCT Total (iii)(vi)	Additions to SCT Total (i)(iv)(vi)	CAP

2025	$1,200,000	$451,500	$78,808	$17,857,908	($16,127,600)	$19,567,155	$21,297,463

2024	$1,200,000	$0	$78,050	$4,963,050	($3,685,000)	($883,662)	$394,388

2023	$1,150,000	$1,250,480	$73,968	$6,476,248	($4,001,800)	$5,399,889	$7,874,337

2022	$1,037,500	$3,950,000	$58,412	$8,898,112	($3,852,200)	$5,078,249	$10,124,161

2021(v)	$937,500	$2,437,500	$19,504	$5,319,454(v)	($1,924,950)	$5,519,057	$8,913,561

Average Non-PEO NEOs SCT Total to CAP Reconciliation:

Year	Salary(vii)	Bonus and Non- Equity Incentive Compensation(viii)	Other Compensation(ii)	SCT Total	Deductions from SCT Total (iii)	Additions to SCT Total (i)(iv)	CAP

2025	$364,276	$77,354	$102,570	$1,147,412	($596,960)	$1,023,924	$1,574,377

2024	$445,903	$0	$33,709	$1,773,690	($1,294,078)	($238,326)	$241,286

2023	$445,903	$266,526	$36,196	$1,763,051	($1,026,700)	$1,539,199	$2,275,550

2022	$426,625	$611,738	$33,132	$1,999,669	($941,163)	$1,422,268	$2,480,774

2021(v)	$377,170	$514,668	$20,928	$1,405,832	($516,469)	$1,139,720	$2,029,082

(i)
RSUs and PSUs that vested on March 31, 2021, March 31, 2022, March 31, 2023, March 31, 2024, and March 31, 2025, vested at the closing price per share of our common stock of $17.04, $35.02, $36.38, $33.50, and $22.96 respectively.
(ii)
Reflects “All Other Compensation” reported in the SCT for each year shown.
(iii)
Includes (a) the grant date fair value of equity-based awards granted in each year reflected in the table and (b) the changes in the actuarial present value of accumulated pension benefits in the covered year.
(iv)
Includes the value of equity and accumulated pension benefits calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity and pension components of CAP for each fiscal year are further detailed in the supplemental tables below. The 2025 column in the Adjustments to Determine Compensation “Actually Paid” for Non-CEO NEOs table below reflects the impact of Mr. Orth’s forfeiture of unvested pre-2025 equity awards and 2025 equity awards upon his July 31, 2025 separation.
(v)
In addition to the awards granted during the Company’s regular grant cycle, certain key employees were granted NSOs under the 2021 LTIP to retain key employees and reward performance. All of our named executive officers were granted NSOs.
(vi)
In addition to the awards granted during the Company’s regular grant cycle, includes the Lehner Special RSU Grant (600,000 RSUs) granted to Mr. Lehner on March 31, 2025. The grant date fair value of the Lehner Special RSU Grant is included in the “Stock Awards” column reported in the SCT for 2025. CAP reflects the year-end fair value of the Lehner Special RSU Grant and the fair value changes during the period, consistent with Item 402(v). No portion of the Lehner Special RSU Grant vested in 2025.
(vii)
Reflects “Salary” reported in the SCT for each year shown. For 2025, the average reflects actual 2025 salary earned by Mr. Orth through his July 31, 2025.
(viii)
Includes a $50,000 discretionary bonus paid to Ms. Kannan in February 2025, which is reported in the Bonus column of the SCT for 2025 and included in CAP for 2025.

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Compensation Tables

SUPPLEMENTAL: CEO Equity Component of CAP:

Adjustments to Determine Compensation "Actually Paid" for CEO	2025	2024	2023	2022	2021

Deduction for Amounts Reported under the "Stock Awards" Column in the SCT	$(16,127,600)	$(3,685,000)	$(4,001,800)	$(3,852,200)	$(1,789,200)

Deduction for Amounts Reported under the "Option Awards" Column in the SCT	—	—	—	—	$(135,750)

Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$17,863,600	$2,036,100	$3,814,800	$3,328,600	$2,946,552

Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—	—	—	—

Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$1,212,005	$(2,838,927)	$896,798	$784,149	$2,213,331

Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$491,550	$(80,836)	$688,291	$965,500	$347,718

Deduction of Fair Value of Awards Granted Prior to Year that were Forfeited During Year	—	—	—	—	—

Increase Based upon Incremental Fair Value of Awards Modified During Year	—	—	—	—	—

Increase Based on Dividends or Other Earnings Paid During Year Prior to Vesting Date of Award	—	—	—	—	$11,456

Total Adjustments	$3,439,555	$(4,568,663)	$1,398,089	$1,226,049	$3,594,107

Adjustments to Determine Compensation "Actually Paid" for Non-CEO NEOs	2025	2024	2023	2022	2021

Deduction for Change in the Actuarial Present Values Reported Under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" Column of the SCT	—	—	$(3,512)	—	$(17,539)

Increase for "Service Cost" for Pension Plans	—	—	—	—	—

Increase for "Prior Service Cost" for Pension Plans	—	—	—	—	—

Deduction for Amounts Reported under the "Stock Awards" Column in the SCT	$(596,960)	$(1,294,078)	$(1,023,188)	$(941,163)	$(417,480)

Deduction for Amounts Reported under the "Option Awards" Column in the SCT	—	—	—	—	$(81,450)

Increase for Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$654,160	$474,319	$975,375	$813,238	$760,318

Increase for Fair Value of Awards Granted During Year that Vest During Year	—	—	—	—	—

Increase/Deduction for Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$272,989	$(707,387)	$423,422	$443,731	$331,842

Increase/Deduction for Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$96,776	$(5,257)	$140,402	$165,299	$45,356

Deduction of Fair Value of Awards Granted Prior to Year that were Forfeited During Year	—	—	—	—	—

Increase Based upon Incremental Fair Value of Awards Modified During Year	—	—	—	—	—

Increase Based on Dividends or Other Earnings Paid During Year Prior to Vesting Date of Award	—	—	—	—	$2,204
Total Adjustments	$426,965	$(1,532,404)	$512,499	$481,105	$623,251

(3)
The assumptions used in calculating the fair value of unvested stock-based awards and outstanding option awards as of December 31st of each year (or the vest date if earlier) were consistent with those used to calculate the grant date fair value, except that the expected level of achievement of any performance criteria applicable to outstanding PSUs was updated based on then-current projections taking into account actual performance through the December 31st of the applicable year (or the vest

RYERSON 2026 Proxy Statement | 82

Compensation Tables

date if earlier) and the stock price was determined for all equity compensation based on the value on December 31st of the applicable year (or the vest date if earlier). The amounts shown do not constitute a promise or commitment by the Company to pay and final outcomes are likely to differ.
(4)
The non-PEO named executive officers included in 2021, 2022, 2023, 2024 and 2025 average compensation are as follows: 2021: James J. Claussen, Molly D. Kannan, Michael J. Burbach, Mark S. Silver, and John E. Orth; 2022, 2023 and 2024: James J. Claussen, Michael J. Burbach, Mark S. Silver, and John E. Orth; and 2025: James J. Claussen, Molly D. Kannan, Mark S. Silver, Srini Sundarrajan and John E. Orth. Mr. Orth stepped down from all positions with the Company and its subsidiaries effective July 31 ,2025. Consequently, his base salary for 2025 was prorated based on the number of days worked. Ms. Kannan was a named executive officer for 2021 due to her service as interim PFO and became a named executive officer again in 2025 due to her role as CAO. Mr. Claussen was appointed EVP & CFO of the Company effective January 11, 2021. Mr. Burbach retired effective December 31, 2024.
(5)
The peer group is the metals service center peer group (the “Peer Group”), which were the peer group shown in the performance graph in Item 5 of the Company’s most recent Annual Report filed on Form 10-K. The peer group is unchanged from 2024. While there is no nationally-recognized industry index consisting of metals service center companies, Ryerson considers its Peer Group to consist of Reliance Steel & Aluminum Co., Olympic Steel Inc. and Worthington Industries, Inc., each of which has securities listed for trading on the NASDAQ; and Russel Metals Inc., which has securities listed for trading on the Toronto Stock Exchange and Klöckner & Co SE., which has securities listed for trading on the XETRA Frankfurt Stock Exchange; and until its acquisition by Ryerson on February 13, 2026, Olympic Steel Inc., which had securities listed for trading on the NASDAQ.
(6)
Reflects “Net Income” in our consolidated statements of income included in our Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022, and 2021.
(7)
As an additional company-selected performance measure, the Company has included Adj. EBITDA, excl. LIFO, which is used by the Company to evaluate performance and allocate resources. A reconciliation of this non-GAAP financial measure to the most comparable GAAP measure is included in Appendix A to this proxy statement.

Compensation Actually Paid

The following graphs show the relationships between compensation actually paid to our CEO and non-CEO named executive officers versus select measures:

(1)
Net income is not used by management to evaluate business or executive performance or allocate resources.
(2)
Adj. EBITDA, excl. LIFO is used by management to evaluate performance and allocate resources. The Company believes that the presentation of Adj. EBITDA, excl. LIFO, as the Company measures it for management purposes, enhances the understanding of its performance by highlighting the results of operations and the underlying profitability drivers of the business. For our named executive officers, 50% of their bonus opportunity for 2025 was based on Company (“corporate”) Adj. EBITDA, excl. LIFO and the remaining 50% was based on corporate EVA for 2025. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is included in Appendix A to this proxy statement.

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Compensation Tables

Cumulative TSR vs Peer Group TSR

The following table compares the Company's cumulative total stockholder return ("TSR") to the peer group TSR, in each case, measured on a cumulative basis from the market close on December 31, 2021, through and including the end of fiscal year 2025.

The following table lists the most important performance measures that the Committee used to link compensation actually paid to the named executive officers to Company performance for the most recently completed fiscal year.

Most Important Performance Measures

Cumulative Adjusted EBITDA(1)(2)
Cumulative Managerial Controllable Free Cash Flow(1)
Economic Value Added (EVA)(2)

(1)
Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow are the performance measures used for performance units (PSUs), which represent at least two-thirds of each named executive officers' LTI awards, as discussed in “Long-Term Incentive Plan (“LTIP”)."
(2)
For our named executive officers, 50% of their bonus opportunity for 2025 was based on Company (“corporate”) Adj. EBITDA, excl. LIFO and the remaining 50% was based on corporate EVA for 2025.

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Stock Ownership

Stock Ownership

Directors and Executive Officers

The following table shows information as of February 24, 2026 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of Ryerson’s common stock by: (i) each director and nominee; (ii) each named executive officer listed in the table entitled “Summary Compensation Table” under the section entitled “Executive Compensation”; and (iii) all current directors and executive officers as a group. As of the Table Date, 51,482,714 shares of Ryerson’s common stock were issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (Number of Shares)	Percent of Class

Directors

All current directors, nominees for director and executive officers as a group (16 persons)(6)	3,308,194	6.58

Kirk K. Calhoun	4,187	*

Court D. Carruthers	5,687	*

Bruce T. Crawford	1,063	*

Jacob Kotzubei(1)	50,000	*

Michelle A. Kumbier	2,756	*

Stephen P. Larson	96,531	*

Karen M. Leggio	4,883	*

Richard T. Marabito	246,398	*

Peter J. Scott	8,603	*

Michael D. Siegal	1,825,226	3.55

Richard P. Stovsky	30,591	*

Named Executive Officers

Edward J. Lehner(2)	711,978	1.38

James J. Claussen(3)	117,334	*

Molly D. Kannan(5)	48,791	*

Mark S. Silver(4)	154,166	*
(1)
Mr. Kotzubei is a director and disclaims beneficial ownership of any shares of our common stock that he may be deemed to beneficially own because of his affiliation with Platinum, except to the extent of any pecuniary interest therein. Platinum’s ownership of shares of our common stock is set forth in the table below under “Ownership of More Than 5% of Ryerson Stock,” on page 86.
(2)
Includes 87,000 shares held jointly by Mr. Lehner and his spouse. Includes 36,300 shares of RSUs and 36,850 shares of PSUs, each of which vests on March 31, 2026.
(3)
Includes 31,818 shares held jointly by Mr. Claussen and his spouse. Includes 12,100 shares of RSUs and 11,725 shares of PSUs, each of which vests on March 31, 2026.
(4)
Includes 8,800 shares of RSUs and 8,375 shares of PSUs, each of which vests on March 31, 2026.
(5)
Includes 6,050 shares of RSUs and 5,863 shares of PSUs, each of which vests on March 31, 2026.
(6)
Our named executive officers at February 28, 2026 consisted of Ms. Kannan and Messrs. Lehner, Claussen, and Silver. The total number of shares includes each current executive officers’ shares of RSUs and PSUs that will vest on March 31, 2026. It does not take into account any net vesting settlement of settlement of dividend equivalents.
(7)
Asterisk (*) indicates less than one percent.

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Stock Ownership

Ownership of More Than 5% of Ryerson Stock

The table below describes each person or entity that we know (based on filings on Schedule 13G or 13D with the SEC) to be the beneficial owner of more than 5% of Ryerson common stock as of February 28, 2026. The table does not take into account or include information regarding beneficial ownership in former Olympic Steel, Inc. (now converted into Ryerson Stock).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (Number of Shares)	Percent of Class(1)

Joint filing by Tom Gores, Platinum Equity, LLC and the other reporting persons identified in the applicable Schedule 13G/A(2)	3,924,478	7.59%

BlackRock, Inc.(3)	2,772,128	5.36%

Franklin Mutual Advisers, LLC(4)	2,829,535	5.47%

(1)
The percentages in the table are based on the 51,718,313 shares of common stock outstanding as of February 28, 2026.
(2)
Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2024, by each of the following reporting persons (i) RYPS, LLC (“RYPS”), (ii) Platinum Equity Partners II, LLC, (iii) Platinum Equity InvestCo, L.P., (iv) Platinum Equity Investment Holdings IC (Cayman), LLC, (v) Platinum Equity Investment Holdings, LLC, (vi) Platinum Equity Investment Holdings II, LLC, (vii) Platinum Equity, LLC, and (viii) Tom Gores, an individual. The business address of each of the reporting persons identified in this footnote is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.

According to the Schedule 13G/A, RYPS, Platinum Equity Partners II, LLC, Platinum Equity Investment Holdings II, LLC, Platinum Equity InvestCo, L.P., Platinum Equity Investment Holdings IC (Cayman), LLC, Platinum Equity Investment Holdings, LLC, Platinum Equity, LLC and Tom Gores may be deemed to have shared dispositive voting power with regard to these 3,924,478 shares.

(3)
Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on April 17, 2025 by BlackRock, Inc. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001. According to the Schedule 13G, BlackRock, Inc. may be deemed to have sole dispositive power regarding these 2,772,128 shares.
(4)
Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on May 9, 2025 by Franklin Mutual Advisers, LLC. The business address of Franklin Mutual Advisers, LLC is 101 John F. Kennedy Parkway, Short Hills, NJ 07078-2789. According to the Schedule 13G, Franklin Mutual Advisers, LLC may be deemed to have sole dispositive power regarding these 2,829,535 shares.

RYERSON 2026 Proxy Statement | 86

Stock Ownership

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our directors, executive officers and persons who beneficially own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2025, except for one Form 3 for Mr. Crawford and one Form 4 for one transaction by Stephen P. Larson, which were inadvertently filed late.

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Related Party Transactions

Related Party Transactions

Michael D. Siegal, the Chair of the Board, holds a 50% ownership in the partnership that owns a warehouse in Cleveland, Ohio that the Company’s subsidiary, Olympic Steel, has leased since 1956. The warehouse is currently leased through December 31, 2028, with three five-year renewal options, at a monthly rent of $18,743.

Zachary Siegal, Senior Vice President of Business Development, is the son of Michael D. Siegal. As an employee of the Company, Zachary Siegal is compensated in a manner that is appropriate for his responsibilities and experience. Zachary Siegal’s annual base salary is $525,000.

Investor Rights Agreement

Ryerson Holding Corporation and Platinum entered into an investor rights agreement (the “Investor Rights Agreement”) in connection with the IPO that provides for, among other things, demand, piggyback and Form S-3 registration rights and board nomination rights.

The Investor Rights Agreement provides that Platinum may make written demands of us to require us to register the shares of our common stock owned by Platinum; provided, however that we will not be obligated to effect more than two such demand registrations. In addition, Platinum has piggyback registration rights entitling them to require us to register shares of our common stock owned by them in connection with any registration statements filed by us after the completion of the IPO, subject to certain exceptions. We have also agreed to use commercially reasonable efforts to qualify for registration on Form S-3 for secondary sales. After we have qualified for the use of Form S-3, Platinum will, subject to certain exceptions, have the right to request an unlimited number of registrations on Form S-3. We are not obligated to effect a registration unless certain pricing or timing conditions are first satisfied.

On January 25, 2024, we filed a Registration Statement on Form S-3, which allows for Platinum to offer and sell up to an aggregate maximum amount of 3,924,478 shares of our common stock. The Form S-3 automatically became effective on January 25, 2024, and expires three years thereafter.

The Investor Rights Agreement provides that we will indemnify Platinum against losses suffered by it in connection with any untrue or alleged untrue statement of a material fact contained in any prospectus, offering circular, or other document delivered or made available to investors (or in any related registration statement or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to us by Platinum for use therein.

The Investor Rights Agreement provides that for so long as Platinum collectively beneficially owns at least (i) 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate for election to the Board no fewer than that number of directors that would constitute a majority of the number of directors if there were no vacancies on the Board, (ii) at least 15% but less than 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate two directors and (iii) at least 5% but less than 15% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate one director. The agreement also provides that if the size of the Board is increased or decreased at any time, Platinum’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. Based on the size of the Board as of February 28, 2026, Platinum has the right to nominate up to two directors pursuant to the Investor Rights Agreement.

The Investor Rights Agreement was negotiated among management and Platinum, and we believe the Investor Rights Agreement is on arm’s-length terms.

RYERSON 2026 Proxy Statement | 88

Related Party Transactions

Policies and Procedures Regarding Transactions with Related Persons

Our Board has adopted a written policy regarding related person transactions that contains procedures for the review and approval/disapproval of such transactions. Related person transactions are transactions between the Company and/or its subsidiaries and affiliates on the one hand and “related persons” on the other hand. The policy requires the Audit Committee (which is comprised solely of independent directors) to review the material facts of all related party transactions that require approval and approve or disapprove the entry by us into certain transactions with related persons. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. In addition, the policy lists certain transactions that are deemed to be pre-approved. A “related person” is: (i) any director, nominee for director or executive officer of the Company; (ii) any immediate family member of a director, nominee for director or executive officer; and (iii) any holder of 5% or more of any class of our voting securities, and any immediate family member of such holder. In addition to the above, the Audit Committee being fully independent from Platinum reviews, and approves or disapproves any transaction between the Company and/or its subsidiaries and affiliates on the one hand and any entity affiliated with Platinum on the other hand.

The policy provides that if advance approval of a transaction subject to the policy is not feasible or obtained, (a) if the transaction is pending or ongoing, it will be submitted to the Audit Committee or the Board for consideration and evaluation of all options, including but not limited to, approval, ratification, amendment or termination of the related party transaction and (b) of the transaction is completed, the Audit Committee or the Board will consider the transaction to determine ratification or rescission of the transaction and if any further action is appropriate. In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances on an arm’s length basis and the extent of the related person’s interest in the transaction.

A director who is a related person with respect to a transaction under review may not participate in any discussion or vote on the approval or ratification of the transaction, except that the director will provide all material information concerning the related party transaction to the Audit Committee or the Board. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

If a related party transaction will be ongoing, the Audit Committee or the Board may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

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Other Information

Other Information

Stockholder Proposals and Director Nominations for the 2027 Annual Meeting

Stockholders may present proposals for action at a future meeting or submit nominations for election of directors only if they comply with the requirements of the proxy rules established by the SEC and our amended and restated Bylaws, as applicable. Each proposal submitted must be a proper subject for stockholder action at the meeting.

In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2027, the proposal or nomination must be received by us at our principal executive offices no later than November 18, 2026, and it must comply with the requirements of the proxy rules established by the SEC and our amended and restated Bylaws, as applicable. In particular, all proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholders wishing to bring a proposal or nominate a director before the annual meeting to be held in 2027 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices (227 W. Monroe St., 27th Floor, Chicago, Illinois 60606) no later than January 30, 2027 and no earlier than December 31, 2026, and must comply with the other provisions of our amended and restated Bylaws. The notice must be submitted by a stockholder of record and must set forth the information required by the SEC proxy rules and the Company’s Bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2027 annual meeting of stockholders.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act, which must be postmarked or transmitted electronically to our principal executive office no later than March 1, 2027. The chairperson of the meeting may disregard (i) any business not properly brought before the meeting according to our Bylaws and other applicable requirements, and (ii) any nomination not made in accordance with the above procedures.

Stockholder Nominations for Directors

If a stockholder wishes to suggest a director nominee for the Nominating and Corporate Governance Committee’s consideration, it may do so in writing by mailing the suggestion to Ryerson Holding Corporation, Attention: Secretary, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606. The Nominating and Corporate Governance Committee will consider director nominees suggested by stockholders for election at the annual stockholders meeting if our corporate secretary receives the suggestion not less than 90 days nor more than 120 days in advance of the anniversary of the prior year’s meeting. The suggestion must describe in detail the proposed director nominee’s qualifications and other relevant biographical information. It also must set forth the information required by the Company's Bylaws with respect to each director nomination that stockholder intends to present at the 2027 annual meeting of stockholders. The Nominating and Corporate Governance Committee may disregard any nomination not made in accordance with the above procedures.

Ryerson’s Annual Report on Form 10-K

We made our Annual Report on Form 10-K for the year ended December 31, 2025, available online with this proxy statement. Paper copies of our Annual Report on Form 10-K can be obtained at no charge by contacting us at Investor Relations, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, email: investorinfo@ryerson.com, or telephone: 312-292-5130. Our SEC filings, including our Annual Report on Form 10-K, can be found on our website http://ir.ryerson.com/ by clicking on “SEC Filings,” or through the SEC’s website at www.sec.gov.

We request that you promptly request a proxy card to sign, date and return or provide voting instructions over the telephone or through the Internet so that your vote will be included at the meeting.

RYERSON 2026 Proxy Statement | 90

Appendix A

Appendix A

Non-GAAP Financial Information for Compensation Discussion and Analysis

The following table sets forth the reconciliation of Adjusted EBITDA and Managerial Controllable Free Cash Flow to the most comparable GAAP measures for the year ended December 31, 2025.

Reconciliation of Net loss to Adjusted EBITDA, excluding LIFO and Managerial Controllable Free Cash Flow, non-GAAP measures

(in millions)	Fiscal Year Ended December 31, 2025 ($)

Net loss attributable to Ryerson Holding Corporation	(56.4)

Interest and other expense on debt	38.9

Benefit for income taxes	(16.1)

Depreciation and amortization expense	79.7

EBITDA	46.1

Gain on insurance settlement	(1.0)

Gain on litigation settlement	(1.9)

Reorganization	23.7

Advisory service fees	7.8

Foreign currency transaction loss	2.1

Impairment charges on assets	3.4

Purchase consideration and other transaction costs	1.4

Other adjustments	1.2

Adjusted EBITDA	82.8

LIFO expense	55.7

Adjusted EBITDA, excluding LIFO Expense	138.5

Changes in Consolidated Statements of Cash Flow for:

Inventories	39.5

Receivables	(35.0)

Accounts Payable	77.9

Capital Expenditures	(51.5)

Proceeds from Sale of Property, Plant and Equipment	2.6

Managerial Controllable Free Cash Flow	172.0

RYERSON 2026 Proxy Statement | A-1

Appendix B

APPENDIX B

RYERSON HOLDING CORPORATION

THIRD AMENDED AND RESTATED
2014 OMNIBUS INCENTIVE PLAN

Effective August 6, 2014

First Amendment and Restatement Date February 21, 2019
Second Amendment and Restatement Date February 16, 2023

Third Amendment and Restatement Date [DATE], 2026

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend maximum effort in the creation of stockholder value. The Plan was originally adopted on August 6, 2014, and was first amended and restated on February 21, 2019 to, among other things, add additional shares of Stock to the Plan and provide for a corresponding extension of the expiration date of the Plan. The Plan was subsequently further amended and restated on February 16, 2023 (the “Second Amended and Restated Plan”) to, among other things, add additional shares of Stock to the Plan and provide for a corresponding extension of the expiration date of the Plan.

The Second Amended and Restated Plan was amended on February 13, 2026 in connection with the transactions pursuant to which Olympic Steel, Inc., an Ohio corporation (“Olympic Steel”), became a wholly owned subsidiary of the Company (the “Merger”). In connection with the Merger, in accordance with, and subject to the terms and conditions of, an exception under Rule 303A.08 of the New York Stock Exchange Listed Company Manual, the remaining number of shares of common stock, without par value, of Olympic Steel that were available for issuance as of immediately prior to the Merger under the Olympic Steel, Inc. Third Amended and Restated 2007 Omnibus Incentive Plan (the “Olympic Steel Plan”), a pre-existing shareholder approved plan of Olympic Steel, were made available for use (after appropriate adjustment of the number of shares to reflect the Merger) by the Company for Awards made under the Plan, provided that (i) the period during which such shares are available for Awards will not be extended beyond the period during which they would have been available under the Olympic Steel Plan, absent the Merger and (ii) such Awards may not be granted to individuals who were employed by the Company or its subsidiaries at the time the Merger was consummated.

On [DATE], 2026 (the “Third Restatement Date”), the Board approved a further amendment and restatement of the Plan, subject to the approval of the Company’s stockholders, to, among other things, increase the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan and to extend the termination date of the Plan to the day immediately prior to the tenth (10th) anniversary of the Third Restatement Date.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b) “Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or other Stock-based award granted under the Plan.

(c) “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

RYERSON 2026 Proxy Statement | B-1

Appendix B

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, with respect to any Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s conviction of or indictment for any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Company or its Affiliates, including but not limited to those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or its Affiliates, (4) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; or (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; provided, however, that if, subsequent to the Participant’s voluntary Termination for any reason or involuntary Termination by the Service Recipient without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f) “Change in Control” means:

(i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(ii) the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including but not limited to a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization

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(i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to the Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of the Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(iv) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(i) “Company” means Ryerson Holding Corporation, a Delaware corporation.

(j) “Company Voting Securities” has the meaning set forth in Section 2(f)(i) above.

(k) “Corporate Event” has the meaning set forth in Section 10(b) below.

(l) “Data” has the meaning set forth in Section 20(c) below.

(m) “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(n) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (i) two years after the date on which

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the Participant was granted the Incentive Stock Option or (ii) one year after the date upon which the Participant acquired the Stock.

(o) “Effective Date” means August 6, 2014.

(p) “Eligible Person” means (1) each employee and officer of the Company or of any of its Affiliates, including each such employee and officer who may also be a director of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates, (3) each other natural person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor and who is designated as eligible by the Committee, and (4) each natural person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term Affiliate as used in this Section 2(p) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to qualify as an Incentive Stock Option, the term “Affiliate” as used in this Section 2(p) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f). An employee on an approved leave of absence may be considered as still in the employ of the Company or its Affiliates for purposes of eligibility for participation in the Plan.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(r) “Expiration Date” means the date upon which the term of an Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.

(s) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, the Fair Market Value shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(u) “Incumbent Board” shall have the meaning set forth in Section 2(f)(ii) above.

(v) “Non-Control Transaction” has the meaning set forth in Section 2(f)(iii) above.

(w) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.

(y) “Option Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(z) “Parent Company” has the meaning set forth in Section 2(f)(iii) above.

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(aa) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other Person who holds an Award.

(bb) “Participant Agreement” means an employment or services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(cc) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(dd) “Plan” means this Ryerson Holding Corporation 2014 Omnibus Incentive Plan, as amended and restated on each of February 21, 2019 and February 16, 2023, as amended on February 13, 2026, and as further amended and restated on [DATE], 2026, and as may be further amended from time to time.

(ee) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(ff) “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.

(gg) “Reorganization” has the meaning set forth in Section 2(f)(iii) above.

(hh) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(ii) “Restricted Stock Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(jj) “Restricted Stock Unit” means a notional unit, granted to a Participant under Section 7 hereof, representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(kk) “RSU Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Restricted Stock Units.

(ll) “SAR Agreement” means a written agreement (including an electronic writing to the extent permitted by applicable law) between the Company and a Participant evidencing the terms and conditions of an individual grant of Stock Appreciation Rights.

(mm) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules and regulations thereunder and successor provisions and rules and regulations thereto.

(nn) “Service Recipient” means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(oo) “Stock” means the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted for such stock pursuant to Section 10 hereof.

(pp) “Stock Appreciation Right” means a conditional right, granted to a Participant under Section 8 hereof, to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 10(b) below, Stock Appreciation Rights shall be settled in Stock.

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(qq) “Surviving Company” has the meaning set forth in Section 2(f)(iii) above.

(rr) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or the full Board (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to the Qualifying Committee, and the taking of any action by the Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.

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(d) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

4. Shares Available Under the Plan.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal [__]. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NASDAQ Listing Rule 5635(c) and IM-5635-1, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”). In addition, and subject to adjustment as provided in Section 10 hereof, an additional 375,559 shares of Stock (the “Olympic Steel Share Reserve”) may be issued pursuant to Awards to Eligible Persons other than any such Eligible Person who was employed or retained by the Company or its Affiliates (other than Olympic Steel and its subsidiaries as of February 12, 2026) on February 13, 2026. No shares from the Olympic Steel Share Reserve shall be used for Awards granted after April 29, 2026.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either (1) the applicable shares are withheld or surrendered following the termination of the Plan or (2) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Stock is listed. For clarity, any shares subject to Awards granted from the Olympic Steel Share Reserve that are forfeited, canceled or that expire shall again be available for issuance solely from the Olympic Steel Share Reserve and only for Awards that are granted on or before April 29, 2026.

(c) Incentive Stock Options. No more than 2,729,095 shares of Stock (subject to adjustment as provided in Section 10 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options. In no event shall any portion of the Olympic Steel Share Reserve be used or available for the issuance of shares with respect to which Incentive Stock Options are exercisable.

(d) Limitation on Awards to Non-Employee Directors. Notwithstanding anything to the contrary herein, the maximum number of shares of Stock that may be subject to Awards granted to any non-employee director of the Company in any one calendar year shall not exceed 20,000 shares of Stock (subject to adjustment as provided in Section 10 hereof); provided, that the Committee may make exceptions to this limit, provided that the non-employee director receiving such Award relating to the shares that exceed such limit may not participate in the decision to grant such Award.

(e) Shares Available Under Acquired Plans. To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to

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applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; providedthat Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination. For the avoidance of doubt, the Olympic Steel Share Reserve constitutes shares available under a pre-existing, stockholder-approved plan of an acquired company and shall be used solely in a manner consistent with this Section 4(e) of the Plan and NYSE Listed Company Manual Section 303A.08, including, without limitation, the limitations on the period of availability and eligibility of recipients described in this Section 4, and shall be interpreted accordingly.

5. Options.

(a) General. Certain Options granted under the Plan are intended to qualify as Incentive Stock Options. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(p) above) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended to qualify as either (1) a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, or (2) an Incentive Stock Option, then in each case the applicable exercise price shall not be less than the Fair Market Value on the date of grant, subject to subsection (g)below in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full upon exercise of an Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in United States dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

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(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires.

(f) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement or otherwise:

(i) In the event of a Participant’s Termination for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s outstanding Options shall cease, (B) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

(ii) In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s outstanding Options shall cease, (ii) each of such Participant’s outstanding unvested Options shall expire as of the date of such Termination, and (iii) each of such Participant’s outstanding vested Options shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until their expiration, but only to the extent that the Options were vested by such Participant at the time of such Termination.

(iii) In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Options (whether or not vested) shall immediately expire as of the date of such Termination.

(g) Special Provisions Applicable to Incentive Stock Options.

(i) No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(ii) To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(iii) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Restricted Stock.

(a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), and except as otherwise set forth in the applicable Restricted

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Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time as the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock.

(c) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the lesser of (A) the original purchase price paid for the Restricted Stock (as adjusted for any subsequent changes in the outstanding Stock or in the capital structure of the Company) less any dividends or other distributions or bonus received (or to be received) by the Participant (or any transferee) in respect of such Restricted Stock prior to the date of repurchase and (B) the Fair Market Value of the Stock on the date of such repurchase; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7. Restricted Stock Units.

(a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason.

(c) Delivery of Stock. Restricted Stock Units shall be subject to a deferral period as set forth in the applicable RSU Agreement, which may or may not coincide with the vesting period, as determined by the Committee in its discretion. Delivery of Stock, cash, or property, as determined by the Committee, will occur upon a specified delivery date or dates upon the expiration of the deferral period specified for the Restricted Stock Units in the RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends (or dividend equivalents), if any, with respect to Restricted Stock Units prior to the actual delivery of shares of Stock.

(d) Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units shall cease, (2) each of such Participant’s outstanding unvested Restricted Stock Units shall be

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forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

(b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that if a Stock Appreciation Right is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, then the applicable base price shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires.

(e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f) Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement or otherwise:

(i) In the event of a Participant’s Termination for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (B) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (C) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is ninety (90) days after the date of such Termination.

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(ii) In the event of a Participant’s Termination by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s outstanding Stock Appreciation Rights shall cease, (ii) each of such Participant’s outstanding unvested Stock Appreciation Rights shall expire as of the date of such Termination, and (iii) each of such Participant’s outstanding vested Stock Appreciation Rights shall remain exercisable until the earlier of the applicable Expiration Date and the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the person or persons to whom a Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until their expiration, but only to the extent that the Stock Appreciation Rights were vested by such Participant at the time of such Termination.

(iii) In the event of a Participant’s Termination by the Service Recipient for Cause, all of such Participant’s outstanding Stock Appreciation Rights (whether or not vested) shall immediately expire as of the date of such Termination.

9. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

10. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 above), the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(i) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Awards that vest subject to the achievement of performance objectives or criteria, such performance objectives or criteria shall be adjusted appropriately to reflect the Corporate Event;

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(ii) The acceleration of vesting of any or all Awards, subject to the consummation of such Corporate Event, with any Awards that vest subject to the achievement of performance objectives or criteria deemed earned at the target level (or if no target is specified, the maximum level) with respect to all unexpired performance periods;

(iii) The cancellation of any or all Awards (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to an amount in respect of cancellation based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration; and

(iv) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c) Fractional Shares. Any adjustment provided under this Section 10 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award.

11. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

12. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person.

13. Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be

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Appendix B

exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

14. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

15. Compliance with Laws.

The obligation of the Company to deliver Stock upon vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16. Withholding Obligations.

As a condition to the vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity.

17. Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c) Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 10 hereof, shall constitute an amendment to the Plan or an Award for such purpose).

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Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d) No Repricing of Awards without Stockholder Approval. Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 10(a)), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 10(b).

18. Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day immediately prior to the tenth (10th) anniversary of the Third Restatement Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

19. Effective Date of the Plan.

The Plan, as amended and restated, is effective as of the Third Restatement Date, subject to stockholder approval.

20. Miscellaneous.

(a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(c) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and

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details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(d) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–United States tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 20(d) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–United States nationals or are primarily employed or providing services outside the United States.

(e) No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or bylaws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

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(g) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(h) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(i) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(j) Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(k) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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Appendix C

Appendix C

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

RYERSON HOLDING CORPORATION

* * * * * * * *

RYERSON HOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Ryerson Holding Corporation. Ryerson Holding Corporation was originally incorporated under the name Rhombus Holding Corporation, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 16, 2007. The original Certificate of Incorporation of the corporation was amended and/or restated as of December 31, 2007, January 4, 2010 and August 5, 2014 (as amended and/or restated, the “Certificate of Incorporation”).

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Fourth Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of Ryerson Holding Corporation.

3. This Fourth Amended and Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the Board of Directors of Ryerson Holding Corporation and approved by the stockholders of Ryerson Holding Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4. This Fourth Amended and Restated Certificate of Incorporation shall become effective immediately upon filing with the Secretary of State of the State of Delaware (such time of effectiveness, the “Effective Time”).

5. The text of the Certificate of Incorporation of Ryerson Holding Corporation shall, at the Effective Time, be amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is Ryerson Holding Corporation (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the county of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in effect or hereafter amended (the “DGCL”).

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ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 107 million shares, which shall consist of: (i) 100 million shares of common stock, par value $0.01 per share (the “Common Stock”); and (ii) 7 million shares of undesignated preferred stock, par value $0.01 per share (the “Preferred Stock”). Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Common Stock shall have the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as hereinafter set forth in this Article IV.

1. Dividends. Subject to the preferences applicable to any series of Preferred Stock outstanding at any time, and the terms set forth in this Fourth Amended and Restated Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

2. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

3. Voting Rights. Except as required by law, each holder of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder on the applicable record date, to one (1) vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, including, without limitation, in connection with the election of directors to the Board of Directors (it being understood that in respect of the election of directors, no stockholder shall be entitled to cumulate votes on behalf of any candidate), whether voting separately as a class or otherwise.

Notwithstanding the foregoing, and except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Fourth Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to this Fourth Amended and Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

4. Action By Written Consent. Prior to the first date (such date, the “Trigger Date”) on which Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity

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Appendix C

Capital Partners II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Equity Capital Partners-A II, L.P. and Platinum Rhombus Principals, LLC, together with any of their Affiliates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) (collectively, “Platinum”) no longer collectively beneficially own a majority of the voting power of all the shares of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. On and following the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

ARTICLE V

1. Management by Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by statute or this Fourth Amended and Restated Certificate of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, this Fourth Amended and Restated Certificate of Incorporation or the bylaws required to be exercised or done by the stockholders. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, if any, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

2. Staggered Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, if any, at the Effective Time, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. At the Effective Time, the Board of Directors, by resolution, shall divide the directors into the initial classes. To the extent any additional directors are appointed prior to the Corporation’s first annual meeting of stockholders after the Effective Time, the Board of Directors, by resolution, shall determine the class of such additional directors. The directors in Class I shall be elected for a term expiring at the first annual meeting of stockholders after the Effective Time, the directors in Class II shall be elected for a term expiring at the second annual meeting of stockholders after the Effective Time, and the directors in Class III shall be elected for a term expiring at the third annual meeting of stockholders after the Effective Time. Commencing at the first annual meeting of stockholders after the Effective Time, and at each annual meeting of stockholders thereafter, directors elected to succeed those directors whose terms expire in connection with such annual meeting of stockholders shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between Annual Meetings of Stockholders or Special Meetings of Stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in connection therewith, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for Cause (as defined in paragraph (3)), may be filled by the vote of a majority of the remaining directors in office, although less than a quorum (as defined in the Corporation’s bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified. Notwithstanding any other provision of this Fourth Amended and Restated Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock of the Corporation required by law or this Fourth Amended and Restated Certificate of Incorporation, on and following the Trigger Date, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal this Article V.

3. Removal of Directors. A director may be removed from office only for Cause (as hereinafter defined) and only by the affirmative vote of the stockholders of the Corporation holding at least a majority of the outstanding stock of the Corporation entitled to vote in an election of directors to the Board of Directors at meetings of stockholders at which directors are elected or a special meeting of the stockholders. To the fullest extent permitted by applicable law, for

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Appendix C

purposes of this Fourth Amended and Restated Certificate of Incorporation, “Cause” shall mean (x) a final conviction of a felony involving fraud or moral turpitude or (y) willful misconduct that is materially and demonstrably injurious economically to the Corporation or its subsidiaries. For purposes of the definition of “Cause,” no act, or failure to act, by a director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any subsidiary of the Corporation.

4. Elections of Directors. Elections of directors need not be by written ballot.

5. Special Meetings of the Stockholders. Special meetings of the stockholders for any purpose may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by the Board of Directors, by the Chairman of the Board of Directors or by the Chief Executive Officer; provided, however, that prior to the Trigger Date, such special meetings of the stockholders may also be called by the holders of the majority of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the stockholders of the Corporation entitled to vote thereon or by a majority of the entire Board of Directors; provided, however, that notwithstanding any other provision of this Fourth Amended and Restated Certificate of Incorporation that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock of the Corporation required by law or this Fourth Amended and Restated Certificate of Incorporation, on and following the Trigger Date, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal Article II, Sections 2 and 4, Article III, Sections 3, 4 and 5 and Article IX of the bylaws and this Article VI.

ARTICLE VII

1. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

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Appendix C

3. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of a person so indemnified to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

4. The indemnification and other rights set forth in this Article VII shall not be exclusive of any provisions with respect thereto in the bylaws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under this Article VII and applicable law, including the DGCL.

5. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Fourth Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article VII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

6. To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer, as applicable.

If the DGCL is amended after approval by the stockholders of this Section 6 of Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. , automatically, and without further action, upon the date of such amendment. All references in this Section 6 of Article VII to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to a provision set forth in this Fourth Amended and Restated Certificate of Incorporation in accordance with Section 141(a) of the DGCL, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by the DGCL.

ARTICLE VIII

To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which Platinum or any private fund that it manages or advises (other than the Corporation and its subsidiaries), their officers, directors, partners, employees or other agents who serve as a director of the Corporation, and any portfolio company in which such entities or persons has an equity interest (other than the Corporation and its subsidiaries) (each, a “Specified Party”) participates or desires or seeks to participate and that involves any aspect of the metals business or industry, unless any such business opportunity, transaction or matter is (a) offered to such Specified Party in its capacity as a director of the Corporation and with respect to which no other Specified Party (other than a director of the Corporation) independently previously received notice or otherwise previously identified such business opportunity, transaction or matter or (b) identified by such Specified Party solely through the disclosure of information by the Corporation or on the Corporation’s behalf, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

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Appendix C

ARTICLE IX

The Corporation reserves the right to amend this Fourth Amended and Restated Certificate of Incorporation in any manner permitted by the DGCL and, subject to the terms of this Fourth Amended and Restated Certificate of Incorporation, all rights and powers conferred herein on stockholders, directors, officers and other persons, if any, are subject to this reserved power.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Fourth Amended and Restated Certificate of Incorporation or bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

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RYERSON 2026 Proxy Statement | C-6

IN WITNESS WHEREOF, Ryerson Holding Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed on this [ ] day of [ ], 2026.

RYERSON HOLDING CORPORATION

By:

Name: Edward J. Lehner

Title: Chief Executive Officer

RYERSON

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

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Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Ryerson Holding Corporation

Annual Meeting of Stockholders

For Stockholders as of March 13, 2026

Thursday, April 30, 2026 4:00 PM, Central Time

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 4:00 PM, Central Time, April 30, 2026.

Internet:
www.proxypush.com/RYZ
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- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

RTANTI PLEASE VOTE BY: INTERNET Go To: www.proxypyush.com/RYI Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-859-2073 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark , sign and date your Proxy Card Fold and return Proxy Card in the postage-paid envelope provided RYE16, CARY, NC 27512-9903 Ryerson Holding Corporation Annual Meeting of Stockholders For Stockholders as of March 03, 2023 TIME: Wednesday, April 26, 2023 1:00 PM, Central Time PLACE: Annual Meeting to be held live via the Internet – please visit www.proxydocs.com/RYIfor more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Mark S. Silver and Camilla R. Mach or either of them, as proxies of the undersigned, with full power if substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ryerson Holding Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking and proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF IRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the “Named Proxies” are atorized to vote upon such ther matters that may properly come before the ng or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDEneed not mark any box if you wish to vote in accordance with the Board of Director’s rndation. The “Named Proxies” cannot vote CARD AND MARK ON THE REVERSE SIDE your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY

Corporation Annual Meeting of Stockholders Please make your marks like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. Election of directors 1.01 Kirk K. Calhoun 1.02 Jacob Kotzubei 1.03 Edward J. Lehner 2. The ratification of the appointment of Emst & Young LLP as our independent registered public accounting firm for 2023. 3. The Approval of the second Amended and Restated 2014 Omnibus Incentive Plan. 4.0 Such other business as may properly come before the annual Meeting or any adjournment thereof. YUR VOTE BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR AGAINST ABSTAIN WITHHOLD You must register to attend the meeting online and/or participate at www.proxydocs.com/RYI Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officers signing the Proxy/ Vote Form. Signature (and Title if applicable) Date Signa

RYERSON

Ryerson Holding Corporation Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4 AND 5

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	The election of directors				
		FOR	WITHHOLD		
	1.01 Jacob Kotzubei	☐	☐		FOR
	1.02 Edward J. Lehner	☐	☐		FOR
	1.03 Philip E. Norment	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.	☐	☐	☐	FOR
3.	The approval of the Third Amended and Restated Ryerson Holding Corporation 2014 Omnibus Incentive Plan.	☐	☐	☐	FOR
4.	An amendment to our restated certificate of incorporation to provide for officer exculpation as permitted by Delaware Law.	☐	☐	☐	FOR
5.	The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers.	☐	☐	☐	FOR
6.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.				

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date